Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Suzano S.A.	Suzano Austria GmbH

(Exact name of each registrant as specified in its charter)

Not Applicable	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	The Republic of Austria

(Jurisdiction of incorporation or organization)

2621	2621

(Primary Standard Industrial Classification Code Number)

Not Applicable	Not Applicable

(I.R.S. employer identification number)

Av. Professor Magalhaes Neto, 1,752 10th Floor, Rooms 1010 and 1011 Salvador, Brazil 41 810-012 Telephone: +55 (11) 3503-9000	Fleischmarkt 1 1010 Vienna Austria Telephone: +43 1 205 776 0095

(Address and telephone number of registrant’s principal executive offices)

Suzano Pulp and Paper America, Inc.

800, Corporative Drive, Suite 320

Fort Lauderdale, Florida, 33334

United States

Telephone: +1 (954) 772-7716

(Name, address and telephone number of agent for service)

Copies to:

Juan G. Giráldez, Esq.

Nicolas Grabar, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

+1 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
6.000% Senior Notes Due 2029	U.S.$1,750,000,000	100%	U.S.$1,750,000,000	U.S.$212,100
Guarantee of 6.000% Senior Notes Due 2029	(3)	(3)	(3)	(3)
5.000% Senior Notes Due 2030	U.S.$1,000,000,000	100%	U.S.$1,000,000,000	U.S.$121,200
Guarantee of 5.000% Senior Notes Due 2030	(3)	(3)	(3)	(3)

Notes

(1)

The securities being registered hereby are offered (i) in exchange for the securities described in this prospectus, previously sold in transactions exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act” and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act.

(2)	Calculated pursuant to Rule 457 under the Securities Act. The total registration fee due is U.S.$333,300.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2019

PROSPECTUS

Suzano Austria GmbH

Offers to Exchange

U.S.$1,750,000,000 aggregate principal amount of 6.000% Global Notes Due 2029

U.S.$1,000,000,000 aggregate principal amount of 5.000% Global Notes Due 2030

Unconditionally guaranteed by

Suzano S.A.

Terms of the exchange offers:

•                  We are offering to exchange securities that we sold in private offerings, or the “Old Securities,” for an equal principal amount of new registered securities, or the “New Securities.”

•                  The exchange offers commence on                         , 2019 and expire at 5:00 p.m., New York City time, on                              , 2019, unless we extend them.

•                  You may withdraw a tender of Old Securities at any time prior to the expiration of the exchange offers.

•                  Subject to the conditions described herein, all Old Securities that are validly tendered and not validly withdrawn will be exchanged.

•                  The exchange of Old Securities should not be a taxable exchange for United States federal income tax purposes. See “Taxation—United States Tax Considerations.”  For a discussion of certain Austrian and Brazilian tax considerations, see “Taxation—Austrian Tax Considerations” and “Taxation—Brazilian Tax Considerations,” respectively.

•                  We will not receive any proceeds from the exchange offers. The Old Securities surrendered and exchanged for New Securities will be retired and canceled. Accordingly, the issuance of the New Securities will not result in any increase in our outstanding indebtedness.

•                  The terms of the New Securities to be issued are identical to the Old Securities issued by Suzano Austria GmbH, except for terms with respect to additional interest payments, registration rights and legends reflecting transfer restrictions.

•                  The New Securities will be unconditionally guaranteed by Suzano S.A.

We intend to apply to have the New Securities approved for listing on the New York Stock Exchange, or the “NYSE.”

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the New Securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 13.

Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission in the United States of America, has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2019

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires or as otherwise indicated, references to “Suzano,” the “Company,” or the “Guarantor” mean Suzano S.A. and its consolidated subsidiaries taken as a whole, and references to “Suzano Austria” or the “Issuer” mean Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria. Terms such as “we,” “us” and “our” generally refer to both Suzano and Suzano Austria, unless the context requires otherwise or as otherwise indicated.

We are responsible for the information contained and incorporated by reference in this prospectus. Suzano Austria and Suzano have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither Suzano Austria nor Suzano is making an offer of the New Securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document.

References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, principally under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have based these forward-looking statements largely on our current expectations about future events and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including among other things:

•                  our management and future operation;

•                  the implementation of our principal operational strategies, including our potential participation in acquisitions, joint venture transactions or other investment opportunities;

•                  general economic, political and business conditions, both in Brazil and in our principal export markets;

•                  industry trends and the general level of demand for, and change in the market prices of, our products;

•                  existing and future governmental regulation, including tax, labor, pension and environmental laws and regulations and import tariffs in Brazil and in other markets in which we operate or to which we export our products;

•                  the competitive nature of the industries in which we operate;

•                  our level of capitalization, including the levels of our indebtedness and overall leverage;

•                  the cost and availability of financing;

•                  our compliance with the covenants contained in the instruments governing our indebtedness;

•                  the implementation of our financing strategy and capital expenditure plans;

•                  inflation and fluctuations in currency exchange rates, including reais and the U.S. dollar;

•                  legal and administrative proceedings to which we are or may become a party;

•                  the volatility of the prices of the raw materials we sell or purchase to use in our business;

•                  other statements included in this prospectus that are not historical; and

•                  other factors or trends affecting our financial condition or results of operations, including those factors identified or discussed under “Risk Factors.”

The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “should,” “would,” “will,” “understand” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking information, events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Our actual results and performance may differ substantially from the forward-looking statements included in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The SEC allows us to “incorporate by reference” information filed with and/or furnished to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with and/or furnish to the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

1.              Suzano’s annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 30, 2019 (SEC File No. 001-38755), which we refer to as the “Suzano’s 2018 Form 20-F”, containing our audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, which we refer to as our “Audited Annual Financial Statements”;

2.              Suzano’s submission on Form 6-K furnished to the SEC on June 24, 2019 (SEC File No. 001-38755), containing Suzano’s unaudited condensed consolidated interim financial information as of March 31, 2019;

3.              Fibria’s submission on Form 6-K furnished to the SEC on February 22, 2019 (SEC File No. 001-15018), containing Fibria’s audited consolidated financial statements as of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018, except that the last 6 pages of such Form 6-K, containing Fibria’s management report for the year ended December 31, 2018, are not incorporated by reference herein; and

4.              Any future annual reports of Suzano on Form 20-F filed with, and all reports on Form 6-K that are designated in such reports as being incorporated by reference into this prospectus furnished to, the SEC after the date of this prospectus and prior to the termination of the exchange offers.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests should be directed to Suzanos’s Investor Relations Department located at Avenida Brigadeiro Faria Lima, 1,355, 7th floor, São Paulo, SP, 01452-919, Brazil (telephone: +55 (11) 3503-9000), Attn: Camila Nogueira, Avenida Brigadeiro Faria Lima, 1,355, 7th floor, São Paulo, SP, 01452-919, Brazil (telephone: +55 (11) 3503-9330; fax: +55 (11) 3503-9330; e-mail: ri@suzano.com.br).

v

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-4 under the Securities Act relating to the New Securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the NYSE, 11 Wall St, New York, NY 10005.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company, or “DTC.” By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

PROSPECTUS SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus.  This summary is not complete and does not contain all of the information you should consider before participating in the exchange offers.  You should read carefully the entire prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Suzano Austria

Suzano Austria is a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria, registered under registration number FN 62444f with the companies’ register of the Commercial Court of Vienna, with its corporate seat in Vienna and its business address at 1010 Vienna, Fleischmarkt 1. Suzano Austria is a wholly-owned trading company, with indefinite term of duration, and its corporate purpose is the acquisition, sale and participation of and in other companies. Suzano Austria’s capital is €36,336.42 and divided into quotas, all held and fully paid in by Suzano.

Suzano

Overview

With more than 90 years of experience, we operate mainly in the pulp (paper grade and fluff) and paper (paperboard, printing and writing and tissue) segments. We believe that we are one of the largest vertically integrated producers of pulp and paper in Latin America and, according to Hawkins Wright, Suzano was the second largest producer of eucalyptus pulp in the world and the fourth largest producer of virgin market pulp in the world in 2018 (considering the nominal capacity before the merger of shares (incorporação de ações) (the “Merger”) between us and Fibria). As other Brazilian eucalyptus pulp producers, we have the lowest cost of pulp production in the world. We believe our modern technology of plantation and harvesting and our strategic location for plantation facilities are among our competitive strengths.

We believe we are one of Brazil’s largest paper producers, and based on data from IBÁ, we accounted for nearly 40% of the printing and writing paper and 26% of the paperboard produced in Brazil in 2017. Our share of Brazilian paper production remained unchanged following the Merger, as Fibria did not have any paper production.

Our structure includes administrative offices in Salvador and São Paulo, two integrated pulp and paper production facilities in the state of São Paulo (Suzano and Limeira units), a non-integrated paper production facility in the state of São Paulo (Rio Verde unit), an integrated pulp, paper and tissue facility in the state of Bahia (Mucuri unit), an integrated pulp and tissue facility in the state of Maranhão (Imperatriz unit), and FuturaGene, a biotechnology research and development subsidiary. We own one of the largest distribution structures for paper and graphic products in South America. Following the Merger, we also own pulp production facilities in the state ofEspírito Santo (Aracruz unit), in the state of São Paulo state (Jacareí Unit), one unit with two production lines in Três Lagoas (in the state of Mato Grosso do Sul) and a 50% equity participation in Veracel together with Stora Enso, an industrial unit located in Eunápolis (in the state of Bahia).

Our eucalyptus pulp production satisfies 100% of our requirements for paper production, and we sell the remaining production as market pulp. As of December 31, 2018, our total eucalyptus pulp installed production capacity was 4.6 million tons per year, and our total production volume was 4.8 million tons, of which 3.5 million tons were produced as market pulp and the remainder was used for the production of 1.3 million tons of paper and paperboard.

The scale of our production capacity, the proximity of our planted forests to our mills and the integration of our pulp and paper production process allow us to benefit from substantial economies of scale and low production costs. Our Limeira, Suzano and Rio Verde units are primarily focused on the Brazilian market and are located near the city of São Paulo, the largest consumer market in Brazil according to data from IBÁ and RISI, located approximately 90 km from the port of Santos, an important export hub, and approximately 190 km from our planted forests. Our Mucuri unit is focused primarily on export markets, and is located approximately 320 km from the port of Vitória, approximately 250 km from Portocel, a port specialized in exporting pulp and paper located in the state of Espírito Santo. The Imperatriz unit, in Maranhão, is also focused primarily on export markets and is located approximately 600 km from the port of Itaquí. Exports are carried from our units to the ports by rail, allowing for very competitive transportation costs. The relatively short distances between our planted forests, our mills and most of our Brazilian customers or export facilities provide us with relatively low transportation costs, which in turn results in lower total production costs.

Our shares are traded on the special listing segment of the B3 (Brasil, Bolsa, Balcão), which provides for the highest level of corporate governance in the Brazilian market, and our ADSs are traded on the NYSE.

Recent Developments

Fibria Legal Merger

On April 1, 2019, Suzano approved in an extraordinary shareholders meeting the legal merger of Fibria, with the transfer of all Fibria’s shareholders’ equity to Suzano and Fibria’s subsequent winding up. As a result of the legal merger, Suzano’s name changed to “Suzano S.A.,” and Suzano succeeded to Fibria in all of its rights and obligations.

Market Pulp Production in 2019

On May 9, 2019, Suzano informed its shareholders, investors and the market in general that its market pulp production volume in 2019 is expected to reach between 9.0 and 9.4 million tons, implying a gradual reduction of production during the year when compared to its productive capacity and historical volumes.

Prepayment of Financing Agreements Guaranteed by Export Credit Agencies

On April 29 and April 30, 2019, Suzano voluntarily prepaid U.S.$208.4 million (equivalent to R$822.2 million) related to certain financing agreements that were guaranteed by the export credit agencies with Finnvera and The Swedish Export Credits Guarantee Board (“EKN”).

On June 17, 2019, Suzano voluntarily prepaid the outstanding amount of U.S.$378.7 million (equivalent to R$1,473.0 million) related to certain financing agreements that were guaranteed by the export credit agency Finnvera, initially contracted in May 2016, which maturity date was 2025.

2047 Bond Re-Opening

On May 21, 2019, Suzano Austria issued an additional amount of U.S.$250.0 million (equivalent to R$1,020.3 million) of its 7.000% Senior Notes due 2047, with yield at the rate of 6.245% p.a. and coupon at the rate of 7.0% p.a., to be paid semiannually, in March and September, with maturity on March 16, 2047.

2030 Bond Issuance

On May 21, 2019, Suzano Austria issued an aggregate amount of U.S.$1,000.0 million (equivalent to R$4,081.0 million) of 5.000% Senior Notes due 2030, with yield at the rate of 5.180% p.a. and coupon at the rate of 5.0% p.a., to be paid semiannually, in January and July, with maturity on January 15, 2030.

Early Redemption of Debentures

On May 31, 2019, Suzano redeemed in full its unsecured debentures of its 7th issuance, non-convertible into shares, with maturity on January 7, 2020, by paying the total outstanding amount of R$2,019.6 million, comprising the total balance of the face value per unit of the totality of the debentures of such issuance plus the corresponding remuneration.

Export Prepayment

On June 14, 2019, Fibria International Trade GmbH, a wholly-owned subsidiary of Suzano, entered into a syndicated export prepayment transaction in the amount of U.S.$750.0 million (equivalent to R$2,911.0 million), with a term of six years and grace period of five years. Suzano is the guarantor of the transaction.

On June 14, 2019, Suzano entered into an export prepayment agreement in the amount of R$578.4 million (U.S.$149.0 million), with annual interest payment of 7.70% p.a. and maturing in 2024.

Early Prepayment

On June 17, 2019, Suzano, through its subsidiary Fibria International Trade GmbH, voluntarily prepaid the amount of U.S.$631.1 million (equivalent to R$2,454.7 million), related to an export prepayment agreement, with quarterly interest payments of 1.15% p.a. plus quarterly LIBOR, which was scheduled to mature in 2022.

On June 18, 2019, Suzano, through its subsidiary Fibria International Trade GmbH, voluntarily prepaid the amount of U.S.$156.0 million (equivalent to R$602.3 million), related to an export prepayment agreement, with quarterly interest payments of 1.15% p.a. plus quarterly LIBOR, which was scheduled to mature in 2022.

SUMMARY OF THE EXCHANGE OFFERS

Issuer

Suzano Austria is a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria, registered under registration number FN 62444f with the companies’ register of the Commercial Court of Vienna, with its corporate seat in Vienna and its business address at 1010 Vienna, Fleischmarkt 1. Suzano Austria is a wholly-owned trading company, with indefinite term of duration, and its corporate purpose is the acquisition, sale and participation of and in other companies. Suzano Austria’s capital is €36,336.42 and divided into quotas, all held and fully paid in by Suzano.

Old Securities

Suzano Austria has issued U.S.$1,750,000,000 aggregate principal amount of its 6.000% Senior Notes due 2029, or the “2029 Old Notes.” An aggregate principal amount of U.S.$1,000,000,000 was issued on September 20, 2018, and  a further aggregate principal amount of U.S.$750,000,000 was issued on February 5, 2019.

Suzano Austria has issued U.S.$1,000,000,000 aggregate principal amount of its 5.000% Senior Notes due 2030, or the “2030 Old Notes” and, together with the 2029 Old Notes, the “Old Securities.” The 2029 Old Notes were issued on May 29, 2019.

The 2029 Old Notes and the 2030 Old Notes are unconditionally and irrevocably guaranteed by Suzano.

The 2029 Old Notes and the 2030 Old Notes are unregistered and were issued by Suzano Austria in private placements to certain initial purchasers, who resold such 2029 Old Notes and 2030 Old Notes in offshore transactions and to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act.

New Securities

We are offering new, registered 6.000% Senior Notes due 2029, or the “2029 New Notes” in exchange for the 2029 Old Notes, and new, registered 5.000% Senior Notes due 2030, or the “2030 New Notes” and, together with the 2029 New Notes, the “New Securities,” in exchange for the 2030 Old Notes.

The New Securities will be unconditionally and irrevocably guaranteed by Suzano.

Registration Rights Agreements

When Suzano Austria issued the two series of Old Securities, Suzano Austria and Suzano entered into an exchange and registration rights agreement with the initial purchasers named therein, in which they agreed to use their commercially reasonable efforts to complete exchange offers for those Old Securities on or prior to particular dates.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of Old Securities are entitled to exchange Old Securities for an equal principal amount of New Securities with substantially identical terms, except for terms with respect to additional interest payments, registration rights and legends reflecting transfer restrictions.

The series of New Securities that Suzano Austria will issue in exchange for Old Securities will correspond to the series of Old Securities tendered as follows:

	New Securities	Old Securities	CUSIP / ISIN Restricted Global Note	CUSIP / ISIN Regulation S Global Note

	2029 New Notes	2029 Old Notes	86964WAC6/ US86964WAC64	A8372TAF5/ USA8372TAF50
	2030 New Notes	2030 Old Notes	86964WAG7/ US86964WAG78	A8372TAK4/ USA8372TAK46

You should read the discussion under the heading “Description of the New Securities” for further information about the New Securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process.

Minimum Denomination	The Old Securities may be tendered only in a principal amount of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Principal Amount Outstanding

As of the date of this prospectus, the following amounts of each series are outstanding:

•            U.S.$1,750,000,000 aggregate principal amount of 2029 Old Notes; and

•            U.S.$1,000,000,000 aggregate principal amount of 2030 Old Notes.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the New Securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•                  you are not a broker-dealer who purchased the Old Securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•                  you are not an “affiliate” of Suzano Austria or of Suzano, as that term is defined in Rule 405 of the Securities Act; and

•                  you are acquiring the New Securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the New Securities and you have no arrangement or understanding with any person to participate in a distribution of the New Securities.

If any statement above is not true and you transfer any New Security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act.  We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive New Securities for your own account in exchange for Old Securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of the exchange offers.

Consequences of Failure to Exchange Old Securities

If you do not exchange your Old Securities for New Securities, you will continue to hold your Old Securities. You will no longer be able to require that we register the Old Securities under the Securities Act.  In addition, you will not be able to offer or sell the Old Securities unless:

•            they are registered under the Securities Act; or

•            you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2019, unless we decide to extend the expiration date.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any Old Securities for exchange if:

•            there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•            there is a stop order in effect or threatened with respect to the exchange offers or the indentures governing those securities.

We have not made the exchange offers contingent on holders tendering any minimum principal amount of Old Securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to participate in the exchange offers, you must deliver electronically your acceptance together with your Old Securities through DTC’s Automated Tender Offer Program, or “ATOP,” system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically

Withdrawal Rights

You may withdraw the tender of your Old Securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your Old Securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all Old Securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the New Securities promptly after the expiration of the exchange offers.

Tax Considerations

The exchange of Old Securities for New Securities should not be a taxable exchange for United States federal income tax purposes. See “Taxation—United States Considerations.”  For a discussion of certain Austrian and Brazilian tax considerations, see “Taxation—Austrian Tax Considerations” and “Taxation—Brazilian Tax Considerations,” respectively.

You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses	We will bear all expenses related to consummating the exchange offers and complying with the exchange and registration rights agreement.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. The exchange agent’s address, telephone number and facsimile number are included under the heading “The Exchange Offers—The Exchange Agent.”

Risk Factors

Holders of Old Securities that do not exchange their Old Securities for New Securities will continue to be subject to the restrictions on transfer that are listed on the legends of those Old Securities. These restrictions will make the Old Securities less liquid. To the extent that Old Securities are tendered and accepted in the exchange offers, the trading market, if any, for the Old Securities would be reduced.

We cannot promise that a market for the New Securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the New Securities. This could cause the New Securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition to these risks, there are additional risk factors beginning on page 13.

SUMMARY OF THE TERMS OF THE NEW SECURITIES

Issuer	Suzano Austria GmbH, or “Suzano Austria.”

2029 New Notes Offered	U.S.$1,750,000,000 aggregate principal amount of 6.000% Senior Notes due 2029, or the “2029 New Notes.”

2030 New Notes Offered	U.S.$1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2030, or the “2030 New Notes.”

Form and Terms

The form and terms of each series of New Securities are the same as the form and terms of the Old Securities of the corresponding series, except that:

•            the New Securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer; and

•            holders of the New Securities will not be entitled to some of the benefits of the exchange and registration rights agreement.

The New Securities will evidence the same debt as the Old Securities.

Maturity Date	For the 2029 New Notes: January 15, 2029. For the 2030 New Notes: January 15, 2030.

Interest

For the 2029 New Notes: The 2029 New Notes will bear interest from July 15, 2019, at the rate of 6.000% per annum, payable semi-annually in arrears on each interest payment date.

For the 2030 New Notes: The 2030 New Notes will bear interest from May 29, 2019, at the rate of 5.000% per annum, payable semi-annually in arrears on each interest payment date.

If your Old Securities are accepted for exchange, you will receive interest on the corresponding New Securities and not on such Old Securities. Any Old Securities not tendered will remain outstanding and continue to accrue interest according to their terms.

Interest Payment Dates

For the 2029 New Notes: January 15 and July 15 of each year, commencing on January 15, 2020.  The 2029 New Notes will bear interest from the most recent date on which interest has been paid on the corresponding 2029 Old Notes. If your 2019 Old Notes are accepted for exchange, you will receive interest on the corresponding 2029 New Notes and not on the 2029 Old Notes. Any 2029 Old Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

For the 2030 New Notes: January 15 and July 15 of each year, commencing on January 15, 2020.

Denominations	Suzano Austria will issue the New Securities only in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Registrar, Paying Agent and Transfer Agent	Deutsche Bank Trust Company Americas.

Codes

(a) CUSIP	For the 2029 New Notes: 86964W AF9. For the 2030 New Notes: 86964W AH5.

(b) ISIN	For the 2029 New Notes: US86964WAF95. For the 2030 New Notes: US86964WAH51.

Use of Proceeds	Suzano Austria will not receive any cash proceeds from the issuance of the New Securities.

Indentures

The 2029 New Notes will be issued under a second supplemental indenture to the indenture dated as of September 20, 2018, as amended and supplemented by the first supplemental indenture dated February 5, 2019, by and among Suzano Austria, Suzano, and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent (the “2029 Indenture”).

The 2030 New Notes will be issued under a supplemental indenture to the indenture dated as of May 29, 2019 by and among Suzano Austria, Suzano, and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent (the “2030 Indenture” and, together with the 2029 Indenture, the “Indentures”).

Guarantees	The New Securities will be unconditionally guaranteed by Suzano under the guarantees. See “Description of the New Securities.”

Ranking

The New Securities constitute general senior unsecured and unsubordinated obligations of Suzano Austria that will at all times rank equally among themselves and with all other unsecured unsubordinated indebtedness issued from time to time by Suzano Austria.

The obligations of Suzano under the guarantees constitute general senior unsecured obligations of Suzano that will at all times rank equally among themselves and with all other senior unsecured obligations of Suzano that are not, by their terms, expressly subordinated in right of payment to Suzano’s obligations under the guarantees.

Optional Redemption

Prior to the Par Call Date, Suzano Austria may redeem the New Securities of a series in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date, provided that the New Securities of such series in an aggregate principal amount equal to at least U.S.$ 150 million remain outstanding immediately after the occurrence of any partial redemption of the New Securities. At any time on or after the Par Call Date, Suzano Austria may redeem the New Securities of a series, in whole or in part at a redemption price equal to 100% of the principal amount of the New Securities of such series being redeemed plus accrued and unpaid interest on the principal amount of the New Securities being redeemed to such redemption date. See Description of the New Securities—Optional Redemption—Optional Redemption With a Make-Whole premium.”

Early Redemption at Suzano Austria’s Option Solely for Tax Reasons

The New Securities will be redeemable in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, at any time upon the occurrence of specified events relating to Brazilian, Austrian or other relevant jurisdictions’ tax laws. See “Description of the New Securities—Optional Redemption—Redemption for Taxation Reasons.”

Certain Covenants

The Indentures governing the New Securities contain covenants that, among other things, limit Suzano’s ability and the ability of Suzano’s restricted subsidiaries (including, in certain cases, Suzano Austria) to:

• enter into sale and leaseback transactions;

• enter into transactions with affiliates;

• create liens; and

• consolidate, merge or sell all or substantially all of our assets.

In addition, the Indentures, among other things, require us to provide reports to the Trustee and holders of the New Securities.

These covenants are subject to a number of important exceptions, limitations and qualifications, which are described under “Description of the New Securities.”

Events of Default

For a discussion of certain events of default that will permit acceleration of the principal of the New Securities plus accrued interest, see “Description of the New Securities—Defaults and Remedies—Events of Default.”

Further Issuances

Suzano Austria may from time to time and, without consent of the holders of the New Securities, issue additional notes of the same series and having the same terms in all material respects as the New Securities of a series initially issued in this offering except that the date from which interest will accrue may be different.  See “Description of the New Securities.”

Modification of New Securities, Indentures and Guarantees

The terms of the Indentures, the New Securities and the New Securities guarantees may be modified by Suzano Austria, Suzano and the trustee, in some cases without the consent of the holders of the New Securities. See “Description of the New Securities—Amendments and Waivers.”

Book Entry; Delivery and Form

The New Securities will be issued in book-entry form through the facilities of DTC for the accounts of its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear S.A./N.V., as operator of the Euroclear System, and will trade in DTC’s Same-Day Funds Settlement System.  Beneficial interests in New Securities held in book-entry form will not be entitled to receive physical delivery of certificated New Securities except in certain limited circumstances. See “Book Entry; Delivery and Form.”

Withholding Taxes; Additional Amounts

All payments of principal and interest by Suzano Austria in respect of the New Securities will be made without withholding or deduction for any Brazilian, Austrian or other relevant jurisdictions’ taxes or other governmental charges unless such withholding or deduction is required by law. In the event we are required to withhold or deduct amounts for any taxes or other governmental charges, we will pay such additional amounts as are necessary to ensure that the holders of the New Securities receive the same amount as such holders would have received without such withholding or deduction, subject to certain exceptions. See “Description of the New Securities—Payment of Additional Amounts.”

Governing Law	The Indentures governing the New Securities, the New Securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Listing	Suzano Austria intends to have the New Securities approved for listing on the NYSE. We cannot assure you that the application will be accepted.

Risk Factors

You should carefully consider the risk factors discussed beginning on page 13, the section entitled “Risk Factors” in Suzano’s 2018 Form 20-F, which is incorporated by reference in this prospectus, and the other information included or incorporated by reference in this prospectus, before deciding to invest in the New Securities.

RISK FACTORS

An investment in the New Securities involves a high degree of risk. You should carefully consider the risk factors discussed below and under “Item 3. Key Information—D. Risk Factors” in Suzano’s 2018 Form 20-F incorporated by reference herein, before investing in the New Securities. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of the New Securities could decline due to any of these risks or other factors, and you may lose all or part of your investment. The risks described below are those that we currently believe may adversely affect us. Additional risks or uncertainties not currently known by us, or currently considered immaterial by us, may also significantly affect our business.

Risks Relating to the Exchange Offers

If holders of Old Securities do not participate in the exchange offers, the Old Securities will continue to be subject to transfer restrictions.

Holders of Old Securities that are not registered under the Securities Act who do not exchange their unregistered Old Securities for New Securities will continue to be subject to the restrictions on transfer that are listed on the legends of those Old Securities. These restrictions will make the Old Securities less liquid. To the extent that Old Securities are tendered and accepted in the exchange offers, the trading market, if any, for the Old Securities would be reduced.

Risks Relating to the New Securities

An active trading market for the New Securities may not develop or be maintained.

The New Securities constitute a new issue of securities, for which there is no existing market. Although we intend to use commercially reasonable efforts to list the New Securities on the NYSE, we cannot provide any assurances that the application will be accepted. Further, no assurance can be provided regarding the future development or continuance, as the case may be, of a market for the New Securities, your ability to sell your New Securities, or the price at which you may be able to sell your New Securities. Accordingly, we cannot assure that an active trading market for the New Securities will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the New Securities would have a material adverse effect on the market price and liquidity of the New Securities, and the New Securities may be traded at a discount from their initial offering price.

Any further downgrading of Brazil’s credit rating could adversely affect the price of the New Securities.

We can be adversely affected by investors’ perceptions of risks related to Brazil’s sovereign debt credit rating. Rating agencies regularly evaluate Brazil and its sovereign ratings, which are based on a number of factors, including macroeconomic trends, fiscal and budgetary conditions, indebtedness metrics and the perspective of changes in any of these factors.

Brazil has lost its investment grade sovereign debt credit rating by the three main U.S. based credit rating agencies, Standard & Poor’s, Moody’s and Fitch, which began to review Brazil’s sovereign credit rating in September 2015.

Standard & Poor’s downgraded Brazil’s sovereign debt credit rating from BBB-minus to BB-plus in September 2015, subsequently reduced it to BB in February 2016, maintaining its negative outlook on the rating, citing Brazil’s fiscal difficulties and economic contraction as signs of a worsening credit situation. In January 2018, Standard & Poor’s lowered its rating to BB- minus with a stable outlook in light of doubts regarding this year’s presidential election and pension reform efforts.

In December 2015, Moody’s placed Brazil’s Baa3 sovereign debt credit rating on review and downgraded it in February 2016 to Ba2 with a negative outlook, citing the prospect for further deterioration in Brazil’s indebtedness figures amid a recession and challenging political environment.

Fitch downgraded Brazil’s sovereign credit rating to BB-plus with a negative outlook in December 2015, citing the country’s rapidly expanding budget deficit and worse-than-expected recession, and made a further downgrade in May 2016 to BB with a negative outlook, which it maintained in 2017. In February 2018, Fitch downgraded Brazil’s sovereign credit rating again to BB-negative, citing, among other reasons, fiscal deficits, the increasing burden of public debt and inability to implement reforms that would structurally improve Brazil’s public finances.

Brazil’s sovereign credit rating is currently rated below investment grade by the three main U.S. based credit rating agencies. Consequently, the prices of securities issued by Brazilian companies have been negatively affected. Another Brazilian recession or continued political uncertainty, among other factors, could lead to further ratings downgrades. Any further downgrade of Brazil’s sovereign credit ratings could heighten investors’ perception of risk and, as a result, adversely affect the price of the notes.

We cannot guarantee that the rating agencies will maintain these classifications in relation to Brazilian credit and any downgrade in Brazil’s sovereign credit ratings could increase the risk perception of investments and as a result increase the cost of our future debt issuances and adversely affect the trading price of our securities.

We may incur additional indebtedness, including debt ranking equal to the New Securities and the Guarantees.

The indentures will permit Suzano and Suzano Austria and its subsidiaries to incur additional debt, including debt that ranks on an equal and ratable basis with the notes and the New Securities Guarantees. If Suzano or Suzano Austria or any of their respective subsidiaries incur additional debt or guarantees that rank on an equal and ratable basis with their respective indebtedness or New Securities Guarantees, as the case may be, the holders of that debt (and beneficiaries of those guarantees) would be entitled to share ratably with the holders of the notes in any proceeds that may be distributed upon Suzano’s bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This would likely reduce the amount of any liquidation proceeds that would be available to you.

Suzano’s obligations under the New Securities Guarantees will be junior to the Suzano’s secured debt obligations as well as to other statutory preferences, effectively junior to debt obligations of the Guarantor’s subsidiaries and adversely affected by the solvency or insolvency of the Guarantor’s subsidiaries.

The New Securities Guarantees will constitute senior unsecured obligations of the Guarantor. The New Securities Guarantees will rank equal in right of payment with all of the Guarantor’s other existing and future senior unsecured indebtedness. Although the New Securities Guarantees will provide the holders of the New Securities with a direct, but unsecured, claim on the Guarantor’s assets and property, payment on the New Securities Guarantees under the New Securities will be subordinated to the secured debt of the Guarantor to the extent of the assets and property securing such debt, as well as to other statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses, among others.

Payment on the New Securities Guarantees under the New Securities will also be structurally subordinated to the payment of secured and unsecured debt and other obligations of the Guarantor’s subsidiaries. In the event of a bankruptcy, liquidation or judicial or extrajudicial reorganization of any of the Guarantor’s respective subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment in full of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Guarantor.

Upon a liquidation or reorganization of the Guarantor, any right of the holders of the Securities to participate in the assets of the Guarantor, including the capital stock of its subsidiaries, will be subject to the prior claims of the Guarantor’s secured creditors, as well as to other statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses, and any such right to participate in the assets of the Guarantor’s subsidiaries will be subject to the prior claims of the creditors of its subsidiaries. The indentures include a covenant limiting the ability of the Guarantor and its subsidiaries to create or suffer to exist liens, although this limitation is subject to significant exceptions. In such a scenario, enforcement of the New Securities Guarantees under the New Securities may be jeopardized and noteholders may lose some or all of their investment.

As of March 31, 2019, on a consolidated basis, Suzano had R$60,764.6 million (U.S.$15,593.9 million) aggregate amount of debt outstanding (composed of current and non-current loans and financing and debentures), of which R$5,223 billion (U.S.$1,340 million) was secured.

The Issuer’s ability to make payments on the New Securities depends on its receipt of payments from Suzano. The Issuer is a wholly-owned subsidiary of Suzano and has no substantial assets, but has substantial liabilities, including, as of the date of this prospectus, U.S.$700 million 5.750% Notes maturing on July 14, 2026, U.S.$1,250 million 7.000% Notes maturing on March 16, 2047, U.S.$1,750 million 6.000% Notes maturing on January 15, 2029 and U.S.$1,000 million 5.000% Notes maturing on January 15, 2030. Holders of the New Securities must rely on Suzano’s operations to pay amounts due in connection with the New Securities. The ability of the Issuer to make payments of principal, interest and any other amounts due under the New Securities is contingent on its receipt from Suzano of amounts sufficient to make these payments, and, in turn, on Suzano’s ability to make these payments. In the event that Suzano is unable to make such payments for any reason and in a timely manner, the Issuer will not have sufficient resources to satisfy its obligations under the indentures governing the New Securities.

Brazilian bankruptcy laws may be less favorable to investors than bankruptcy and insolvency laws in other jurisdictions.

If we are unable to pay our indebtedness, including our obligations under the New Securities, we may become subject to bankruptcy proceedings in Brazil. The bankruptcy laws of Brazil currently in effect are significantly different from, and may be less favorable to creditors than, those of certain other jurisdictions. Noteholders may have limited voting rights at creditors’ meetings in the context of a court reorganization proceeding. In addition, in the event of our bankruptcy, all of our debt obligations, including the New Securities Guarantees, which are denominated in foreign currency, will be converted into reais at the prevailing exchange rate on the date of declaration of our bankruptcy by the court. We cannot assure investors that such rate of exchange will afford full compensation of the amount invested in the New Securities plus accrued interest. In addition, our creditors may hold negotiable instruments or other instruments governed by local law that grant rights to attach the assets at the inception of judicial proceedings in the relevant jurisdiction, which attachment is likely to result in priorities benefitting those creditors when compared to the rights of holders of the New Securities.

Brazil’s foreign exchange policy may affect our ability to make money remittances outside Brazil with respect to the New Securities Guarantees.

Under current Brazilian regulations, we are not required to obtain authorization from the Central Bank in order to make payments in U.S. dollars outside Brazil to holders of the New Securities, including under the New Securities Guarantees. However, we cannot assure that these regulations will continue to be in force at the time we may be required to perform our payment obligations under the New Securities or the New Securities Guarantees. If these regulations or their interpretation are modified and an authorization from the Central Bank is required, we would be required to seek an authorization from the Central Bank to transfer the amounts under New Securities or the New Securities Guarantees out of Brazil or, alternatively, make such payments with funds held by us outside Brazil. We cannot assure that such an authorization will be obtained or that such funds will be available. If such authorization is not obtained, we may be unable to make payments to holders of the New Securities in U.S. dollars. If we are unable to obtain the required approvals as needed for the payment of amounts owed by the Guarantor through remittances from Brazil, we may have to seek other lawful mechanisms to effect payment of amounts due under the New Securities. However, we cannot assure you that other remittance mechanisms will be available in the future, and even if they are available in the future, we cannot assure you that payment on the New Securities would be possible through such mechanism.

The interests of our controlling shareholder may conflict with the interests of the holders of the New Securities.

Our controlling shareholder has the power to, among other things, elect a majority of the members of our board of directors and to decide any matters requiring shareholder approval, including related-party transactions, corporate reorganizations and dispositions, and the timing and payment of any future dividends, subject to the requirements of mandatory dividends under Brazilian Corporate Law. Our controlling shareholders may have an interest in making acquisitions, disposals of assets, partnerships, seeking financing or making other decisions that may conflict with the interests of the holders of the New Securities. We have entered into, and we intend to continue to enter into, arm’s-length commercial and financial transactions with our controlling shareholder and related companies. Commercial and financial transactions between related parties and us may result in conflicts of interest, which may adversely affect us. See “Related Party Transactions.”

We may be unable to purchase the New Securities upon a specified change of control event, which would result in an event of default under the indentures governing the New Securities.

The terms of the New Securities will require the Issuer to make an offer to repurchase the New Securities upon the occurrence of a specified change of control event at a purchase price equal to 101% of the principal amount of the New Securities, plus accrued and unpaid interest to the date of the repurchase and additional amounts, if any. Any financing arrangements we may enter into may require repayment of amounts outstanding upon the occurrence of a change of control event. It is possible that we will not have sufficient funds at the time of the change of control to fund the required repurchase of New Securities by the Issuer or that restrictions in our credit facilities and other financing arrangements will not permit the Issuer to effect the required repurchases. See “Description of the New Securities—Certain Covenants— Repurchase of New Securities upon a Change of Control” and “The Offering.”

Judgments of Brazilian courts enforcing the Issuer’s or the Guarantor’s obligations, as applicable, under the New Securities, the indentures governing the New Securities or the New Securities Guarantees would be payable only in reais.

If proceedings are brought in the courts of Brazil seeking to enforce the Guarantor’s obligations under the New Securities Guarantees, the Guarantor would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against the Guarantor in Brazilian courts in respect of any payment obligations under the New Securities Guarantees would be expressed in the real equivalent of the U.S. dollar amount of such sum at the exchange rate in effect (1) on the date of actual payment, (2) on the date on which such judgment is rendered or (3) on the date on which collection or enforcement proceedings are started against us. We cannot assure you that this amount in reais will afford you full compensation of the amount sought in any such litigation.

Enforcement of civil liabilities and judgments against the Issuer, the Guarantor or any of their or our respective directors or officers may be difficult.

The Issuer is a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria. All of its assets are located outside the United States. In addition, the Issuer’s directors are non-residents of the United States, and all or a substantial portion of the assets of such person are or may be located outside the United States.

The Guarantor is a corporation (sociedade por ações) incorporated under the laws of Brazil. A significant portion of our assets and a substantial majority of our operations are located, and a substantial majority of our revenues are derived, outside the United States. In addition, our directors are non-residents of the United States, and all or a substantial portion of the assets of such person are or may be located outside the United States.

As a result of the above, investors may be unable to effect service of process within the United States upon such persons, or to enforce judgments against them obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. There is uncertainty as to whether the courts of Brazil, Austria, or other jurisdictions would enforce (i) judgments of United States courts obtained against the Issuer or us or such affiliated persons, predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in such countries, liabilities against the Issuer or us or such affiliated persons, predicated upon the United States federal and state securities laws. As the United States and Austria do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, a final judgment for payment of money rendered by the courts of the State of New York and the federal courts of the United States may not be enforceable, either in whole or in part, in Austria. See “Enforcement of Judgments.”

We may redeem the New Securities prior to maturity.

The Notes are redeemable at our option in the event of certain changes in applicable taxes and at our option for any other reason. We may choose to redeem those Notes at times when prevailing interest rates may be relatively low. Accordingly, an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

The New Securities Guarantees may not be enforceable if deemed fraudulent and declared void.

The New Securities Guarantees may not be enforceable under Brazilian law. While Brazilian law does not prohibit the granting of guarantees, in the event that we were to become subject to a reorganization proceeding or to bankruptcy, our New Securities Guarantees, if granted up to two years before the declaration of bankruptcy, may be deemed to have been fraudulent and declared void, based upon our being deemed not to have received fair consideration in exchange for the New Securities Guarantees. In the event of a judicial reorganization, the New Securities Guarantees may be declared unenforceable against the Guarantor if a bankruptcy court considers that the Guarantor did not receive fair consideration in exchange for the New Securities Guarantees. Under Brazilian law, a guarantee is considered an accessory obligation to the underlying or principal obligation, and Brazilian law establishes that the nullity of the principal obligation causes the nullity of the accessory obligation. Therefore, a judgment obtained in a court outside Brazil against the Guarantor for enforcement of a guarantee in respect of obligations that have been considered null, may not be confirmed by the Superior Court of Justice of Brazil.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Securities under the exchange offers.

In consideration for issuing the New Securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of Old Securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness.

SELECTED FINANCIAL AND OPERATING INFORMATION

The following tables present a summary of our selected financial and operating data as of the dates and for each of the periods indicated. You should read the following information together with our Audited Annual Financial Statements, including the notes thereto and the information under “Item 5. Operating and Financial Review and Prospects” in Suzano’s 2018 Form 20-F, and our unaudited condensed consolidated interim financial information as of March 31, 2019.

CONSOLIDATED STATEMENT OF INCOME (LOSS) DATA

	For the three-month period ended March 31,			For the year ended December 31,
	2019	2019	2018	2018	2017	2016	2015	2014
	U.S.$ (3)	(in thousands of R$), except per share data

Net sales revenue	1,462,519	5,698,999	2,994,579	13,443,376	10,580,673	9,839,162	10,162,081	7,264,599
Cost of sales	(1,212,537)	(4,724,893)	(1,583,414)	(6,922,331)	(6,496,304)	(6,563,080)	(6,147,395)	(5,355,664)
Gross profit	249,982	974,106	1,411,165	6,521,045	4,084,369	3,276,082	4,014,686	1,908,935

Operating income (expenses)
Selling expenses	(113,250)	(441,303)	(121,957)	(598,726)	(423,325)	(416,310)	(409,986)	(300,796)
General and administrative expenses	(84,883)	(330,765)	(147,353)	(825,209)	(528,974)	(427,100)	(455,629)	(392,761)
Equity in earnings (loss) joint venture and associates	425	1,658	(53)	7,576	5,872	(7,127)	—	—
Other operating income (expenses), net	(4,846)	(18,884)	(9,867)	(96,875)	140,510	(1,150,561)	(104,516)	14,191
Operating profit before net financial income (expenses)	47,428	184,812	1,131,935	5,007,811	3,278,452	1,274,984	3,044,555	1,229,569

Net financial income (expenses)(4)
Financial expenses	(254,781)	(992,804)	(234,273)	(1,500,374)	(1,218,476)	(1,156,204)	(1,255,227)	(1,103,727)
Financial income	38,320	149,322	36,726	459,707	305,778	381,804	304,261	265,351
Derivative financial instruments	(163,455)	(636,934)	68,603	(2,735,196)	73,271	528,839	(630,251)	(57,390)
Monetary and exchange variations, net	(116,952)	(455,727)	(28,406)	(1,066,650)	(179,413)	1,367,281	(2,828,407)	(697,746)

Net income (loss) before taxes	(449,440)	(1,751,331)	974,585	165,298	2,153,470	2,396,704	(1,365,069)	(363,943)
Income taxes
Current	(33,169)	(129,249)	(104,216)	(586,568)	(202,187)	(188,817)	(19,052)	(17,480)
Deferred	167,179	651,448	(64,849)	741,084	(236,431)	(530,072)	454,445	119,917
Net income (loss) for the period	(315,429)	(1,229,132)	805,520	319,814	1,820,994	1,677,815	(929,676)	(261,506)
Result of the period attributed to the controlling shareholders	(314,831)	(1,226,803)	805,520	319,693	1,820,994	1,677,815	(929,676)	(261,506)
Result of the period attributed to non-controlling shareholders	(598)	(2,329)	—	121	—	—	—	—

Basic earnings (loss) per share (1)
Common	(0.24042)	(0.93686)	0.73725	0.29236	1.66804	1.53922	(0.85429)	(0.24071)

Diluted earnings (loss) per share (2)
Common	(0.24042)	(0.93686)	0.73631	0.29199	1.66433	1.53430	(0.85429)	(0.24071)

(1) Basic earnings per share is calculated using the income attributable to controlling shareholders divided by the weighted average number of outstanding common shares.

(2) Diluted earnings per share is calculated based on the results attributable to the controlling shareholders divided by the weighted average number of outstanding common shares, subtracted from the potential dilutive effect generated by the conversion of all common shares. For March 31, 2019, December 31, 2015 and 2014, due to the loss recorded in the period, we do not consider the dilution effect in the calculation.

(3) In thousands of U.S.$, except per share data. For convenience purposes only, amounts in reais for the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

(4) For the years ended on December 31, 2014, 2015, 2016, 2017 and 2018, the Company decided to demonstrate the financial results, according to note 23 Net Financial Result of our unaudited condensed consolidated interim financial information as of March 31, 2019. The Company believes that such practice improves the transparency of the disclosure of financial results in the Statements of Income (loss).

CONSOLIDATED BALANCE SHEET DATA

	As of March 31,		As of December 31,
	2019	2019	2018	2017 (1)	2016	2015	2014
	(in thousands of U.S.$)(2)	(in thousands of R$)
Assets
Current assets
Cash and cash equivalents	794,489	3,095,885	4,387,453	1,076,833	1,614,697	1,477,246	3,686,115
Financial investments	946,244	3,687,230	21,098,565	1,631,505	2,080,615	970,850	—
Trade accounts receivables	900,105	3,507,439	2,537,058	2,297,763	1,548,741	1,842,561	1,207,398
Inventories	2,064,478	8,044,651	1,853,104	1,198,265	1,318,905	1,326,396	1,077,081
Recoverable taxes	242,361	944,407	296,832	300,988	425,758	596,936	475,632
Derivative financial instruments	158,053	615,887	352,454	77,090	367,145	158,930	39,266
Advances to suppliers	26,396	102,857	98,533	86,499	532,655	27,016	9,711
Other assets	82,578	321,781	169,175	119,610	112,952	132,536	114,221
Assets held for sale	84	329	5,718	11,535	—	50,000	—
Total current assets	5,214,788	20,320,466	30,798,892	6,800,088	8,001,468	6,582,471	6,609,424

Non—current assets
Receivables from other related parties	—	—	—	—	13,000	—	—
Recoverable taxes	198,038	771,696	231,498	283,757	349,536	433,070	481,626
Financial investments	45,053	175,559	—	—	—	—	—
Deferred taxes	367,268	1,431,134	8,998	2,606	4,624	2,583	1,143
Derivative financial instruments	195,152	760,448	141,480	56,820	77,035	36,463	20,826
Advances to suppliers	243,446	948,636	218,493	221,555	216,578	251,287	247,779
Judicial deposits	87,830	342,247	129,005	113,613	87,097	61,653	59,499
Other assets (3)	51,891	202,205	93,935	92,441	93,668	79,543	66,415

Biological assets	2,502,821	9,752,742	4,935,905	4,548,897	4,072,528	4,130,508	3,659,421
Property, plant and equipment	10,777,891	41,998,207	17,020,259	16,211,228	16,235,280	16,346,234	16,681,253
Right of Use on lease agreements	1,003,560	3,910,574	—	—	—	—	—
Intangible assets	4,738,690	18,465,253	339,841	188,426	219,588	329,625	292,070
Investments	58,687	228,684	14,338	6,764	873	—	—

Total non—current assets	20,270,327	78,987,385	23,133,752	21,726,107	21,369,807	21,670,966	21,510,032

Total assets	25,485,116	99,307,851	53,932,644	28,526,195	29,371,275	28,253,437	28,119,456

(1) The financial statements as of December 31, 2017, presented for comparison purposes, were adjusted for a better presentation and comparison with the information for the period ended December 31, 2018. The reclassifications in the line item “current assets” did not change the total of “current assets,” nor the total of our “assets.” The reclassifications were made to “other assets” in the amount of R$12,870 million and related to advances for the acquisition of wood for “advances to suppliers.”

(2) For convenience purposes only, amounts in reais for the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

(3) For the years ended on December 31, 2014, 2015, 2016, 2017 and 2018 non-current other assets include non-current other assets and receivables from land expropriation balances derived from Suzano’s 2018 Form 20-F. The Company changed the previous year’s presentation to align balance sheet disclosure with information disclosed in its unaudited condensed consolidated interim financial information as of March 31, 2019. The Company believes that the current presentation is more adequate in light of on the irrelevance of the amounts from this balance sheet account.

CONSOLIDATED BALANCE SHEET DATA (CONTINUED)

	As of March 31,		As of December 31,
	2019	2019	2018	2017	2016	2015	2014
	(in thousands of U.S.$)(2)	(in thousands of R$)
Liabilities
Current liabilities
Trade accounts payables	1,039,104	4,049,078	632,565	621,179	582,918	581,477	501,555
Loans and financing	1,370,570	5,340,700	3,425,399	2,115,067	1,594,720	2,024,964	2,046,899
Debentures	534,320	2,082,084	1,297	—	—	—	—
Lease obligations	129,553	504,828	—	—	—	—	—
Derivative financial instruments	207,499	808,560	596,530	23,819	250,431	281,317	27,152
Taxes payable	58,573	228,240	243,835	125,847	78,175	56,285	54,525
Payroll and charges	77,866	303,419	234,192	196,467	165,030	164,782	141,489
Liabilities for assets acquisitions and subsidiaries	125,153	487,682	476,954	83,155	85,748	91,326	79,092
Dividends payable	2,911	11,343	5,434	180,550	370,998	122	114
Advance from customers	16,349	63,709	75,159	92,545	514,766	32,058	7,822
Other liabilities	86,097	335,494	367,313	280,437	187,088	278,243	208,997
Total current liabilities	3,647,994	14,215,137	6,058,678	3,719,066	3,829,874	3,510,574	3,067,645

Non—current liabilities
Loans and financing	12,492,512	48,679,573	27,648,657	10,076,789	12,418,059	12,892,378	11,965,230
Debentures	1,196,467	4,662,272	4,662,156	—	—	—	—
Lease obligations	901,116	3,511,378	—	—	—	—	—
Derivative financial instruments	541,140	2,108,659	1,040,170	104,077	221,047	353,814	100,116
Liabilities for assets acquisitions and subsidiaries	132,629	516,815	515,558	502,831	609,107	733,538	635,598
Provision for contingencies	905,335	3,527,818	351,270	317,069	246,634	198,559	218,540
Employee benefits	150,083	584,829	430,427	351,263	339,009	263,141	277,463
Deferred taxes	206,134	803,241	1,038,133	1,787,413	1,549,563	1,035,663	1,479,235
Share-based compensation plans	33,765	131,571	124,318	38,320	18,850	42,722	27,619
Other liabilities	54,715	213,206	37,342	12,756	14,143	35,289	32,878
Total non—current liabilities	16,613,894	64,739,362	35,848,031	13,190,518	15,416,412	15,555,104	14,736,679

Total liabilities	20,261,888	78,954,499	41,906,709	16,909,584	19,246,286	19,065,678	17,804,324

Equity
Share capital	2,378,752	9,269,281	6,241,753	6,241,753	6,241,753	6,241,753	6,241,753
Capital reserves	1,638,225	6,383,671	674,221	394,801	203,714	82,966	85,813
Treasury shares	(56,013)	(218,265)	(218,265)	(241,088)	(273,665)	(288,858)	(303,725)
Retained earnings	943,658	3,677,153	2,992,590	2,922,817	1,638,620	701,815	1,852,294
Other reserves	598,702	2,332,963	2,321,708	2,298,328	2,314,567	2,450,083	2,438,997
Retained loss	(311,460)	(1,213,666)	—	—	—	—	—
Non-controlling interest in subsidiaries’ equity	31,364	122,215	13,928	—	—	—	—

Total equity	5,223,228	20,353,352	12,025,935	11,616,611	10,124,989	9,187,759	10,315,132

Total equity and liabilities	25,485,116	99,307,851	53,932,644	28,526,195	29,371,275	28,253,437	28,119,456

(1) The financial statements as of December 31, 2017, presented for comparison purposes, were adjusted for a better presentation and comparison with the information for the period ended December 31, 2018. The reclassifications in the line item “current assets” did not change the total of “current assets,” nor the total of our “assets.” The reclassifications were made to “other assets” in the amount of R$12,870 million and related to advances for the acquisition of wood for “advances to suppliers.”

(2) For convenience purposes only, amounts in reais for the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Other Financial Data

	For the three-month period ended March 31,			Year ended December 31,
	2019	2019	2018	2018	2017	2016	2015	2014
	(in thousands of U.S.$)(1)	(in thousands of R$, unless otherwise indicated)

Gross margin (2)	17.1%	17.1%	47.1%	48.5%	38.6%	33.3%	39.5%	26.3%
Operating margin (3)	3.2%	3.2%	37.8%	37.3%	31.0%	13.0%	30.0%	16.9%
Capital expenditures (4)	384,316	1,497,566	349,003	2,423,698	1,780,302	2,324,338	1,664,898	1,359,178
Depreciation, amortization and depletion	221,591	863,474	384,938	1,563,223	1,402,778	1,403,518	1,419,477	1,216,132
Cash flow provided by (used in):
Operating activities	191,017	744,336	917,322	5,170,850	3,067,859	3,075,539	2,674,785	1,447,602
Investing activities	(1,513,534)	(5,897,788)	(368,023)	(21,962,712)	(1,008,334)	(3,342,484)	(2,557,216)	(1,393,694)
Financing activities	998,464	3,890,714	360,694	20,035,049	(2,612,089)	566,082	(2,601,821)	(173,651)

(1) For convenience purposes only, amounts in reais for the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

(2) The gross margin calculation consists of dividing gross profit by net revenues.

(3) The operating margin calculation consists of dividing operating profit before net financial income (expenses) by net revenues.

(4) Relates to capital expenditures cash invested for the acquisition of property, plant and equipment and intangible assets and biological assets.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Set forth below are the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2018 (together with the related notes, the “Unaudited Pro Forma Condensed Consolidated Financial Information”). The Unaudited Pro Forma Condensed Consolidated Financial Information combines the historical consolidated income statements of Suzano and Fibria giving effect to the Merger described below. The Unaudited Pro Forma Condensed Consolidated Financial Information has been derived from the historical consolidated financial statements of Suzano, which is the acquirer for accounting purposes as well, which are included elsewhere in this prospectus.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been presented for informational purposes only. The Unaudited Pro Forma Condensed Consolidated Financial Information does not purport to represent what the actual consolidated results of operations of Suzano would have been if the Merger had occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations.

On March 15, 2018, Suzano Holding S.A., together with the other controlling shareholdings of Suzano, entered into the Voting Agreement with the controlling shareholdings of Fibria, and Suzano as an intervening party, by which the controlling shareholdings of Suzano and the controlling shareholdings of Fibria agreed to exercise their voting rights so as to effect the combination of the operations and the shareholdings of Fibria and Suzano, by means of a merger of shares (incorporação de ações) under Brazilian law.

In connection with the consummation of the Merger:

•                  Suzano contributed capital to a wholly owned subsidiary (“Holding”), in cash, resulting in the issuance of new shares, all owned by Suzano.

•                  The shares of Fibria were merged into Holding, which issued 553,733,881 common shares and 553,733,881 redeemable preferred shares. One common share and one redeemable preferred share of Holding was exchanged for each share of Fibria. As a result of such merger of shares, Fibria became a wholly owned subsidiary of Holding;

•                  Immediately after issuance of common and redeemable preferred shares, all redeemable preferred shares issued by Holding were redeemed for R$50.20 in cash (as adjusted as of January 3, 2019, the “Merger Closing Date”) per share and immediately cancelled;

•                  At the same time, each common share of Holding was exchanged for 0.4613 shares of Suzano, resulting in the issuance of 255,437,439 shares of Suzano;

•                  Thereafter, Holding legally merged into Suzano and ceased to exist. The share price of R$36.95 used to value the consideration was based on the market price at the time of the acquisition on January 3, 2019. For the purposes of the December 31, 2018 pro forma adjustments related to the consideration paid, we used the January 3, 2019 share price of R$36.95 per share; and

•                  After the conclusion of the Merger, Suzano became the sole shareholder of Fibria.

On April 1, 2019, Suzano S.A. approved in the Extraordinary Shareholders Meeting of the Company the Legal Merger, provided that the share capital of the Company will not change due to the Legal Merger. As a result of the Legal Merger, the Company will succeed Fibria in all of its rights and obligations.

In connection with the Merger, Suzano entered into certain commitment letters with a syndicate of lenders, including BNP Paribas, Coöperatieve Rabobank U.A., JP Morgan Chase Bank, N.A. and Mizuho Bank, Ltd., which acted as lead arrangers on the financing facilities related to the Merger and affiliates of which are the global coordinators and joint bookrunners for the offering of debt securities. Subject to the terms and conditions of these commitment letters, the lenders committed to provide U.S.$2,300.0 million under an export prepayment facility, or the “EPP.”

In June 2018, Suzano also issued R$4,681.1 million in debentures in the Brazilian market to finance a portion of the cash consideration for the Merger, with a maturity in 2026, half of the payments in 2025, yield of 112.5% of CDI p.a. In September 2018, Suzano Austria GmbH issued Senior Notes in the amount of U.S.$1,000.0 million (equivalent to R$3,874.8 million as of December 31, 2018), with interest of 6.0% p.a. and maturing in 2029. In October 2018, Suzano also entered into an Advance on Currency Exchange Contract (ACC), in the amount of U.S.$450.0 million (equivalent to R$1,743.7 million as of December 31, 2018). Furthermore, Suzano obtained U.S.$500.0 million (equivalent to R$1,937.5 million as of December 31, 2018) of Senior Notes issued on November 6, 2018 and U.S.$2,300.0 million (equivalent to R$8,912.0 million as of December 31, 2018) under the EPP. In January 2019, Suzano issued R$4,000.0 million in debentures in the Brazilian market pursuant to the term of commitment, with a maturity in 2019, yield from 103% to 112% of CDI p.a. In addition, Suzano also has credit lines approved with certain financial institutions for the execution of financing agreements in an amount of R$2,648.3 million.

As per the adjustments envisaged in the Merger Agreement entered into by Suzano and Fibria on July 26, 2018, the final value of the adjusted cash installment corresponds to the redemption amount per redeemable preferred share in the Holding Company, which originally was equivalent to fifty-two reais and fifty centavos (R$52.50), (i) less the amount of dividends, interest on equity and other amounts publicly declared and/or paid by Fibria between March 15, 2018 and the January 14, 2019 (“Date of Consummation”) of the Operation, which corresponds to the Interim dividends declared by Fibria in the Extraordinary Shareholders General Meeting held on December 3, 2018 and paid in Brazil on December 12, 2018, in the amount of five reais and three centavos (R$5.03) per share issued by Fibria and (ii) plus two reais and seventy-three centavos (R$2.73), corresponding to the variation in the average daily rate of the Brazilian interbank deposits expressed as an annual percentage, based on two hundred fifty-two (252) business days, calculated and disclosed daily by B3 S.A. — Brasil, Bolsa e Balcão (“DI Rate”), between March 15, 2018 and the Date of Consummation of the Operation (inclusive), considering that between January 10, 2019 (inclusive) and January 14, 2019 (inclusive) the DI Rate was estimated at six point four zero percent (6.40%) per annum. Upon the completion of the Merger, the Fibria Shares and the Fibria ADSs ceased to be traded on the B3 and on the NYSE, respectively.

Suzano S.A.

Unaudited Pro Forma Condensed Statement of Income

Year Ended December 31, 2018

(in millions of Reais, except per share data)

			Pro Forma
	Suzano	Fibria	Adjustments	Pro Forma	Note

Net sales revenue	13,443.4	18,264.5	—	31,707.9
Cost of sales	(6,922.3)	(9,904.4)	(668.2)	(17,494.9)	2.(c)/(e)/(i)
Gross profit	6,521.1	8,360.1	(668.2)	14,213.0

Operating incomes (expenses)
Selling expenses	(598.7)	(812.8)	(821.0)	(2,232.5)	2.(d)
General and administrative expenses	(825.2)	(392.1)	(4.1)	(1,221.4)	2.(i)
Equity in earnings of associates	7.6	0.6	—	8.2
Other operating expenses, net	(96.9)	(434.4)	(2.0)	(533.3)	2.(e)
	(1,513.2)	(1,638.7)	(827.1)	(3,979.0)

Operating profit before net financial income (expenses)	5,007.9	6,721.4	(1,495.3)	10,234.0

Net financial income (expenses)
Financial income	459.7	365.4	—	825.1
Financial expenses	(5,302.2)	(3,271.3)	(1,365.2)	(9,938.7)	2.(l)
	(4,842.5)	(2,905.9)	(1,365.2)	(9,113.6)

Net income before income taxes	165.4	3,815.5	(2,860.5)	1,120.4

Income taxes	154.5	(755.9)	972.6	371.2	2.(m)

Net income for the period	319.9	3,059.6	(1,887.9)	1,491.6

Attributable to
Shareholders of the Company	319.80	3,051.90	(1,887.9)	1,483.8
Non-controlling interests	0.1	7.7		7.8

Basic earnings per share	0.29236	—	—	1.10001	2.(n)

Diluted earnings per share	0.29199	—	—	1.09887	2.(n)

1. Basis of Presentation

The pro forma condensed consolidated financial information has been derived from the audited historical consolidated financial statements of Suzano and Fibria for the year ended December 31, 2018. The historical financial statements of Suzano are incorporated by reference elsewhere in this prospectus, the historical financial statements of Fibria are incorporated by reference elsewhere in this prospectus, and the Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, such historical financial statements and the related notes contained therein. The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and actual results may differ from the pro forma adjustments. However, management believes that these estimates and assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions and that the pro forma adjustments are factually supportable and give appropriate effect to those estimates and assumptions.

The pro forma adjustments have been prepared as if the Merger Closing Date had taken place on January 1, 2018, in the case of the unaudited pro forma condensed statements of income.

2. Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Suzano would have been had the Merger been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Suzano has performed a preliminary valuation analysis of the fair market value of Fibria’s assets to be acquired and liabilities to be assumed. Using the total consideration for the Merger, Suzano has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as if the Merger Closing Date had been December 31, 2018 (in millions of reais):

Cash consideration	27,797.4
Issuance of shares (Suzano)	9,438.4

Total consideration	37,235.8	(a)

Book value of Fibria’s shareholders’ equity	14,149.0
Elimination of book value of existing goodwill, net of the deferred income taxes	(3,495.1)
Mandatory minimum dividends (eliminated balance)	724.8

Book value of Fibria’s shareholders’ equity, net of goodwill	11,378.7

Adjustments to fair value
Inventories	2,178.9	(b)
Property, plant and equipment	9,445.3	(c)
Customer relationships	9,030.8	(d)
Port Assets	749.1	(e)
Possible loss contingencies	(2,970.5)	(f)
Loans and financing	(59.9)	(g)
Taxes recoverable	(235.8)	(h)
Other assets and liabilities, net	368.6	(i)
Deferred taxes, net	(546.5)	(j)

Total fair value impacts	17,960.0

Total pro forma goodwill	7,897.1	(k)

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma income statement. The final purchase price allocation will be determined when Suzano has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as contracts with customers and suppliers, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

The pro forma adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of these transactions will differ from the pro forma adjustments. We have only included material adjustments that are directly attributable to the Merger, factually supportable and, with respect to the statement of income, expected to have a continuing impact on the consolidated results. A general description of the Merger and adjustment is provided as follows:

(a)         Consideration paid was based on the terms of the transaction considering that all holders of Fibria Shares will receive Suzano Shares and cash as offered in the Merger. Consideration consists of R$27,797.4 million to be paid in cash plus 255,437,439 million Suzano Shares issued on the Merger Closing Date.  In this Unaudited Pro Forma Condensed Consolidated Financial Information, the Suzano Shares issued have been valued using the January 3, 2019 quoted market price of R$36.95 per share.

(b)         The fair value was determined based on the estimated selling price of the inventory less selling expenses and a profit margin on such expenses. We do not expect the increase to have a continuing impact; therefore, fair value adjustment is not included in the statement of income.

(c)          The land was valued using the market approach method based on price generated by market transactions. The other fixed assets were valued using the cost method, which is based on the principle of substitution, using the cost to replace assets adjusted to inflation rate as an indicator of their fair value. The related increase in depreciation expense, assuming a remaining depreciation expense of R$603.5 million for the year ended December 31, 2018 is allocated as Cost of Sales. The depreciation is calculated using the straight-line method over the estimated remaining useful lives of the related property, plant and equipment. The calculation of the depreciation expense adjustment is as disclosed below:

	(in millions of reais)		Estimated Depreciation Expense
	Fair value adjustment	Useful lives (in years)	Year Ended December 31, 2018
Buildings	1,727.3	30	57.9
Machinery, equipment and facilities	5,005.8	10	523.6
Others	74.6	3	22.0
			603.5

(d)         In order to determine the fair value adjustment in the customer portfolio at December 31, 2018, the income approach and the Multi PeriodExcess Earnings Method (“MPEEM”) method were used to measure the present value of the income that will be generated during the remaining useful life of the asset. Considering the 5-year history of Fibria’s sales data and the churn rate that measures customer satisfaction and customer permanence in the portfolio, the adjustment was calculated using estimated discounted cash flows. The amortization is calculated using the straight-line method over the expected life of the customer relationship (11 years).The related amortization expense of R$821.0 million for the year ended December 31, 2018 is allocated in Selling Expense.

(e)          Fibria has concession contracts and port assets to assist in port operations in Brazil. The fair value calculation of these assets was calculated using the income approach, the MPEEM method that measures the present value of the income that will be generated during the remaining useful life of the asset and method of direct cost differential. The amortization is calculated using the straight-line method over the expected life of the related contracts and port assets, which have an average useful life of 23.5 years. The related amortization expense of R$31.5 million for the year ended December 31, 2018 is allocated as follows:

	(in millions of reais)		Estimated Amortization Expense
	Fair value adjustment	Useful life (in years)	Year Ended December 31, 2018
Amortization of port assets contracts	694.0	23.5	29.5
Allocated in cost of sales	694.0	23.5	29.5

Amortization of port concession	55.1	23.5	2.0
Allocated in Other operating (expenses) income	55.1	23.5	2.0

Total	749.1	23.5	31.5

(f)           According to business combinations accounting, all contingencies of Fibria, regardless of the probability of the loss must be accounted for at fair value. The preliminary fair value adjustment was calculated by  Suzano’s management assisted by an independent appraiser and external lawyers considering the probability of the loss and experience of actual payment.

(g)          Adjustment to fair value of loans and financing was calculated based on the fair value of the bonds, based on the quotation of the security in the secondary market, and the adjustment to present value considering the market rate at the base date.

(h)         The measurement of the fair value of various types of recoverable taxes was based on the estimated future recovery year, discounted using the estimated Selic rate for the period between 2019 and 2024. Considering the significant variation in the annual realization of the taxes, no income statement adjustment was recorded. If amortization of the fair value adjustment were to be on a straight line basis over the six year period, additional financial income of R$39.3 million per year would be recognized in the pro forma income statement.

(i)             In other net assets and liabilities, including supply contracts, accounts receivable, advances to suppliers, cultivars (plant projects that were improved due to human intervention) and softwares the income evaluation methodology, the present value and the direct cost differential were used  to calculate the fair value of such assets and liabilities. We do not expect all adjustments to have a continuing impact, therefore, the fair value adjustments are not included in the pro forma income statement, except for the following amortization:

	(in millions of reais)
	Estimated Depreciation Expense
	Fair value adjustment	Useful life (in years)	Year Ended December 31, 2018
Supply contract	115.0	7.8	14.8
Cultivars	142.7	7.0	20.4
Allocated in cost of sales	257.7	14.8	35.2

Software	20.5	5.0	4.1
Allocated in General and Administrative expenses	20.5	5.0	4.1

(j)            Deferred income tax on fair value adjustments of assets in Veracel and Portocel.

(k)         The factors that make up the final goodwill amount are expected to include mostly synergies from combining operations for cost savings in fields such as forestry, logistics, selling, general and administrative expenses and procurement, which will increase the parties’ competitiveness both in Brazil and overseas. The Company believes that all these initiatives could generate synergies and cash saving in the amount close to the goodwill.

(l)             It is assumed that as of December 31, 2018 the cash consideration of R$27,797.4 million will be paid as follows (in millions of reais):

(in millions of reais)
Cash consideration	27,797

(-) Senior Notes issued on September 17, 2018 (U.S.$1,000)	(3,874.8)
(-) Debentures issued on June 29, 2018	(4,681.1)
(-) Advances on Currency Exchange Contracts (ACCs) (U.S.$450)	(1,743.7)
(-) Senior Notes issued on November 6, 2018 (U.S.$500)	(1,937.5)
(-) EPP (U.S.$2.300)	(8,912.0)
(-) Debentures issued on January 7, 2019	(4,000.0)
(-) Secured credit line with financial Institutions in BRL	(2,648.3)
Resources obtained by Suzano	(27,797.4)

For purposes of the pro forma income statement, financial expenses were calculated for the total of the consideration amounting to R$27,797.4 million.

The related financial expense was R$1,365.2 million for the year ended December 31, 2018. It is assumed that the secured credit line would bear interest at LIBOR plus approximately 2.0% p.a. in USD which is assumed equivalent to a nominal interest rate of 4.9% p.a., without considering any exchange rate variation impacts for the variation of the real (Suzano’s functional currency) against the U.S. dollar.

(m)     Reflects the income tax effect on the pro forma income statements based on the statutory rate of Brazilian income tax and social contribution of 34%.

(n)         The basic and diluted earnings per share were adjusted considering the issuance of 255,437,439 shares of Suzano, as shown below:

	In millions, except for per share data
	Year Ended
	December 31, 2018
	Basic	Diluted
Weighted average number of shares	1,093.5	1,094.9
Shares issued by Holding (Suzano)	255.4	255.4
Total pro forma weighted average number of shares	1,348.9	1,350.3

Pro forma net (loss) income attributable to Shareholders of Suzano	1,483.8	1,483.8

Pro forma earnings per share (R$)	1.10001	1.09887

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following discussion of our consolidated financial condition and results of operations should be read together with our unaudited condensed consolidated interim financial information as of March 31, 2019, incorporated by reference herein, in addition to the information under “Selected Financial Data.”

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from those discussed in the forward-looking statements for several reasons, including, without limitation, the risks described in “Forward-Looking Statements,” “Item 3D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in Suzano’s 2018 Form 20-F incorporated by reference herein.

New accounting Pronouncements

The following accounting standards and interpretations have been issued and approved by the International Accounting Standards Board (“IASB”). They came into force on, and are effective for periods from January 1, 2019.

IFRS 16 — Leasing Operations

Suzano adopted the accounting standard IFRS 16 and elected to apply IFRS 16 retrospectively with the cumulative effect of adoption recorded at the date of initial application. Accordingly, comparative periods were not restated. As a result, we recognized on January 1, 2019 the amounts corresponding to the right-of-use of current contracts, in amounts equivalent to the present value of obligations assumed with the counterparties. The amortization of these balances will occur according to the terms defined for the leases.

In addition, Suzano recognized the residual value of the right to use the contracts previously classified as financial leases under IAS 17 and which were recognized in the Property, Plant and Equipment Assets group until December 31, 2018, being reclassified the amount of R$89,338 in the initial adoption.

On January 1, 2019 in the adoption of the IFRS 16 standard, Suzano recognized the amount of R$4,019.3 million as lease liabilities for contracts under the IFRS 16 definition of lease. Such liabilities were recorded under “Lease obligations” balance (current and non-current), not being characterized as debt. Most of the impact refers to land lease (R$2,072.9 million), followed by leasing of ships (R$1,656.3 million). For further details, please refer to note 18 of the unaudited condensed consolidated interim financial information as of March 31, 2019.

Results of Operations — Three-month period ended March 31, 2019 compared to period ended March 31, 2018

The following discussion of our results of operations is based on our Audited Annual Financial Statements and our unaudited condensed consolidated interim financial information as of March 31, 2019 and presented in accordance with IAS 34 Interim Financial Reporting, as issued by IASB. References to increases or decreases in any year or period are made by comparison with the corresponding prior year or period, except as the context otherwise indicates.

Three-month period ended March 31, 2019 compared to three-month	For the three-month period ended March 31,
period ended March 31, 2018	2019	2019	2018
	U.S.$ (3)	(in thousands of R$), except per share data

Net sales revenue	1,462,519	5,698,999	2,994,579
Cost of sales	(1,212,537)	(4,724,893)	(1,583,414)
Gross profit	249,982	974,106	1,411,165

Operating income (expenses)
Selling expenses	(113,250)	(441,303)	(121,957)
General and administrative expenses	(84,883)	(330,765)	(147,353)
Equity in earnings of associates	425	1,658	(53)
Other operating income (expenses), net	(4,846)	(18,884)	(9,867)
Operating profit before net financial income (expenses)	47,428	184,812	1,131,935

Net financial income (expenses)
Financial expenses	(254,781)	(992,804)	(234,273)
Financial income	38,320	149,322	36,726
Derivative financial instruments	(163,455)	(636,934)	68,603
Monetary and exchange variations, net	(116,952)	(455,727)	(28,406)
Net income before taxes	(449,440)	(1,751,331)	974,585
Income taxes
Current	(33,169)	(129,249)	(104,216)
Deferred	167,179	651,448	(64,849)
Net income for the period	(315,429)	(1,229,132)	805,520
Income (loss) for the period attributed to the controlling shareholders	(314,831)	(1,226,803)	805,520
Income for the period attributed to non-controlling shareholders	(598)	(2,329)	—

Basic earnings (loss) per share (1)
Common	(0.24042)	(0.93686)	0.73725

Diluted earnings (loss) per share (2)
Common	(0.24042)	(0.93686)	0.73631

(1) Basic earnings per share is calculated using the income attributable to controlling shareholders divided by the weighted average number of outstanding common shares.

(2) Diluted earnings per share is calculated based on the results attributable to the controlling shareholders divided by the weighted average number of outstanding common shares, subtracted from the potential dilutive effect generated by the conversion of all common shares. Due to the loss recorded in the period, we do not consider the dilution effect in the calculation

(3) In thousands of U.S.$, except per share data. For convenience purposes only, amounts in reais in the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

As of the date of the Merger with Fibria on January 3, 2019, Suzano determined the fair value of the Fibria assets and liabilities acquired in the business combination and recorded the fair value of such assets and liabilities in Suzano’s books. For local regulatory purposes the fair value is required to be segregated between the historical cost in the stand alone books of Fibria and the difference in the Fibria standalone historical cost and the fair value adjustments to the specific fair value adjustments. The fair value adjustments represent the difference in the fair value of Fibria assets and liabilities at the acquisition date and the historical cost in the stand alone Fibria books, as described on footnote 1.1 of our unaudited condensed consolidated interim financial information as of March 31, 2019. As required under local regulation, Suzano presented the impacts of such fair value adjustments in the statement of income included in the unaudited condensed consolidated interim financial information as of March 31, 2019 as Fibria and Suzano were two separate legal entities. As of April 1, 2019, the legal merger of Fibria and Suzano became effective and it was no longer required to present the separate impacts of the fair value adjustments.

As a result of the Business Combination with Fibria, Suzano is presenting the impact of the fair value adjustments amortization for the three-months period ended March 31, 2019 in our unaudited condensed consolidated interim financial information as of March 31, 2019 as follows:

For the three-month period ended March 31, 2019
(in million of R$)
Cost of sales
Fair value adjustment on acquisition of Fibria — Amortization	(1,359.8)
Selling expenses
Fair value adjustment on acquisition of Fibria — Amortization	(205.2)
General and Administrative expenses
Fair value adjustment on acquisition of Fibria — Amortization	(1.0)
Other operating (expenses) income
Fair value adjustment on acquisition of Fibria — Amortization	(0.6)

Fair value adjustment on acquisition of Fibria - Amortization (a)	(1,566.6)

(a) See the condensed consolidated interim statements of cash flows of our unaudited condensed consolidated interim financial information as of March 31, 2019.

Net sales revenue

Suzano’s net sales revenue increased 190.3%, or R$2,704.4 million, from R$2,994.6 million in the three-month period ended March 31, 2018 to R$5,699.0 million in the corresponding period in 2019, mainly due to (i) the consolidation of Fibria, which had net revenues of R$3,693.2 million in the three-month period ended March 31, 2018 (ii) a decrease in pulp prices in U.S. dollars, (iii) depreciation of the average real against the U.S. dollar, (iv) 30% drop in pulp sales volume when compared to the volume of the combined operation of Fibria and Suzano in the three-month period ended March 31, 2018 against the volume of Suzano in the three-month period ended March 31, 2019 and (v) increase in paper revenue as result of higher prices.

Suzano’s net sales revenue from pulp increased 121.6%, or R$2,525.7 million, from R$2,076.3 million in the three-month period ended March, 2018 to R$4,602.0 million in the corresponding period in 2019, mainly due to (i) the consolidation of Fibria, which had net revenues from pulp of R$3,668.0 million in the three-month period ended March 31, 2018, (ii) a decrease in pulp prices in U.S. dollars and (iii) 30% drop in pulp sales volume when compared to the volume of the combined operation of Fibria and Suzano in the three-month period ended March 31, 2018 against the volume of Suzano in the three-month period ended March 31, 2019. Suzano’s net sales revenue from pulp represented 69.3% of total net sales revenue in the three-month period ended March 31, 2018, compared to 80.8% in the corresponding period in 2019. Suzano’s net sales revenue from pulp exports increased 115.6%, or R$2,196.7 million in 2019, from R$1,899.8 million in the three-month period ended March 31, 2018 to R$4,096.5 million in the corresponding period in 2019, mainly due to (i) the consolidation of Fibria, which had net revenues from pulp exports of R$3,320.4 million in the three-month period ended March 31, 2018, and (ii) a 31% drop in pulp sales volume when compared to the volume of the combined operation of Fibria and Suzano in the three-month period ended March 31, 2018 against the volume of Suzano in the three-month period ended March 31, 2019. Net revenues from pulp exports represented 71.9% of total net revenues in the three-month period ended March 31, 2019 (30.8% from Asia, 27.3% from Europe, 13.6% from North America and 0.2% from South and Central America and Africa).

Suzano’s average international net sales price of pulp in the three-month period ended March 31, 2019 decreased 4.3%, or U.S.$30.8/ton, from U.S.$718.9/ton in the three-month period ended March 31, 2018 to U.S.$688.2/ton in the corresponding period in 2019. In the domestic market, Suzano’s average net pulp sales price increased 15.1%, or R$330.1/ton, from R$2,179.2/ton in three-month period ended March 31, 2018 to R$2,509.3/ton in the corresponding period in 2018.

Suzano’s net sales revenue from paper increased 19.5%, or R$178.7 million, from R$918.3 million in the three-month period ended March 31, 2018 to R$1,097.0 million in the corresponding period in 2019. Net sales revenue from paper represented 30.7% of total net sales in the three-month period ended March 31, 2018, compared to 19.2% in the corresponding period in 2019. The increase in net sales revenue from paper in the three-month period ended March 31, 2018 compared to the corresponding period in 2019 is largely due to a price increase. Net revenues from paper exports represented 5.1% of total net revenues in the three-month period ended March 31, 2019 (2.3% from South and Central America, 0.9% from Europe, 1.2% from North America and 0.6% from Asia and Africa). Suzano’s net sales revenue from paper in the domestic market increased 28.8%, or R$180.5 million, from R$627.2 million in the three-month period ended March 31, 2018 to R$807.7 million in the corresponding period in 2018, impacted mainly by price increase due to exchange rate variation and volume.

The average international net paper sales price in 2019 increased 4.8%, or U.S.$44.5/ton, from U.S.$918.4/ton in the three-month period ended March 31, 2018 to U.S.$963.0/ton in the corresponding period in 2019. In the domestic market, the average net paper sales price increased 23.3%, or R$773.6/ton, from R$3,323.9/ton in the three-month period ended in March 31, 2018 to R$4,097.5/ton in the corresponding period in 2019.

Cost of sales

Suzano’s total cost of sales increased 198.4%, or R$3,141.5 million, from R$1,583.4 million in the three-month period ended March 31, 2018 to R$4,724.9 million in the corresponding period in 2019, mainly due to (i) the consolidation of Fibria, which had cost of sales of R$2,205.1 million in the three-month period ended March 31, 2018, (ii) R$1,359.8 million of amortization of the fair value adjustment on acquisition of Fibria, (iii) increase of R$671.2 million in variable cost, (iv) increase of depreciation, amortization and depletion of R$498.5 million, (v) higher concentration of general maintenance downtimes and (vi) reduced benefits from the Reintegra program in the three-month period ended March 31, 2019 compared to the same period in 2018.

Additionally, cost excluding downtimes increased by R$80.0/ton from R$587/ton in the three-month period ended March 31, 2018 to R$667/ton in the three-month period ended March 31, 2019 mainly due to (i) the consolidation of Fibria, which had cash cost of R$708/ton in the three-month period ended March 31, 2018, (ii) a higher fixed cost caused by lower production volume; (iii) a higher wood cost due to supply mix and higher average radius and (iv) higher prices of inputs, especially natural gas. These effects were partially offset by better results from energy sales which, in turn, were caused by the increase in prices and sales volumes.

Gross profit

Suzano’s gross profit decreased 31.0%, or R$437.1 million, from R$1,411.2 million in the three-month period ended March 31, 2018 to R$974.1 million in the corresponding period in 2019, due to the factors mentioned above and due to the consolidation of Fibria, which had gross profit of R$1,488.0 million in the three-month period ended March 31, 2018. Suzano’s gross margin in the three-month period ended March 31, 2018 was 47.1% compared to 17.1% in the corresponding period in 2019. This decrease is mainly due to the factors mentioned above and the consolidation of Fibria, which had gross margin of 40.3% in the three-month period ended March 31, 2018.

Selling, general and administrative expenses

Suzano’s, selling expenses increased 261.7%, or R$319.3 million, from R$122.0 million in the three-month period ended March 31, 2018 to R$441.3 million in the corresponding period in 2019. The main variation is due to (i) the consolidation of Fibria, which had selling expenses of R$184.8 million in the three-month period ended March 31, 2018, (ii) R$205.2 million amortization of the fair value adjustments on acquisition of Fibria and (iii) an increase of R$58.3 million in logistics cost in the three-month period ended March 31, 2019 compared to the same period in 2018.

Suzano’s general and administrative expenses increased 124.4%, or R$183.4 million, from R$147.4 million in the three-month period ended March 31, 2018 to R$330.8 million in the corresponding period in 2019. The variation is due to (i) the consolidation of Fibria, which had general and administrative expenses of R$74.0 million in the three-month period ended March 31, 2018, (ii) an increase of R$94.5 million in personnel expenses, (iii) increase of R$38.9 million in services and (iv) increase of R$43.2 million in other expenses that includes corporate expenses, insurance, materials (use and consumption), social projects and donations, expenses with travel and accommodation in the three-month period ended March 31, 2019 compared to the same period in 2018.

Other operating income (expenses), net

Suzano’s other operating income (expenses), net was a loss of R$9.9 million in the three-month period ended March 31, 2018, compared to a loss of R$18.9 million in the same period in 2019. The fluctuation is mainly due to: (i) the consolidation of Fibria, which had other operating income and expense, net of R$66.3 million in the three-month period ended March 31, 2018, (ii) a decrease of R$6.3 million in results from sales and disposal of property, plant and equipment and biological assets (iii) R$0.6 million amortization of the fair value adjustments on acquisition of Fibria, (iv) R$3.3 million provision for loss of judicial deposits and (v) insurance reimbursement of R$6.5 million in the three-month period ended March 31, 2019 compared to the same period in 2018.

Operating profit before net financial income (expenses)

Suzano’s operating profit before net financial income (expense) decreased 83.7%, or R$947.1 million, from R$1,131.9 million in the three-month period ended March 31, 2018 to R$184.8 million in the corresponding period in 2019, due to (i) the consolidation of Fibria, which had income before financial income and expenses of R$1,163.0 million in the three-month period ended March 31, 2018 and (ii) the facts mentioned above. Suzano’s operating margin in the three-month period ended March 31, 2018 was 37.8% compared to 3.2% in the corresponding period in 2019.

Net financial income (expenses)

Suzano’s net financial income (expenses) increased R$1,778.7 million, from a loss of R$157.4 million for the three-month period ended March 31, 2018 to a loss of R$1,936.1 million in the corresponding period in 2019. This increase was largely due to (i) the consolidation of Fibria, which had net financial result (expense) of R$270.1 million in the three-month period ended March 31, 2018, (ii) an increase in interest on loans and financing of R$651.6 million, (iii) a decrease in the result of derivative financial instruments in the amount of R$705.5 million, (iv) a decrease in exchange variation on loans and financing of R$267.6 million and (v) a decrease in monetary and exchange variations — other assets and liabilities of R$159.7 million, which includes the effects of exchange rate variations of customers, suppliers, cash and cash equivalents, financial investments and others in the three-month period ended March 31, 2019 compared to the same period of 2018.

Net income (loss) before taxes

Suzano’s net income (loss) before taxes decreased R$2,725.9 million, from a gain of R$974.6 million in the three-month period ended March 31, 2018 to a loss of R$1,751.3 million in the same period in 2019. This result was largely impacted by the factors mentioned above.

Income taxes

Suzano’s income taxes increased R$691.3 million, from an expense of R$169.1 million in the three-month period ended March 31, 2018, as compared to an income tax gain of R$522.2 million during the corresponding period in 2019. This increase was largely due to (i) the consolidation of Fibria, which had income taxes expenses of R$277.8 million in the three-month period ended March 31, 2018 and (ii) the fact that in the three-month period ended March 31, 2019 the effective rate of income and social contribution tax expenses increased to 29.8% compared to 17.3% in the same period of 2018, mainly due to director bonus and subsidiaries taxation as described in Note 11.1 of our unaudited condensed consolidated interim financial information as of March 31, 2019.

Net income (loss) for the period

Suzano’s net income decreased R$2,034.6 million, from net income of R$805.5 million in the three-month period ended March 31, 2018 to a net loss of R$1,229.1 million during the corresponding period in 2019. This result was mainly due to the factors mentioned above.

Indebtedness

As of March 31, 2019, our total consolidated outstanding indebtedness (which includes current and non-current loans and financing and current and non-current debentures) was R$60,764.6 million, of which R$7,422.8 million represented current indebtedness, of which R$5,340.7 million refers to current indebtedness from loans and financing and R$2,082.1 million refers to current indebtedness related to debentures and R$53,341.9 million represented non-current indebtedness, of which R$48,679.6 million refers to non-current indebtedness from loans and financing and R$4,662.3 million refers to non-current indebtedness related to debentures. Below is a description of our consolidated financings and loans:

		Average	Current		Non-current		Total
Type	Interest rate	annual interest rate - %	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018	March 31, 2019	December 31, 2018
			(in thousands of R$)
In foreign currency
BNDES	UMBNDES	6.5	27,079	21,577	46,117	139,940	73,196	161,517
Bonds	Fixed	5.8	223,270	216,624	21,577,076	11,189,403	21,800,346	11,406,027
Syndicated Loan	US$/Libor	3.7	36,484	37,546	11,855,056	11,787,588	11,891,540	11,825,134
Finnvera/EKN (Export Credit Agencies)	Libor	3.7	456,595	236,385	1,733,440	560,689	2,190,035	797,074
Financial lease	US$			5,608		12,617		18,225
Export credits ACC	Libor/Fixed	3.8	2,947,747	1,896,717	2,257,073	274,673	5,204,820	2,171,390
Others (Loans)	Libor		3,072				3,072

			3,694,247	2,414,457	37,468,762	23,964,910	41,163,009	26,379,367

In local currency
BNDES	TJLP	9.1	257,310	28,867	1,678,253	183,269	1,935,563	212,136
BNDES	Fixed	5.5	48,140	26,119	104,530	95,034	152,670	121,153
BNDES	SELIC	7.7	69,170		729,931		799,101
FINAME	Fixed	5.4	4,228	970	9,672	2,010	13,900	2,980
BNB	Fixed	6.4	30,171	25,038	183,210	191,976	213,381	217,014
CRA (Agribusiness Receivables Certificates)	CDI/IPCA	6.5	893,579	789,892	5,707,304	1,588,986	6,600,883	2,378,878
Export credit note	CDI	7.4	111,763	93,001	1,315,982	1,327,378	1,427,745	1,420,379
Rural Producer Certificate	CDI	7.4	1,740	6,809	273,098	273,029	274,838	279,838
Export credits -prepayment	Fixed	8.3	5,826		735,838		741,664
FCO (Central West Fund) (i), FDCO (Central West Development Fund) (ii) e FINEP	Fixed	4	173,848	7,725	465,136	5,135	638,984	12,860
Others (Revolving Cost, Working capital e FDI)	Fixed	10.1	1,884	10,467	7,857	16,930	9,741	27,397
FDIC Funds of credit rights (Note 7.1)			14,179	22,054			14,179	22,054
Fair value adjustment on acquisition of Fibria			59,921				59,921
Fair value adjustment on acquisition of Fibria - Amortization			(25,306)				(25,306)

			1,646,453	1,010,942	11,210,811	3,683,747	12,857,264	4,694,689

			5,340,700	3,425,399	48,679,573	27,648,657	54,020,273	31,074,056

Interest on financing			592,692	344,691	102,587		695,279	344,691
Long-term funding			4,748,008	3,080,708	48,576,986	27,648,657	53,324,994	30,729,365

			5,340,700	3,425,399	48,679,573	27,648,657	54,020,273	31,074,056

Debt

Local Fixed and Floating-Interest Notes

Floating-Interest Notes. On January 17, 2019, Suzano repaid in full two series of outstanding Agribusiness Receivables Certificates (“CRA”) distributed by Fibria, for which the respective holders did not consent to the completion of the Merger and did not waive their right to declare the early maturity of the CRAs as a result of the Merger: (i) CRA distributed in October 2015 by Fibria and issued by Eco Securitizadora de Direitos Creditórios do Agronegócio S.A. in the total amount of R$675.0 million, with an interest rate of 99% of CDI, and final maturity for the principal in October 2021 and (ii) the second tranche of CRA distributed in September 2017 by Fibria and issued by RB Capital Companhia de Securitização, in the amount of R$184.2 million, with final maturity for the principal in 2023 and an interest rate of IPCA plus 4.5055% p.a.

International Fixed-Interest Notes (Senior Notes)

Suzano 2029 Bonds (10-year Bonds). In January 2019, through its subsidiary Suzano Austria GmbH, Suzano concluded the re-tap of “long” 10-year bonds for another U.S.$750.0 million, with maturity in January 2029, a fixed interest rate of 6.00% p.a. As of March 31, 2019, the principal outstanding principal amount was U.S.$1,750 million (R$6,819.2 million).

Export Prepayment

On February 25, 2019, Suzano entered into an export prepayment agreement in the amount of R$738.8 million (U.S.$189.6 million), with annual interest payment of 8.35% p.a. and maturing in 2024.

Debenture — 7th issue

On March 27, 2019, Suzano performed the partial optional extraordinary amortization of the balance of the nominal unit value of all of its single series of unsecured simple debentures, non-convertible into Company’s shares, of the 7th issuance of the Company, originally issued on January 7, 2019, through the payment of the total amount of R$2,056.2 million, comprising of the amortized balance of the nominal unit value of all of such debentures plus the corresponding remuneration. As of March 31, 2019, the outstanding principal amount was R$2,000.0 million (U.S.$513.3 million).

Covenants

At March 31, 2019, Suzano was in compliance with all covenants, which are required under certain long-term borrowings.

Subsequent Events

Prepayment of Export Credit Agency. On April 29 and April 30, 2019, Suzano voluntarily prepaid U.S.$208.4 million (equivalent to R$822.2 million) related to certain financing agreements that were guaranteed by the export credit agencies Finnvera and EKN.

2047 Bond Re-Opening. On May 21, 2019, Suzano Austria issued an additional amount of U.S.$250.0 million (equivalent to R$1,020.3 million) of its 7.000% Senior Notes due 2047, with yield at the rate of 6.245% p.a. and coupon at the rate of 7.0% p.a., to be paid semiannually, in March and September, with maturity on March 16, 2047.

2030 Bond Issuance. On May 21, 2019, Suzano Austria issued an aggregate amount of U.S.$1,000.0 million (equivalent to R$4,081.0 million) of 5.000% Senior Notes due 2030, with yield at the rate of 5.180% p.a. and coupon at the rate of 5.0% p.a., to be paid semiannually, in January and July, with maturity on January 15, 2030.

Early Redemption of Debentures. On May 31, 2019, Suzano redeemed in full its unsecured debentures of its 7th issuance, non-convertible into shares, with maturity on January 7, 2020, by paying the total outstanding amount of R$2,019.6 million, comprising the total balance of the face value per unit of the totality of the debentures of such issuance plus the corresponding remuneration.

Export Prepayment. On June 14, 2019, Fibria International Trade GmbH, a wholly-owned subsidiary of Suzano, entered into a syndicated export prepayment transaction in the amount of U.S.$750.0 million (equivalent to R$2,911.0 million), with a term of six years and grace period of five years. Suzano is the guarantor of the transaction.

Export Prepayment. On June 14, 2019, Suzano entered into an export prepayment agreement in the amount of R$578.4 million (U.S.$149.0 million), with annual interest payment of 7.70% p.a. and maturing in 2024.

Early Prepayment of Export Prepayment. On June 17, 2019, Suzano, through its subsidiary Fibria International Trade GmbH, voluntarily prepaid the amount of U.S.$631.1 million (equivalent to R$2,454.7 million), related to an export prepayment agreement, with quarterly interest payments of 1.15% p.a. plus quarterly LIBOR, which was scheduled to mature in 2022.

Early Prepayment of Export Prepayment. On June 18, 2019, Suzano, through its subsidiary Fibria International Trade GmbH, voluntarily prepaid the amount of U.S.$156.0 million (equivalent to R$602.3 million), related to an export prepayment agreement, with quarterly interest payments of 1.15% p.a. plus quarterly LIBOR, which was scheduled to mature in 2022.

Early prepayment of Export Credit Agency (ECA). On June 17, 2019, Suzano voluntarily prepaid the outstanding amount of U.S.$378.7 million (equivalent to R$1,473.0 million) related to certain financing agreements that were guaranteed by the export credit agency Finnvera initially contracted in May 2016, which maturity date was 2025.

CAPITALIZATION

The following table sets out the consolidated debt and capitalization of Suzano as of March 31, 2019 derived from our unaudited condensed consolidated interim financial information as of March 31, 2019.

The following table should be read together with “Selected Financial and Operating Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	As of March 31, 2019
	Actual(1)		As adjusted(3)		As further adjusted(4)
	(in million)		(in million)		(in million)
	U.S.$	R$	U.S.$	R$	U.S.$	R$
Current and Non-current debt
Current loans and financing	1,370.6	5,340.7	1,307.4	5,094.6	972.4	3,789.2
Debentures (current)	534.3	2,082.1	534.3	2,082.1	16.0	62.5
Non-current loans and financing	12,492.5	48,679.6	13,599.4	52,992.6	13,667.0	53,256.1
Debentures (non-current)	1,196.5	4,662.3	1,196.5	4,662.3	1,196.5	4,662.3
Shareholders’ Equity	5,223.2	20,353.4	5,223.2	20,353.4	5,223.2	20,353.4
Total capitalization(2)	20,817.1	81,118.1	21,860.8	85,185.0	21,075.1	82,123.5

Notes

(1)         Real amounts are derived from our unaudited condensed consolidated interim financial information as of March 31, 2019.  Solely for the convenience of the reader, amounts in reais for the three months ended March 31, 2019 have been translated to U.S. dollars using a rate of R$3.8967 to U.S.$1.00, the commercial selling rate for U.S. dollars at March 29, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

(2)         Total capitalization is defined as total current plus non-current debt plus shareholder’s equity.

(3)         Amounts adjusted to reflect (i) the voluntary prepayment on April 29 and April 30, 2019 of financing agreements with EKN and Finnvera, guaranteed by export credit agencies, in the amount of U.S.$208.4 million (R$812.2 million) and (ii) the net proceeds from the issuance of 2030 Old Notes after deducting initial purchasers’ discounts and offering expenses payable by Suzano from the gross proceeds of the issuance of the 2030 Old Notes, in the amount of U.S.$1,259.8 million (R$4,909.2 million) less initial purchasers’ discounts and offering expenses that are payable by us in the estimated amount of U.S.$7.7 million (R$30.2 million). Solely for the convenience of the reader, amounts in reais have been translated for convenience only to U.S. dollars at an exchange rate of R$3.8967 per U.S.$1.00, which was the commercial selling rate for U.S. dollars in effect on March 29, 2019, as reported by the Central Bank of Brazil.

(4)         Amounts further adjusted to reflect, in addition to the adjustments shown in the “as adjusted” column, (i) the gross proceeds related to an EPP in the amount of U.S.$750 million (R$2,922.5 million), (ii) the gross proceeds related to the execution of an EPP in the amount of R$578.4 million (U.S.$148.4 million), (iii) the prepayment of two EPP’s in the total of U.S.$787.1 million (R$3,067.1 million), (iv) the prepayment of an ECA in the total of U.S.$378.7 million (R$1,475.7 million) and (v) the prepayment of debentures in the total amount of R$2,019.6 million (U.S.$518.3 million). Solely for the convenience of the reader, amounts in reais have been translated for convenience only to U.S. dollars at an exchange rate of R$3.8967 per U.S.$1.00, which was the commercial selling rate for U.S. dollars in effect on March 29, 2019, as reported by the Central Bank of Brazil.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the registration rights agreement that we entered into on September 20, 2018 with the initial purchasers of the 2029 Old Notes, and the registration rights agreements that we entered into on May 29, 2019 with the initial purchasers of the 2030 Old Notes.  This section may not contain all the information that you should consider regarding the exchange offers and the registration rights agreements before participating in the exchange offers.  For more detail, you should refer to the registration rights agreements, which we have filed with the SEC as exhibits to the registration statement.  You can obtain a copy of other documents by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offers

Suzano Austria has issued U.S.$1,750,000,000 aggregate principal amount of its 6.000% Senior Notes due 2029, or the “2029 Old Notes.” An aggregate principal amount of U.S.$1,000,000,000 was issued on September 20, 2018, and a further aggregate principal amount of U.S.$750,000,000 was issued on February 5, 2019.

Suzano Austria has issued U.S.$1,000,000,000 aggregate principal amount of its 5.000% Senior Notes due 2030, or the “2030 Old Notes” and, together with the 2029 Old Notes, the “Old Securities.” The 2029 Old Notes were issued on May 29, 2019.

The 2029 Old Notes and the 2030 Old Notes are unregistered and were issued by Suzano Austria in private placements to certain initial purchasers, who resold such 2029 Old Notes and 2030 Old Notes in offshore transactions and to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act.

As long as we determine that applicable law permits us to make the exchange offers, the exchange and registration rights agreements require that we use our commercially reasonable efforts to consummate the registered exchange offers of the Old Securities by (a) September 15, 2019, in the case of the 2029 Old Notes and (b) December 31, 2019, in the case of the 2030 Old Notes.

The exchange offers described in this prospectus will satisfy our obligations under the exchange and registration rights agreements relating to the Old Securities.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the Old Securities for New Securities.

New Securities	Corresponding Old Securities
6.000% SENIOR NOTES DUE 2029	6.000% SENIOR NOTES DUE 2029
New Securities	Corresponding Old Securities
5.000% SENIOR NOTES DUE 2030	5.000% SENIOR NOTES DUE 2030

As of the date of this prospectus, the following amounts of each series are outstanding:

•                  U.S.$1,750,000,000 aggregate principal amount of 2029 Old Notes; and

•                  U.S.$1,000,000,000 aggregate principal amount of 2030 Old Notes.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all Old Securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue New Securities of each series in exchange for an equal principal amount of outstanding Old Securities of the corresponding series accepted in the exchange offers. Holders may tender their Old Securities only in a principal amount of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.  Subject to these requirements, you may tender less than the aggregate principal amount of any series of Old Securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.

We are sending this prospectus to all holders of record of the 2029 Old Notes and the 2030 Old Notes as of                     , 2019.  However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of Old Securities are entitled to participate in the exchange offers.  Only holders of Old Securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of Old Securities being tendered for exchange.  However, our obligation to accept Old Securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

Any holder of Old Securities that is an “affiliate” of Suzano Austria or an “affiliate” of Suzano may not participate in the exchange offers.  We use the term “affiliate” as defined in Rule 405 of the Securities Act.

We will have formally accepted validly tendered Old Securities when we give written notice of our acceptance to the exchange agent.  The exchange agent will act as our agent for the purpose of receiving Old Securities from holders and delivering New Securities to them in exchange.

The New Securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date.  If we do not extend the expiration date, then we would expect to deliver the New Securities on or about                     , 2019.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the New Securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•                  you are not a broker-dealer who purchased the Old Securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•                  you are not an “affiliate” of Suzano Austria or of Suzano, as that term is defined in Rule 405 of the Securities Act; and

•                  you are acquiring the New Securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the New Securities and you have no arrangement or understanding with any person to participate in a distribution of the New Securities.

If you acquire New Securities in the exchange offers for the purpose of distributing or participating in a distribution of the New Securities or you have any arrangement or understanding with respect to the distribution of the New Securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling LLP (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on                     , 2019, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•                  delay accepting any Old Securities tendered,

•                  extend the exchange offers, and

•                  amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the Old Securities. The term “registered holder” as used in this prospectus with respect to the Old Securities means any person in whose name the Old Securities are registered on the books of the trustee.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your Old Securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1.              any New Securities you receive in exchange for Old Securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

2.              you own, or have confirmed that the party on whose behalf you are acting owns, the Old Securities being offered, and have the full power and authority to offer for exchange the Old Securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

3.              if you or any such other holder of Old Securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the New Securities;

4.              neither you nor any person who will receive the New Securities has any arrangement or understanding with any person to participate in a distribution of the New Securities;

5.              you are not an “affiliate” of Suzano Austria or of Suzano, as that term is defined in Rule 405 of the Securities Act;

6.              if you or any such other holder of Old Securities is a broker-dealer, you will receive New Securities for your own account in exchange for Old Securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such New Securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

7.              the exchange offers are being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the New Securities issued in exchange for the Old Securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or of the guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities;

8.              you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the Old Securities specified therein for New Securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus);

9.              all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

10.       you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

11.       (a) if your Old Securities are held through an account at DTC, you have (1) delivered your Old Securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your Old Securities are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your Old Securities; and

12.       you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the Old Securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities

Old Securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the Old Securities are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your Old Securities in the exchange offers, you must:

1.              transmit your Old Securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.              acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received.  The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering Old Securities.  We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your Old Securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your Old Securities must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your Old Securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your Old Securities, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your Old Securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any Old Securities or other documents to us.

If you are a beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of Old Securities and our acceptance of them as part of the exchange offers will constitute an agreement between you, Suzano Austria and Suzano under which all of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of Old Securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all Old Securities that are not properly tendered or any Old Securities which we cannot, in our opinion or that of our counsel, lawfully accept.  We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular Old Securities or particular holders of Old Securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties.  Unless we waive them, any defects or irregularities in connection with tenders of Old Securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of Old Securities for exchange, we will not incur any liability for failure to give notification. We will not consider Old Securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all Old Securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date.  We will deliver the New Securities that we issue in the exchange offers promptly after expiration of the exchange offers.  For purposes of the exchange offers, we will have formally accepted validly tendered Old Securities when we give written notice of acceptance to the exchange agent.

We will issue New Securities in exchange for Old Securities only after the exchange agent’s timely receipt of:

•                  a confirmation of a book-entry transfer of the Old Securities into the exchange agent’s DTC account; and

•                  an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of Old Securities for exchange.  If we do not accept any tendered Old Securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the Old Securities under the exchange offers, you may withdraw your tendered Old Securities at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the Old Securities for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

•                  specify the name of the person who deposited the Old Securities to be withdrawn;

•                  identify the series of Old Securities to be withdrawn, including the principal amount of such Old Securities; and

•                  be signed electronically by the holder in the same manner as the original signature by which the holder tendered the Old Securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices.  We will consider Old Securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers.  Any Old Securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any Old Securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your Old Securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept Old Securities for exchange or issue New Securities in exchange for them.  In these circumstances, we may terminate or amend the exchange offers as described above before accepting Old Securities.  We may take these steps if:

•                  we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•                  a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the Indentures under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act;” provided that we use our commercially reasonable efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•                  we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•                  refuse to accept any Old Securities and return all tendered securities to the tendering holders;

•                  extend the exchange offers and retain all Old Securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”); or

•                  waive the unsatisfied conditions of the exchange offers and accept all validly tendered Old Securities that have not been withdrawn.  If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders.  We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange Old Securities for New Securities under the exchange offers if you do not tender your Old Securities by the expiration date.  After the exchange offers expire, holders may not offer or sell their untendered Old Securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act.  However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered Old Securities, as discussed below under “—Shelf Registration Statement.”

The Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. All tendered Old Securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.”  You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

Deutsche Bank Trust Company Americas

60 Wall Street - 24th floor

Mailstop NYC60-2407

New York NY 10005

Attention: Chris Niesz

Phone: +1 (201)-593-2332

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•                  all SEC registration and filing fees and expenses;

•                  all costs related to compliance with federal securities and state “blue sky” laws;

•                  all printing expenses;

•                  all fees and disbursements of our attorneys; and

•                  all fees and disbursements of our independent certified public accountants.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers.  However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your Old Securities for exchange under the exchange offers.  However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•                  you instruct us to register the New Securities in someone else’s name; or

•                  you request that we return untendered or withdrawn Old Securities or Old Securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under the registration rights agreements, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those Old Securities. We have agreed to use our commercially reasonable efforts to cause a shelf registration statement to become effective if:

•                  due to any change in law or applicable interpretations thereof by the SEC, Suzano Austria and Suzano determine upon advice of counsel that they are not permitted to effect the exchange offer registration statement or issue the New Securities;

•                  for any other reason, the exchange offers are not consummated within the applicable time period set forth in each of the registration rights agreements;

•                  any of the initial purchasers so request with respect to Old Securities not eligible to be exchanged and that are held by such initial purchaser after the consummation of the exchange offers; or

•                  any holder (other than an initial purchaser) is not eligible to participate in the exchange offers or does not receive freely tradeable New Securities in the registered exchange offer other than by reason of such holder being an Affiliate of Suzano; or

•                  any initial purchaser does not receive freely tradable New Securities in exchange for Old Securities constituting any portion of an unsold allotment.

If we are obligated to file a shelf registration statement, we will at our own expense use our commercially reasonable efforts to (a) as promptly as practicable, file (or confidentially submit) a shelf registration statement covering resales of the Old Securities or the New Securities, as the case may be, provided that we shall not be required to file a shelf registration statement or supplement any existing shelf registration statement during any statutory or self-imposed blackout or quiet period, (b) use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is three years after it becomes effective or such shorter period that will terminate when all the Old Securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement, provided that we shall not be obligated to keep the shelf registration statement effective, supplemented or amended during any statutory or self-imposed blackout or quiet period.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed, copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Securities or the New Securities, as the case may be. A holder selling such Old Securities or New Securities pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

If on each of the deadlines for the consummation of the exchange offers pursuant to the registration rights agreements, neither the registered exchange offer has been consummated nor the shelf registration statement has been declared effective for the applicable series of Old Securities, (a “Registration Default”), special interest will accrue on the principal amount of such applicable series of Old Securities or New Securities affected by such Registration Default (in addition to the stated interest on such series of Old Securities or New Securities) from and including the date on which such Registration Default shall occur to but excluding the date on which the Registration Default has been cured. Special interest will accrue at a rate of 0.25% p.a. during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% p.a. at the end of each subsequent 90-day period, but in no event shall such rate exceed 0.75% p.a. Following the cure of such Registration Default, the accrual of such special interest will cease, and the interest rate applicable to the affected series of Old Securities will revert to the original rate.

Holders of the Old Securities will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver information to be used in connection with the registration statement. By acquiring New Securities, a holder will be deemed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any registration statement.

DESCRIPTION OF THE NEW SECURITIES

The following summary describes certain material provisions of the New Securities and the Indentures, which are incorporated by reference in this prospectus. This summary is subject to and qualified in its entirety by reference to the provisions of the Indentures and New Securities. Capitalized terms used in the following summary and not otherwise defined herein shall have the meaning ascribed to them in the Indentures. We urge you to read the Indentures in connection with the New Securities, because they will define your rights as holders of the New Securities.  You may obtain copies of the Indentures upon written request to the trustee.

In this Description of the New Securities, the term “Suzano” and “Guarantor” refers only to Suzano S.A., and any successor obligor on the New Securities, and not to any of its Subsidiaries or Affiliates. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Suzano Austria GmbH will issue (i) the 2029 New Notes under a second supplemental indenture  to the indenture dated as of September 20, 2018, as amended and supplemented by the first supplemental indenture dated February 5, 2019 (the “2029 Indenture”) and (ii) the 2030 New Notes under a supplemental indenture  to the indenture dated as of May 29, 2019 (the “2030 Indenture” and, together with the 2029 Indenture, the “Indentures”), by and among Suzano Austria, as issuer, Suzano, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), registrar (in such capacity, the “Registrar”), paying agent (and together with any other paying agents under the Indentures, each a “Paying Agent”) and transfer agent (in such capacity, a “Transfer Agent,” and, together with any other transfer agents under the Indentures, the “Transfer Agents”).

Basic Terms of New Securities

2029 New Notes

The 2029 New Notes will be issued in an aggregate principal amount of U.S.$1,750,000,000 and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 above such amount.

The 2029 New Notes will:

•                  be unsecured unsubordinated obligations of Suzano Austria, ranking equally in right of payment with all other existing and future unsecured and unsubordinated obligations of Suzano Austria;

•                  be fully, unconditionally and irrevocably guaranteed by Suzano, which guarantee ranks equally in right of payment with all other existing and future unsecured and unsubordinated obligations of Suzano;

•                  be issued in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 above such amount;

•                  mature on January 15, 2029, on which date the principal amount will be paid in full;

•                  bear interest payable semiannually on each January 15 and July 15 of each year, commencing on January 15, 2020 to holders of record on the 13th of January or 13th of July, as applicable, immediately preceding the interest payment date; and

•                  bear interest on overdue principal, and pay interest on overdue interest, at the lesser of (i) 2% per annum higher than the per annum rate set forth on the cover of this prospectus and (ii) the maximum rate permitted by applicable law.

Interest will be computed on the basis of a 360-day year of twelve 30-day months. Payment of interest on the 2029 New Notes will be paid in immediately available funds by check or, if requested, for holders of more than U.S.$10 million of 2029 New Notes, by wire transfer to the account specified by such holder.

2030 New Notes

The 2030 New Notes will be issued in an aggregate principal amount of U.S.$1,000,000,000 and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 above such amount.

The 2030 New Notes will:

•                  be unsecured unsubordinated obligations of Suzano Austria, ranking equally in right of payment with all other existing and future unsecured and unsubordinated obligations of Suzano Austria;

•                  be fully, unconditionally and irrevocably guaranteed by Suzano, which guarantee ranks equally in right of payment with all other existing and future unsecured and unsubordinated obligations of Suzano;

•                  be issued in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 above such amount;

•                  mature on January 15, 2030, on which date the principal amount will be paid in full;

•                  bear interest at a rate of 5.000% per annum, payable semiannually on each January 15 and July 15 of each year, commencing on January 15, 2020 to holders of record on the January 13 or July 13, as applicable, immediately preceding the interest payment date; and

•                  bear interest on overdue principal, and pay interest on overdue interest, at the lesser of (i) 2% per annum higher than the per annum rate set forth on the cover of this prospectus and (ii) the maximum rate permitted by applicable law.

Interest will be computed on the basis of a 360-day year of twelve 30-day months. Payment of interest on the 2030 New Notes will be paid in immediately available funds by check or, if requested, for holders of more than U.S.$10 million of 2030 New Notes, by wire transfer to the account specified by such holder.

Additional New Securities

Subject to the covenants described below, the Issuer may, from time to time and without your consent as a holder of the New Securities, issue notes under the Indentures having the same terms in all respects as the New Securities except the date from which interest will accrue; provided, however, that unless such notes are issued under a separate CUSIP, either such additional notes are part of the same “issue” within the meaning of United States Treasury Regulation Sections 1.1275-1(f) or 1.1275-2(k), or such additional notes are issued with de minimis original issue discount, if any, for U.S. federal income tax purposes. The New Securities of each series offered hereby and any additional new securities of a series will be treated as a single class for all purposes under the Indentures and will vote together as one class on all matters with respect to the New Securities of such series. Unless the context otherwise requires, references to the “New Securities” for all purposes under the Indentures and in this “Description of the New Securities” include any additional securities that are issued.

Payment of Additional Amounts

All payments of principal and interest by the Issuer in respect of the New Securities or by the Guarantor in respect of the New Securities Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Austria, Brazil or any other jurisdiction or political subdivision thereof from or through which a payment is made or in which the Issuer or the Guarantor (or any successor to the Issuer or the Guarantor) is organized or is a resident for tax purposes having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer or the Guarantor are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Issuer or the Guarantor will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of New Securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of the New Securities in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

•                  in respect of any taxes, duties, assessments or governmental charges that would not have been so withheld or deducted but for the existence of any present or former connection between the holder or beneficial owner of the New Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or a corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the New Securities or enforcement of rights and the receipt of payments with respect to the New Securities;

•                  in respect of New Securities presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such New Securities would have been entitled to such Additional Amounts, on surrender of such New Securities for payment on the last day of such period of 30 days;

•                  in respect of any taxes, duties, assessments or other governmental charges that would not have been so withheld or deducted but for the failure by the holder, the beneficial owner of the New Securities, or, in the case of amounts payable to the Trustee, the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled, or (ii) comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if (1) compliance is required by the Relevant Taxing Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Issuer has given the holders or the Trustee, as applicable, at least 30 days’ notice that holders will be required to provide such certification, identification or other requirement; provided that, in no event, shall such holder’s, beneficial owner’s, or Trustee’s requirement to make a valid and legal claim for exemption from or reduction of such taxes require such holder, beneficial owner or the Trustee to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder, beneficial owner or the Trustee been required to file U.S. IRS Forms W-8 or W-9, as applicable;

•                  in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

•                  any withholding or deduction that is imposed on the New Securities that is presented for payment, where presentation is required, by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting such New Securities to another paying agent;

•                  in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the New Securities; or

•                  in respect of any combination of the above.

In addition, no Additional Amounts shall be paid with respect to any payment on a New Security to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

For purposes of the above, “Relevant Date” means, with respect to any payment on a New Security, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the holders that the full amount has been received by the Trustee.

Any reference in this prospectus, the Indentures or the New Securities to principal, interest or any other amount payable in respect of the New Securities by the Issuer or the New Securities Guarantees by the Guarantor will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection.

The Issuer and the Guarantor shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of each note or any other document or instrument referred to herein or therein except, in certain cases, for taxes, charges or similar levies resulting from certain registrations of transfer or exchange of New Securities.

The foregoing obligation will survive termination or discharge of the Indentures, payment of the New Securities and/or the resignation or removal of the Trustee or any agent hereunder.

Optional Redemption

Optional Redemption with a Make-Whole Premium

With respect to the 2029 New Notes, prior to October 15, 2028, the Issuer may redeem the 2029 New Notes, in whole at any time, or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount thereof, and (2) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date) as if the bonds were redeemed on October 15, 2028, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case any accrued and unpaid interest and Additional Amounts, if any, on such 2029 New Notes to the redemption date, as calculated by the Independent Investment Banker; provided that 2029 New Notes in an aggregate principal amount equal to at least U.S.$150 million remain outstanding immediately after the occurrence of any partial redemption of 2029 New Notes. At any time on or after October 15, 2028, the Issuer will have the right to redeem the 2029 New Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 New Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2029 New Notes being redeemed to such redemption date.

With respect to the 2030 New Notes, prior to October 15, 2029, the Issuer may redeem the 2030 New Notes, in whole at any time, or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount thereof, and (2) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date) as if the bonds were redeemed on October 15, 2029, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus in each case any accrued and unpaid interest and Additional Amounts, if any, on such 2030 New Notes to the redemption date, as calculated by the Independent Investment Banker; provided that 2030 New Notes in an aggregate principal amount equal to at least U.S.$150 million remain outstanding immediately after the occurrence of any partial redemption of 2030 New Notes. At any time on or after October 15, 2029, the Issuer will have the right to redeem the 2030 New Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 New Notes being redeemed plus accrued and unpaid interest on the principal amount of the 2030 New Notes being redeemed to such redemption date.

For purposes of the above:

“Par Call Date” means October 15, 2028, with respect to the 2029 New Notes, and October 15, 2029, with respect to 2030 New Notes.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Par Call Date, as applicable.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealers” means, with respect to the 2029 New Notes, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC or any of their Affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; and, with respect to 2030 New Notes, BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Rabo Securities USA, Inc., Scotia Capital (USA) Inc. or any of their Affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such redemption date.

Redemption for Taxation Reasons

If as a result of any change in or amendment to the laws or treaties (or any rules or regulations thereunder) of any Relevant Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment or change in official position becomes effective on or after the Issue Date, or, with respect to a successor, after the date a successor assumes the obligations under the New Securities or the New Securities Guarantees, the Issuer or the Guarantor or the successor have or will become obligated to pay Additional Amounts as described above under “— Payment of Additional Amounts” in excess of the Additional Amounts that the Issuer or the Guarantor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% (or at a rate of 25% in case the holder of the New Securities is resident in a tax haven jurisdiction, i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), the Issuer may, at its option, redeem all, but not less than all, of the New Securities of the series so affected, at a redemption price equal to 100% of their principal amount, together with interest and Additional Amounts accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level, were a payment then due. The Issuer shall not have the right to so redeem the New Securities in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Issuer shall not have the right to so redeem the New Securities unless: (i) it has taken measures it considers reasonable to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all applicable regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in the Issuer’s, the Guarantor’s or any successor’s jurisdiction of incorporation or organization or location of its principal executive or registered office.

In the event that the Issuer elects to so redeem the New Securities, it will deliver to the Trustee: (i) a certificate, signed in the name of the Issuer by two of its directors or by its attorney in fact in accordance with its articles of association, stating that the Issuer is entitled to redeem the New Securities pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel (as provided for in the Indentures) to the effect that the Issuer has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental approvals necessary for the Issuer to effect the redemption have been obtained and are in full force and effect.

Optional Redemption Procedures

Notice of any redemption will be delivered in accordance with the procedures of the DTC or, in the case of any certificated New Securities, mailed by first-class mail, postage prepaid, to holders of the New Securities at their respective registered addresses, in each case at least 30 but not more than 60 days before the redemption date.

New Securities called for redemption will become due on the date fixed for redemption. The Issuer will pay the redemption price for any New Security together with accrued and unpaid interest thereon through the redemption date. On and after the redemption date, interest will cease to accrue on the New Securities as long as the Issuer has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indentures. Upon redemption of New Securities by the Issuer, such New Securities will be cancelled.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the New Securities.

New Securities Guarantees

Suzano will fully, unconditionally and irrevocably guarantee to each holder and the Trustee all of the obligations of the Issuer pursuant to the Indentures and the New Securities (the “New Securities Guarantees”), including the full and prompt payment of principal and interest on the New Securities, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, and including any Additional Amounts required to be paid. Any obligation of the Issuer to make a payment may be satisfied by causing Suzano to make such payment. Suzano will comply with all then-applicable Central Bank regulations to legally effect any payments under the New Securities Guarantees.

The New Securities Guarantees will terminate upon discharge or defeasance of the New Securities, as described under the captions “—Satisfaction and Discharge” and “—Defeasance.”

Ranking

The New Securities will be unsecured and unsubordinated obligations of the Issuer and will rank equally with any and all other existing and future unsecured and unsubordinated obligations of the Issuer.

The New Securities Guarantees will be unsecured, unsubordinated obligation of the Guarantor, ranking equally with all of its other existing and future unsecured and unsubordinated obligations. The New Securities Guarantees will effectively rank junior to all secured debt of the Guarantor to the extent of the value of the assets securing that debt. Although the Indentures will contain limits on the ability of the Issuer and the Guarantor to incur secured debt, the limitation is subject to a number of significant exceptions. See “Certain Covenants—Limitation on Liens.”

Under Brazilian law, as a general rule, holders of the New Securities and the New Securities Guarantees will not have any claim whatsoever against non-guarantor Subsidiaries of Suzano. Claims of creditors of such non-guarantor Subsidiaries of Suzano, including trade creditors, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of Suzano’s creditors, including holders of the New Securities. The New Securities, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Suzano’s non-guarantor Subsidiaries. The Indentures will not limit the incurrence of Debt and Disqualified Stock of Suzano’s Subsidiaries. Moreover, the Indentures will not impose any limitation on the incurrence by any of Suzano’s Subsidiaries of liabilities that are not considered Debt or Disqualified Stock under the Indentures.

Open Market Purchases

The Issuer or its Affiliates may at any time purchase the New Securities in the open market or otherwise at any price.

Certain Covenants

The Indentures will contain covenants that impose limitations and restrictions on the Issuer and also will set forth covenants that will be applicable to Suzano and its Subsidiaries, including, among others, the following:

Ranking

Each of the Issuer and the Guarantor will ensure that its respective obligations under the Indentures, the New Securities and the New Securities Guarantees will at all times constitute direct and unconditional obligations of the Issuer or the Guarantor, ranking at all times at least pari passu in priority of payment among themselves and with all other senior Debt of such Person, except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under the covenant described under “—Limitation on Liens.”

Limitation on Liens

Suzano will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing the payment of Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the New Securities or the New Securities Guarantees, as applicable, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the New Securities or any New Securities Guarantees, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Sale and Leaseback Transactions

Suzano will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless Suzano or such Subsidiary would be entitled to create a Lien on such Property or asset securing the Attributable Debt without equally and ratably securing the New Securities pursuant to the covenant described under the heading “—Limitation on Liens,” in which case, the corresponding Lien will be deemed incurred pursuant to such provision.

Repurchase of New Securities upon a Change of Control

Not later than 30 days following a Change of Control that results in a Rating Decline for either series of New Securities, the Issuer or Suzano shall make an Offer to Purchase all outstanding New Securities of such series at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of New Securities subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include information concerning the business of Suzano and its Subsidiaries which the Issuer in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender New Securities pursuant to the offer.

A holder may tender all or any portion of its New Securities pursuant to an Offer to Purchase, subject to the minimum denomination requirement and the requirement that any portion of a New Security tendered must be in a multiple of U.S.$1,000 principal amount. Holders are entitled to withdraw New Securities tendered up to the close of business on the expiration date. On the purchase date, the purchase price will become due and payable on each New Securities accepted for purchase pursuant to the Offer to Purchase, and interest on New Securities purchased will cease to accrue on and after the purchase date provided that payment is made available on that date.

The Issuer will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws and regulations in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The Issuer is only required to offer to repurchase the New Securities of a series in the event that a Change of Control results in a Rating Decline for such series. Consequently, if a Change of Control were to occur which does not result in a Rating Decline, the Issuer would not be required to offer to repurchase the New Securities of such series. In addition, neither the Issuer nor Suzano will be required to make an Offer to Purchase upon a Change of Control if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to an Offer to Purchase made by the Issuer or Suzano and purchases all New Securities of such series properly tendered and not withdrawn under the Offer to Purchase, or (2) notice of redemption for all outstanding New Securities of such series has been given pursuant to the Indentures as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

Certain existing and/or future Debt of the Issuer or Suzano may provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Issuer to purchase the New Securities could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Issuer. In addition, any remittance of funds outside of Brazil to noteholders or the Trustee may require the consent of the Central Bank, which may not be granted. The Issuer’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the New Securities.

Except as described above with respect to a Change of Control, the Indentures does not contain provisions that permit the holder of the New Securities to require that the Issuer purchase or redeem the New Securities in the event of a takeover, recapitalization or similar transaction.

The provisions under the Indentures relating to the Issuer’s obligation to make an offer to repurchase the New Securities as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Transactions with Affiliates

a)                                     Suzano will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of Suzano (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to Suzano or of its Subsidiaries than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Suzano.

b)                                     In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of U.S.$20 million (or the equivalent thereof at the time of determination), Suzano must first deliver to the Trustee an Officer’s Certificate to the effect that such transaction or series of related transactions are on fair and reasonable terms no less favorable to Suzano or such Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of the Indentures.

c)                                      The foregoing paragraphs do not apply to:

(1)              any transaction between Suzano and any of its Subsidiaries or between or among Subsidiaries of Suzano;

(2)              any transaction between Suzano or any of its Subsidiaries, on the one hand, and any joint venture, on the other, on market terms;

(3)              the payment of reasonable and customary regular fees to directors of Suzano who are not employees of Suzano;

(4)              any issuance or sale of Equity Interests of Suzano (other than Disqualified Stock);

(5)              transactions or payments (including loans and advances) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(6)              transactions pursuant to agreements in effect on the Issue Date and described in the prospectus, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to Suzano and its Subsidiaries than those in effect on the date the Indentures;

(7)              any Sale and Leaseback Transaction otherwise permitted under the caption “—Limitation on Sale and Leaseback Transactions” if such transaction is on market terms;

(8)              transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms;

(9)              the provision of administrative services to any joint venture on substantially the same terms provided to or by Subsidiaries of Suzano; and

(10)       any guarantee or security granted by an affiliate of Suzano in favor of Suzano or any of its Subsidiaries on market terms.

Financial Reports

So long as any New Securities remain outstanding:

a)                                     Suzano will

(1)              in the event Suzano is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide the Trustee and the holders of New Securities with annual financial statements audited by an internationally recognized firm of independent public accountants within 120 days of the end of each fiscal year and unaudited quarterly financial information within 90 days of the end of each of the first three fiscal quarters of each fiscal year, in each case prepared in accordance with Applicable GAAP and accompanied by a discussion and analysis substantially in the format of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is included in this prospectus, in each case prepared in Portuguese and English, unless such information is publicly available on Suzano’s website; or

(2)              in the event Suzano is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide the Trustee, promptly after their filing with the SEC, for further delivery to a holder upon request by any such holder, with copies of:

a.              annual reports on Form 20-F (or any successor form) filed with the SEC, and, if required by applicable securities law, a reconciliation to U.S. GAAP;

b.              reports on Form 6-K (or any successor form) that include quarterly financial statements filed with the SEC; and

c.               such other reports on Form 6-K (or any successor form) relating to the occurrence of an event that would be required to be report thereon;

unless such filings are publicly available on the SEC’s EDGAR System;

b)                                     Upon request, Suzano will provide the Trustee, for further delivery to a holder upon request by such holder, with copies (including English translations of documents in other languages) of all public filings made by it with any stock exchange or securities regulatory agency promptly after their respective filing.

c)                                      At any time when Suzano is not subject to or is not current in its reporting obligations under Section 13 or 15(d) of the Exchange Act, Suzano will make available, upon request, to any holder of New Securities and any prospective purchaser of New Securities the information required pursuant to Rule 144A(d)(4) under the Securities Act.

d)                                     In addition, the Indentures will provide that Suzano shall at all times comply with the periodic reporting requirements of the any stock exchange, if any, on which the New Securities may be listed, in each case as in effect at the time of reporting so long as the New Securities are listed on any such other stock exchange.

e)                                      Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable for information contained therein, including the Issuer’s or Suzano’s compliance with any of its covenants in the Indentures (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Reports to Trustee

Suzano will deliver to the Trustee:

(1)              within 120 days after the end of each fiscal year an Officer’s Certificate stating that the Issuer and Suzano have fulfilled their obligations under the Indentures or, if there has been a Default, specifying the Default and its nature and status; and

(2)              as soon as possible and in any event within 10 days after it becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Issuer or Suzano, as applicable, proposes to take with respect thereto.

Consolidation, Merger or Sale of Substantially All Assets

a)                                     Neither Suzano nor the Issuer will, in a single transaction or a series of related transactions:

•                  consolidate with or merge with or into any Person, or

•                  sell, convey, transfer, assign, or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for Suzano and its Subsidiaries, as the case may be) as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•                  permit any Person to merge with or into Suzano or the Issuer; in each case unless

(1)         either: (x) Suzano or the Issuer, as applicable, is the continuing Person; or (y) the resulting, surviving or transferee Person (the “Successor Company”) is (A) in the event of a merger of Suzano, a corporation organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States of America or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (“OECD”) or (B) in the event of a merger of the Issuer, an entity organized and validly existing under the laws of Austria, the United States of America or any state thereof or the District of Columbia or any other country member of the OECD, and, in each case, expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form as set forth in the Indentures or as otherwise satisfactory to the Trustee, all of the obligations of Suzano or the Issuer, as the case may be, under the Indentures and the New Securities Guarantees, as applicable;

(2)         immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;

(3)         if Suzano is organized under Brazilian law or the Issuer is organized under Austrian law, as applicable, and Suzano or the Issuer merges with a corporation, or the Successor Company is, organized under the laws of the United States, any State thereof or the District of Columbia or any country member of the OECD, or (ii) if Suzano or the Issuer is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Successor Company is, organized under the laws of Brazil or Austria, as applicable, or any country member of the OECD, then Suzano, the Issuer or the Successor Company will have delivered to the Trustee an Opinion of Counsel from each of Brazilian or Austrian, as applicable, U.S. and the successor jurisdiction counsel to the effect that, as applicable, the holders of the New Securities will not recognize income, gain or loss for U.S. jurisdiction or Brazilian or Austrian jurisdiction, as applicable, or the successor jurisdiction income tax purposes as a result of such transaction; and

(4)         Suzano, the Issuer or the Successor Company, as the case may be, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indentures;

provided, that clause (2) does not apply to the consolidation or merger of Suzano or the Issuer with or into any of Suzano’s Subsidiaries or the consolidation or merger of a Subsidiary of Suzano with or into Suzano or the Issuer.

b)                                     Suzano shall not sell or otherwise transfer any Equity Interest in the Issuer (other than directors’ qualifying shares) to any other Person other than a Subsidiary of Suzano unless Suzano becomes the direct obligor under the New Securities.

c)                                      Upon the consummation of any transaction effected in accordance with these provisions, if Suzano or the Issuer, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of Suzano under the New Securities Guarantees, or the Issuer under the Indentures with the same effect as if such successor Person had been named as Suzano or the Issuer, as applicable, in the Indentures. Upon such substitution, unless the successor is one or more of Suzano’s Subsidiaries, Suzano or the Issuer, as applicable, will be released from its obligations under the Indentures or the New Securities Guarantees, as applicable.

Maintenance of Properties

Suzano will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Suzano may be necessary so that the business of Suzano and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing shall prevent Suzano or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Suzano, desirable in the conduct of the business of Suzano and its Subsidiaries taken as a whole.

Substitution of the Issuer

The Issuer may, without the consent of any holder of the New Securities (and, by purchasing any New Securities, each holder expressly consents to the provisions of this section), be substituted by (a) Suzano or (b) any Wholly Owned Subsidiary of Suzano as principal debtor in respect of the New Securities (in each case, in that capacity, the “Successor Issuer”); provided that the following conditions are satisfied:

a)                                     such documents will be executed by the Successor Issuer, the Issuer, Suzano and the Trustee as may be necessary to give full effect to the substitution, including (i) a supplemental indenture under which the Successor Issuer assumes all of the Issuer’s obligations under the Indentures and the New Securities and, unless the Guarantor’s then existing Guarantee remain in full force and effect, substitute guarantees issued by the Guarantor in respect of the New Securities and (ii) a Subsidiary guarantee by the Issuer (collectively, the “Issuer Substitution Documents”);

b)                                     the Issuer Substitution Documents will contain covenants (i) to ensure that each holder of the New Securities has the benefit of a covenant in terms corresponding to the obligations of the Issuer in respect of the payment of Additional Amounts (but replacing references to Austria with references to the jurisdiction of organization of the Successor Issuer); and (ii) to indemnify each holder and beneficial owner of the New Securities against all taxes or duties (a) which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such holder or beneficial owner of the New Securities as a result of the substitution and which would not have been so incurred or levied had the substitution not been made and (b) which are imposed on such holder or beneficial owner of the New Securities by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the New Securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

c)                                      the Successor Issuer will deliver, or cause the delivery, to the Trustee of opinions from counsel reasonably satisfactory to the Trustee in the jurisdiction of organization of the Successor Issuer, Austria, Brazil, Luxembourg and New York as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents, the Indentures, the New Securities and the New Securities Guarantees and specified other legal matters, as well as an officers’ certificate and opinion as to compliance with the provisions of the Indentures, including those provisions described under this section;

d)                                     the Successor Issuer will appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the New Securities, the Indentures and the Issuer Substitution Documents;

e)                                      no Event of Default has occurred and is continuing; and

f)                                       the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Successor Issuer, Austria, Brazil and Luxembourg for the purpose of such substitution.

Upon the execution of the Issuer Substitution Documents, any substitute guarantee and compliance with the other conditions in the Indentures relating to the substitution, the Successor Issuer will be deemed to be named in the New Securities as the principal debtor in place of the Issuer, any reference in this “Description of the New Securities” to the Issuer shall from then on be deemed to refer to the Successor Issuer and any reference to the country in which the Issuer is domiciled or resident for taxation purposes shall from then on be deemed to refer to the country of domicile or residence for taxation purposes of the Successor Issuer.

Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Successor Issuer will give notice thereof to the holders of the New Securities. Notice of any such substitution shall be published in accordance with the provisions set forth under “—Notices.”

Notwithstanding any other provision of the Indentures, the Guarantor will (unless it is the Successor Issuer) promptly execute and deliver any documents or instruments necessary or that the Trustee may reasonably request, to ensure that the New Securities Guarantees are in full force and effect for the benefit of the holders and beneficial owners of the New Securities following the substitution.

See “Taxation—United States Tax Considerations.”

Default and Remedies

Events of Default

An “Event of Default” with respect to each series occurs if:

(1)              the Issuer defaults in the payment of the principal or any related Additional Amounts, if any, of any New Security of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(2)              the Issuer defaults in the payment of interest or any related Additional Amounts, if any, on any New Security of such series when the same becomes due and payable, and the default continues for a period of 30 days;

(3)              Suzano or the Issuer fails to comply with the covenants described under the captions “—Certain Covenants—Consolidation, Merger or Sale of Substantially All Assets”;

(4)              the Issuer or Suzano, as the case may be, defaults in the performance of or breaches any other of its covenants or agreements in the Indentures in relation to the New Securities or under the New Securities and the default or breach continues for a period of 60 consecutive days after written notice to the Issuer and/or Suzano, as the case may be, by the Trustee acting at the written direction of holders of 25% or more in aggregate principal amount of the New Securities, or to the Issuer, Suzano and the Trustee by the holders of 25% or more in aggregate principal amount of the New Securities;

(5)              there occurs with respect to any Debt of Suzano or any of its Subsidiaries having an outstanding principal amount of U.S.$75 million (or the equivalent thereof at the time of determination) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)              one or more final and non-appealable judgments or orders for the payment of money are rendered against the Issuer, Suzano or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75 million or the equivalent thereof at the time of determination (in excess of amounts which Suzano’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)              an involuntary case or other proceeding is commenced against the Issuer, Suzano or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or a final order for relief is entered against the Issuer, Suzano or such Subsidiaries under relevant bankruptcy laws as now or hereafter in effect;

(8)              the Issuer, Suzano or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperação judicial ou extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Suzano or any such Subsidiaries or for all or substantially all of the Property of the Issuer, Suzano or any such Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”);

(9)              the applicable New Securities Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indentures, or the Guarantor denies or disaffirms its obligations under such New Securities Guarantee;

(10)       any event occurs that under the laws of Brazil, Austria or any political subdivision thereof or any other country has substantially the same effect as any of the events a bankruptcy default; or

(11)       all or substantially all of the undertaking, assets and revenues of the Issuer, Suzano or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Issuer, Suzano or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to the Issuer, the Guarantor or any of Suzano’s Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, occurs and is continuing with respect to any New Securities of a series under the Indentures, the Trustee or the holders of at least 25% in aggregate principal amount of the New Securities of such series then outstanding, by written notice to the Issuer and to the Guarantor (and to the Trustee if the notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the unpaid principal of and accrued interest on the New Securities of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs, the unpaid principal of and accrued interest on the New Securities then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. In this case, the Guarantor will be required, and will agree in the Indentures, to duly comply with any and all then-applicable Central Bank regulations for remittance of funds outside of Brazil.

The holders of a majority in principal amount of the outstanding New Securities by written notice to the Issuer, the Guarantor and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)         all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the New Securities that have become due solely by the declaration of acceleration, have been cured or waived,

(2)         the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

(3)         the Issuer or the Guarantor has deposited with the Trustee of a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable fees, expenses, disbursements and advances of the Trustee, its agents and counsel, in each case incurred in connection with such Event of Default.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers— Amendments with Consent of Holders” the holders of a majority in principal amount of the outstanding New Securities of the applicable series may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default with respect to such series will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding New Securities of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indentures, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of New Securities of the applicable series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of New Securities of the applicable series.

A holder of any New Security may not institute any proceeding, judicial or otherwise, with respect to the Indentures or the New Securities, or for the appointment of a receiver or trustee, or for any other remedy under the Indentures or the New Securities, unless:

(1)         the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)         holders of at least 25% in aggregate principal amount of outstanding New Securities of the applicable series have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indentures;

(3)         holders of New Securities of the applicable series have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)         the Trustee within 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)         during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding New Securities of the applicable series have not given the Trustee a written direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a New Security to receive payment of principal of or interest on its New Security on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the written consent of that holder.

If any Event of Default with respect to a series occurs and is continuing and is known to a responsible officer of the Trustee (it being understood and agreed that any Event of Default other than a default in payment of principal and/or interest with respect to the New Securities will only be known by the Trustee upon a responsible officer of the Trustee’s receipt of a written notice specifying such Event of Default at its Corporate Trust Office), the Trustee will send notice of the Event of Default to each holder of New Securities of such series within 90 days after it occurs, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any New Security, the Trustee may withhold the notice if and so long as a trust committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the New Securities, the New Securities Guarantees or the Indentures or for any claim based on, in respect of, or by reason of, such obligations. Each holder of New Securities by accepting a New Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Securities. This waiver may not be effective to waive liabilities under U.S. securities laws, Austrian law, or under the Brazilian corporate law, and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holders

The Issuer, the Guarantor and the Trustee may amend or supplement the Indentures with respect to the New Securities of a series without notice to or the consent of any noteholder:

(1)         to cure any ambiguity, defect or inconsistency in the Indentures with respect to the New Securities;

(2)         to comply with the covenant described under the caption “—Certain Covenants—Consolidation, Merger or Sale of Substantially All Assets” with respect to the New Securities;

(3)         to evidence and provide for the acceptance of an appointment by a successor trustee with respect to the New Securities;

(4)         to provide for uncertificated New Securities in addition to or in place of Certificated New Securities;

(5)         to provide for any Guarantee of the New Securities, to secure the New Securities or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the New Securities when such release, termination or discharge is permitted by the Indentures;

(6)         to provide for or confirm the issuance of additional notes; or

(7)         to make any other change that does not materially, adversely affect the rights of any holder of New Securities or to conform the Indentures to this “Description of the New Securities” as evidenced by an Opinion of Counsel delivered to the Trustee.

Amendments with Consent of Holders

a)                                     Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), the Issuer, the Guarantor and the Trustee may amend the Indentures and the New Securities of a series with the written consent of the holders of a majority in principal amount of the outstanding New Securities of such series and the holders of a majority in principal amount of the outstanding New Securities of such series may waive future compliance by the Issuer or the Guarantor with any provision of the Indentures or the New Securities of such series.

b)                                     Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not (with respect to any New Securities held by a non-consenting holder):

(1)         reduce the principal amount of or change the Stated Maturity of any installment of principal of any New Security;

(2)         reduce the rate of or change the payment date of any interest payment on any New Security;

(3)         reduce the amount payable upon the redemption of any New Security in respect of an optional redemption, change the times at which any New Security may be redeemed or, once notice of redemption has been given, change the time at which it must thereupon be redeemed;

(4)         after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder with respect to the New Securities;

(5)         make any New Security payable in currency or at any place other than that stated in the relevant New Security;

(6)         impair the right of any holder of New Securities to institute suit for the enforcement of any payment on or with respect to any New Security;

(7)         make any change in the percentage of the principal amount of the New Securities required for amendments or waivers;

(8)         modify or change any provision of the Indentures affecting the ranking of the New Securities in a manner adverse to the holders of the New Securities; or

(9)         make any change in the New Securities Guarantees that would materially and adversely affect the holders of New Securities.

It is not necessary for holders of the New Securities to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

The Luxembourg Stock Exchange will be notified of any amendment regardless of whether noteholders’ approval is required.

Neither Suzano nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the New Securities unless such consideration is offered to be paid or agreed to be paid to all holders of the New Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Satisfaction and Discharge

The Indentures will be discharged and will cease to be of further effect as to all New Securities issued thereunder, when, with respect to the New Securities issued thereunder:

(1)

a.              all New Securities that have been authenticated, except lost, stolen or destroyed New Securities that have been replaced or paid and New Securities for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

b.              all New Securities that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year due to maturity or redemption and the Issuer or the Guarantor have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of New Securities, U.S. dollars or U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the New Securities not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption in respect of the New Securities;

(2)         no Default or Event of Default has occurred in respect of the New Securities and will continue after the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer, Suzano or any of its Subsidiaries is a party or by which the Issuer, Suzano or any of its Subsidiaries is bound;

(3)         the Issuer, Suzano or any of its Subsidiaries has paid or caused to be paid all other sums payable by it under the Indentures in respect of the New Securities; and

(4)         the Issuer and the Guarantor have delivered irrevocable instructions to the Trustee under the Indentures to apply the deposited money toward the payment of the New Securities at maturity or the redemption date, as the case may be and in case of redemption, has given notice of redemption.

In addition, the Issuer and the Guarantor must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indentures in respect of the New Securities have been satisfied.

Defeasance

With respect to the New Securities of a series, the Issuer may elect to:

(1)         discharge most of its obligations in respect of such New Securities and the Indentures, not including obligations related to the defeasance trust or to the replacement of such New Securities or its obligations to the Trustee (“legal defeasance”); or

(2)         discharge its obligations under most of the covenants, as set forth in the Indentures (and the events listed in clauses (4), (5), (6), (9) and (11) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”) with respect to such New Securities by irrevocably depositing in trust with the Trustee U.S. dollars or U.S. Government Obligations sufficient to pay principal of and interest on such New Securities to maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders of such New Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance or discharge, such an opinion could not be given absent a change of law after the date of the Indentures. In addition, in the case of any legal defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel in each of Austria, Brazil and any other jurisdiction in which the Issuer or the Guarantor are organized or is resident for tax purposes, to the effect that holders of the applicable New Securities will not recognize income, gain or loss in the relevant jurisdiction (as applicable) as a result of such deposit and defeasance and will be subject to taxes in the relevant jurisdiction (other than withholding taxes) (as applicable) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of any legal defeasance, the defeasance would in each case be effective when 90 days have passed since the date of the deposit in trust.

In the case of either discharge or legal defeasance of any New Securities, the New Securities Guarantee with respect to such New Securities will terminate.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indentures, with its corporate trust office in the Borough of Manhattan, New York City.

Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indentures and no others, and no implied covenants or obligations will be read into the Indentures against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the Indentures will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

The holders may have access to the Indentures at the corporate office of the Trustee.

Replacement of Trustee

The Trustee may resign at any time by 30 days prior written notice to the Issuer and Suzano.

The holders of a majority in principal amount of the outstanding New Securities may remove the Trustee by 30 days prior written notice to the Trustee.

If the Trustee is no longer eligible pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), any holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

The Issuer shall remove the Trustee if: (i) the Trustee is no longer eligible pursuant to the Trust Indenture Act; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting. In addition, the Issuer may remove the Trustee at any time for any reason to the extent the Issuer has given the Trustee at least 30 days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

A resignation or removal of the Trustee and appointment of a successor trustee will become effective only upon the successor trustee’s acceptance of appointment as provided in this Section.

If the Trustee has been removed by the holders, holders of a majority in principal amount of the New Securities may appoint a successor trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor trustee, provided, however, that in case of a bankruptcy, the resigning Trustee will have the right to appoint a successor trustee within 10 Business Days after giving of such notice of resignation if the Issuer has not already appointed a successor trustee. If the successor trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the holders of a majority in principal amount of the outstanding New Securities may appoint a successor trustee or may petition any court of competent jurisdiction for the appointment of a successor trustee.

Upon delivery by the successor trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will, upon payment of its charges, transfer all property held by it as Trustee to the successor trustee, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor trustee will have all the rights, powers and duties of the Trustee under the Indentures. Upon request of any successor trustee, the Issuer will execute any and all instruments for fully vesting in and confirming to the successor trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor trustee to all holders, and include in the notice the name of the successor trustee and the address of its Corporate Trust Office.

Paying Agents

The Trustee will initially act as the paying agent for the New Securities. The Issuer may appoint other paying agents in addition to the initial paying agent.

Transfer and Exchange

The Trustee will initially act as the transfer agent and registrar for the New Securities. A holder may transfer or exchange New Securities at the office designated by the Issuer for such purposes, which initially will be the Corporate Trust Office of the Trustee in New York, New York. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents in the form provided and as specified in the Indentures. See “Book Entry, Delivery and Form” for a description of additional transfer restrictions applicable to the New Securities.

No service charge will be imposed in connection with any transfer or exchange of any New Security, but the Issuer may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Listing

In the event that the New Securities offered hereby are listed on the NYSE, the Issuer and Suzano will use their commercially reasonable efforts to maintain such listing; provided, that if such listing of the New Securities shall be obtained and it subsequently becomes impracticable or unduly burdensome, in the good faith determination of the Issuer and Suzano, to maintain, due to changes in listing requirements occurring subsequent to the Issue Date, Suzano may de-list the New Securities from the NYSE; and, in the event of any such de-listing, Suzano shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the New Securities by another listing authority, exchange or system within or outside the U.S. as it may reasonably decide, provided, that if such alternative admission is not available or is, in the Issuer and Suzano’s reasonable opinion, unduly burdensome, the Issuer and Suzano shall have no further obligation in respect of any listing of the New Securities.

Notices

As long as New Securities in global form are outstanding, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If the Issuer issues New Securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Governing Law

The Indentures, the New Securities and the New Securities Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Prescription

Claims filed in the courts of the State of New York for payment of principal and interest in respect of the New Securities (including Additional Amounts) will be subject to the applicable statute of limitations for such claims, which is currently six years.

Consent to Jurisdiction

Each of the parties to the Indentures will irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indentures or any New Security or New Securities Guarantee. Each of the parties to the Indentures will irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such courts and any claim that any such suit, action or proceeding brought in such courts, has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. To the extent that the Issuer or the Guarantor have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuer and any Guarantor has irrevocably waived such immunity in respect of (i) its obligations under the Indentures and (ii) any New Security or New Securities Guarantee. Each of the parties to the Indentures will agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on them and may be enforced in any court to the jurisdiction of which each of them is subject by a suit upon such judgment, provided, that service of process is effected upon the Issuer in the manner specified in the following paragraph or as otherwise permitted by law.

As long as any of the New Securities remain outstanding, the Issuer and the Guarantor will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to the Indentures or any New Security or New Securities Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the extent permitted by law be deemed in every respect effective service of process upon the Issuer or the Guarantor in any such legal action or proceeding. The Issuer and the Guarantor will appoint Corporation Service Company as their agent for such purpose, and covenant and agree that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, United States (or at such other address or at the office of such other authorized agent as the Issuer or the Guarantor may designate by written notice to the Trustee).

Judgment Currency

U.S. dollars are the sole currency of account and payment for all sums due and payable by the Issuer and the Guarantor under the Indentures, the New Securities and the New Securities Guarantees. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the Issuer and the Guarantor will agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase U.S. dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

The obligation of each of the Issuer and the Guarantor in respect of any sum due to any noteholder or the Trustee in U.S. dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such noteholder or Trustee may in accordance with normal banking procedures purchase U.S. dollars in the amount originally due to such Person with the judgment currency. If the amount of U.S. dollars so purchased is less than the sum originally due to such Person, each of the Issuer and the Guarantor agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Person, such Person will, by accepting a New Security, be deemed to have agreed to repay such excess.

Certain Definitions

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable GAAP” means either (i) generally accepted accounting principles in Brazil, which are based on the Brazilian corporate law, the rules and regulations of the Brazilian securities commission and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil, IBRACON) (whether or not Suzano or any of its Subsidiaries or Affiliates is otherwise subject to such rules) as in effect as in effect from time to time or (ii) International Financial Reporting Standards as in effect from time to time (“IFRS”).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Austria” means the Republic of Austria and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity.

“Brazil” means The Federative Republic of Brazil and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York or São Paulo.

“Capital Lease” means, with respect to any Person, any lease of any Property which, in conformity with Applicable GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, including any Preferred Stock, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“Change of Control” means the consummation of any transaction by which (i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of Suzano or (ii) (x) the Permitted Holders cease to “beneficially own” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, collectively, at least 50% of the total voting power of the outstanding Voting Stock of Suzano, (y) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a person or group that includes any one or more of the Permitted Holders, becomes after the date hereof the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of a greater percentage of the total voting power of the outstanding Voting Stock of Suzano than the percentage beneficially owned collectively by the Permitted Holders and (z) the Permitted Holders cease to have, directly or indirectly, the power to direct or cause the direction of the management and policies of Suzano.

“Consolidated Net Tangible Assets” means the total amount of assets of Suzano and its Subsidiaries on a consolidated basis, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet for which internal financial statements are available, all calculated in accordance with Applicable GAAP and calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by Suzano and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“Debt” means, with respect to any Person, without duplication,

(1)              all indebtedness of such Person for borrowed money;

(2)              all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)              all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4)              all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding trade payables arising in the ordinary course of business;

(5)              all obligations of such Person as lessee under Capital Leases;

(6)              all Debt of other Persons guaranteed by such Person to the extent so guaranteed;

(7)              all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8)              all obligations of such Person under Hedging Agreements;

(9)              all Disqualified Equity Interests issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends; and

(10)       all Preferred Stock issued by a Subsidiary of such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person.

The amount of Debt of any Person will be deemed to be:

a)                                     with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

b)                                     with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

c)                                      with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

d)                                     with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

e)                                      otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)         required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the New Securities for consideration other than Qualified Equity Interests, or

(2)         convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon a “Change of Control” occurring prior to the Stated Maturity of the New Securities if those provisions:

a)                                     are no more favorable to the holders than the covenant described under the caption “—Repurchase of New Securities Upon a Change of Control” and

b)                                     specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the New Securities as required by the Indentures.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning given to it under “—Default and Remedies—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fitch” means Fitch Ratings Inc. and its successors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Suzano.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means the obligations of any Person pursuant to any Hedging Agreement.

“Investment Grade” means “BBB-” or higher by S&P, “Baa3” or higher by Moody’s or “BBB-” or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Issue Date” means                , 2019.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“New Securities Guarantees” means the guarantee of the New Securities by Suzano pursuant to the Indentures.

“Officer’s Certificate” means a certificate signed by any of the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, a director, the general counsel or any vice president of the Issuer or Suzano.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer, Suzano (except as otherwise provided in the Indentures), as reasonably acceptable to the Trustee.

“Permitted Holders” means (i) Suzano Holding S.A. or any Affiliate thereof, David Feffer, Daniel Feffer, Jorge Feffer, Ruben Feffer, Lisabeth S. Sander, Janet Guper, André Guper, Pedro Noah Hornett Guper and Ian Baruch Hornett Guper, or any of their respective successors, or (ii) an entity that is directly or indirectly controlled by one or more of the Persons listed in clause (i).

“Permitted Liens” means:

(1)              any Lien existing on the date of the Indentures, and any extension, renewal or replacement thereof or of any Lien in clauses (2) or (3) below; provided, however, that the total amount of Debt so secured is not increased plus any fees and expenses in connection with such extension, renewal or replacement;

(2)              any Lien on any property or assets (including Capital Stock of any person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of the Indentures; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) 130% of the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Suzano or any of its Subsidiaries; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the person so acquired;

(3)              any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided, further, that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Suzano or any Subsidiary;

(4)              any Lien existing on any property or assets of any person before that person’s acquisition (in whole or in part) by, merger into or consolidation with Suzano or any of its Subsidiaries after the date of the Indentures; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(5)              any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Suzano or any of its Subsidiaries in the ordinary course of business;

(6)              any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including borrowings from any Brazilian governmental bank with funds provided by Brazilian regional funds including Financiadora de Estudos e Projetos — FINEP, Fundo de Desenvolvimento do Nordeste — FDNE, Banco do Nordeste do Brasil and Fundo de Desenvolvimento do Centro Oeste — FCO), or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank or government-sponsored agency, export-import bank or official export-import credit insurer;

(7)              any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds, judicial deposits or other similar guarantees in proceedings being contested in good faith to which Suzano or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Suzano or any its Subsidiaries is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(8)              any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(9)              any rights of set-off of any Person with respect to any deposit account of Suzano or any of its Subsidiaries arising in the ordinary course of business;

(10)       any Lien on cash or cash equivalents securing Hedging Agreements or other similar transactions in the ordinary course of business;

(11)       any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by Applicable GAAP;

(12)       any Liens on the receivables of Suzano or any of its Subsidiaries securing the obligations of such Person under any line of credit or working capital facility; provided that the aggregate amount of receivables securing Debt shall not exceed 80% of Suzano’s and its Subsidiaries’ aggregate outstanding receivables from time to time; and

(13)       in addition to the foregoing Liens set forth in clauses (1) through (12) above, Liens securing Debt of Suzano or any of its Subsidiaries which do not in aggregate principal amount, at any time of determination, exceed 17% of Suzano’s Consolidated Net Tangible Assets (the “General Liens Basket”).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein, (ii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights and patents and similar rights and (iii) any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not making rating of the New Securities publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the New Securities is under publicly announced consideration for possible down grade by either Rating Agency) after the earlier of the date of public notice of a Change of Control and of the Issuer’s intention or that of any Person to effect a Change of Control, (i) in the event the New Securities are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of such New Securities by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event such New Securities are not assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of such New Securities by at least two of the Rating Agencies shall be decreased by one or more categories, provided that there shall be no Rating Decline to the extent such New Securities continue to have an Investment Grade Rating by at least one of the Ratings Agencies.

“R$” means the real, being the lawful currency in Brazil.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors. “Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” of any Person means any Subsidiary of Suzano, or any group of Subsidiaries, if taken together as a single entity, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Trustee” means the party named as such in this Description of the New Securities until a successor replaces it and, thereafter, means the Successor.

“U.S. GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is directly or indirectly owned by Suzano.

Book Entry, Delivery and Form

New Securities will be issued at the closing of this offering against payment in immediately available funds. The New Securities are represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Securities in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

•                  upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•                  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indentures for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indentures. Under the terms of the Indentures, the Issuer and the Trustee will treat the persons in whose names the New Securities, including the Global Notes, are registered as the owners of the New Securities for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee, the transfer agent, the registrar, the paying agent nor any agent of the Issuer, nor the Trustee has or will have any responsibility or liability for:

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Securities (including principal and interest) is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of New Securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be our responsibility or that of DTC or the Trustee. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Securities, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to compliance with the transfer restrictions described herein, transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the New Securities described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of New Securities only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the New Securities, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)         DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)         The Issuer, at its option, notifies the Trustee in writing that it has elected to cause the issuance of the Certificated Notes; or

(3)         there has occurred and is continuing a Default or Event of Default with respect to the New Securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indentures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indentures) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such New Securities.

TAXATION

The following discussion addresses certain material Austrian, Brazilian and U.S. federal income tax consequences (and certain EU related tax consequences) of acquiring, holding and disposing of the New Securities. Although there presently is no income tax treaty between Brazil and the United States, the tax authorities of the two countries have had discussions that may culminate in such a treaty.  We cannot assure, however, as to whether or when a treaty will enter into force or how it will affect holders of the New Securities.  Each prospective purchaser is urged to consult its own tax advisor about the particular Austrian, Brazilian and U.S. federal income tax consequences (and certain EU related tax consequences) to it of an investment in the New Securities.

Austrian Material Tax Considerations

This section on taxation contains a brief summary of the Issuer’s understanding with regards to certain principles of Austrian tax law which may be of significance in connection with the purchase, holding or sale of notes in Austria. This summary does not purport to exhaustively describe all possible Austrian tax aspects and does not deal with specific situations which may be of relevance for certain potential investors. The following comments are rather of a general nature and included herein solely for information purposes. They are not intended to be, nor should they be construed to be, legal or tax advice. This summary is based on the currently applicable tax legislation, case law and regulations of the tax authorities, as well as their respective interpretation, all of which may be amended from time to time. Such amendments may be effected with retroactive effect and may negatively impact on the tax consequences described herein. It is recommended that potential investors in the New Securities consult with their legal and tax advisors as to the tax consequences of the purchase, holding or sale of the New Securities. Tax risks resulting from the New Securities shall in any case be borne by the investor. For the purposes of the following summary, it is assumed that the notes are legally and factually offered to an indefinite number of persons.

General remarks

Individuals having a domicile (Wohnsitz) and/or their habitual abode (gewöhnlicher Aufenthalt), both as defined in sec. 26 of the Austrian Federal Fiscal Procedures Act (Bundesabgabenordnung), in Austria are subject to income tax (Einkommensteuer) in Austria on their worldwide income (unlimited income tax liability; unbeschränkte Einkommensteuerpflicht). Individuals having neither a domicile nor their habitual abode in Austria are subject to income tax in Austria only on income from certain Austrian sources (limited income tax liability; beschränkte Einkommensteuerpflicht).

Corporations having their place of management (Ort der Geschäftsleitung) and/or their legal seat (Sitz), both as defined in sec. 27 of the Austrian Federal Fiscal Procedures Act, in Austria are subject to corporate income tax (Körperschaftsteuer) in Austria on their worldwide income (unlimited corporate income tax liability; unbeschränkte Körperschaftsteuerpflicht). Corporations having neither their place of management nor their legal seat in Austria are subject to corporate income tax in Austria only on income from certain Austrian sources (limited corporate income tax liability; beschränkte Körperschaftsteuerpflicht).

Tax considerations which are potentially relevant to investors subject to a special tax regime, such as for example governmental authorities, charities, foundations or investment or pension funds, and special tax regimes that may apply, for example, where an investor holds notes via an entity which qualifies as an Austrian or non-Austrian investment fund for tax purposes, are not addressed herein.

Both in case of unlimited and limited (corporate) income tax liability, Austria’s right to tax may be restricted by applicable double taxation treaties.

Austrian income tax aspects

Pursuant to sec. 27(1) of the Austrian Income Tax Act (Einkommensteuergesetz), the term investment income (Einkünfte aus Kapitalvermögen) comprises:

•                  income from the letting of capital (Einkünfte aus der Überlassung von Kapital) pursuant to sec. 27(2) of the Austrian Income Tax Act, including dividends and interest; the tax base is the amount of the earnings received (sec. 27a(3)(1) of the Austrian Income Tax Act);

•                  income from realized increases in value (Einkünfte aus realisierten Wertsteigerungen) pursuant to sec. 27(3) of the Austrian Income Tax Act, including gains from the sale, redemption and other realization (including, potentially, the assumption of the Issuer’s obligations by a Successor Issuer as described under “Description of the New Securities — Substitution of the Issuer”) of assets that lead to income from the letting of capital (including zero coupon bonds); the tax base amounts to the sales proceeds or the redemption amount minus the acquisition costs, in each case including accrued interest (sec. 27a(3)(2)(a) of the Austrian Income Tax Act); and

•                  income from derivatives (Einkünfte aus Derivaten) pursuant to sec. 27(4) of the Austrian Income Tax Act, including cash settlements, option premiums received and income from the sale or other realization of forward contracts like options, futures and swaps and other derivatives such as index certificates (the mere exercise of an option does not trigger tax liability); for example in the case of index certificates, the tax base amounts to the sales proceeds or the redemption amount minus the acquisition costs (sec. 27a(3)(3)(c) of the Austrian Income Tax Act).

Also the withdrawal from a securities account (Depotentnahme) and circumstances leading to a restriction of Austria’s taxation right vis-à-vis other countries, for example a relocation from Austria (Wegzug), are in general deemed to constitute a sale (cf. sec. 27(6) of the Austrian Income Tax Act). The tax base in this case amounts to the fair market value minus the acquisition costs (sec. 27a(3)(2)(b) of the Austrian Income Tax Act).

Resident individual noteholders

Individuals subject to unlimited income tax liability in Austria holding notes as non-business assets are subject to income tax on all resulting investment income pursuant to sec. 27(1) of the Austrian Income Tax Act. In case of investment income from notes with an Austrian nexus (inländische Einkünfte aus Kapitalvermögen), basically meaning income paid by an Austrian paying agent (auszahlende Stelle) or an Austrian custodian agent (depotführende Stelle), the income is subject to withholding tax (Kapitalertragsteuer) at a flat rate of 27.5%; no additional income tax is levied over and above the amount of tax withheld (final taxation pursuant to sec. 97(1) of the Austrian Income Tax Act). In case of investment income from notes without an Austrian nexus, the income must be included in the investor’s income tax return and is subject to income tax at the flat rate of 27.5%. In both cases, upon application, the option exists to tax all income subject to income tax at a flat rate pursuant to sec. 27a(1) of the Austrian Income Tax Act at the applicable lower progressive income tax rate (option for regular taxation pursuant to sec. 27a(5) of the Austrian Income Tax Act). The acquisition costs must not include ancillary acquisition costs (Anschaffungsnebenkosten; sec. 27a(4)(2) of the Austrian Income Tax Act). Expenses with a direct economic nexus to income subject to a flat income tax rate pursuant to sec. 27a(1) of the Austrian Income Tax Act, such as bank charges and custody fees, must not be deducted (sec. 20(2) of the Austrian Income Tax Act); this also applies if the option for regular taxation is exercised. Sec. 27(8) of the Austrian Income Tax Act, inter alia, provides for the following restrictions on the offsetting of losses: negative income from realized increases in value and from derivatives may be neither offset against interest from bank accounts and other non-securitized claims vis-à-vis credit institutions (except for cash settlements and lending fees) nor against income from private foundations, employee participation foundations, foreign private law foundations and other comparable legal estates (Privatstiftungen, Belegschaftsbeteiligungsstiftungen, ausländische Stiftungen oder sonstige Vermögensmassen, die mit einer Privatstiftung vergleichbar sind); income subject to income tax at a flat rate pursuant to sec. 27a(1) of the Austrian Income Tax Act may not be offset against income subject to the progressive income tax rate; negative investment income not already offset against positive investment income may not be offset against other types of income; (the foregoing also applies if the option for regular taxation is exercised). The Austrian custodian agent has to effect the offsetting of losses by taking into account all of a taxpayer’s securities accounts with the custodian agent, in line with sec. 93(6) of the Austrian Income Tax Act, and to issue a written confirmation to the taxpayer to this effect.

Individuals subject to unlimited income tax liability in Austria holding notes as business assets are subject to income tax on all resulting investment income pursuant to sec. 27(1) of the Austrian Income Tax Act. In case of investment income from notes with an Austrian nexus (see above), the income is subject to withholding tax at a flat rate of 27.5%. While withholding tax has the effect of final taxation for income from the letting of capital, income from realized increases in value and income from derivatives must be included in the investor’s income tax return (subject to income tax at the flat rate of 27.5%). In case of investment income from notes without an Austrian nexus, the income must always be included in the investor’s income tax return and is subject to income tax at the flat rate of 27.5%. In both cases, upon application, the option exists to tax all income subject to income tax at a flat rate pursuant to sec. 27a(1) of the Austrian Income Tax Act at the lower progressive income tax rate (option for regular taxation pursuant to sec. 27a(5) of the Austrian Income Tax Act). Expenses with a direct economic nexus to income subject to a flat income tax rate pursuant to sec. 27a(1) of the Austrian Income Tax Act, such as bank charges and custody fees, must not be deducted (sec. 20(2) of the Austrian Income Tax Act); this also applies if the option for regular taxation is exercised. Pursuant to sec. 6(2)(c) of the Austrian Income Tax Act, depreciations to the lower fair market value and losses from the sale, redemption and other realization of financial assets and derivatives in the sense of sec. 27(3) and (4) of the Austrian Income Tax Act, which are subject to income tax at the flat rate of 27.5%, are primarily to be offset against income from realized increases in value of such financial assets and derivatives and with appreciations in value of such assets within the same business unit (Wirtschaftsgüter desselben Betriebes); only 55% of the remaining negative difference may be offset against other types of income.

Resident corporate noteholders

Pursuant to sec. 7(2) of the Austrian Corporate Income Tax Act (Körperschaftsteuergesetz), corporations subject to unlimited corporate income tax liability in Austria are subject to corporate income tax on income in the sense of sec. 27(1) of the Austrian Income Tax Act from notes at a rate of 25%. In the case of income in the sense of sec. 27(1) of the Austrian Income Tax Act from notes with an Austrian nexus (see above), the income is subject to withholding tax at a flat rate of 27.5%. However, pursuant to sec. 93(1a) of the Austrian Income Tax Act, a 25% rate may be applied by the withholding agent, if the debtor of the withholding tax is a corporation. Such withholding tax can be credited against the corporate income tax liability. Under the conditions set forth in sec. 94(5) of the Austrian Income Tax Act (exemption declaration; Befreiungserklärung) withholding tax is not levied in the first place. Losses from the sale of notes can be offset against other business income.

Non-resident noteholders

Individuals and corporations subject to limited (corporate) income tax liability in Austria are taxable on investment income from notes if they have a permanent establishment (Betriebsstätte) in Austria and the notes as well as the income from the notes are attributable to such permanent establishment (cf. sec. 98(1)(3) of the Austrian Income Tax Act, sec. 21(1)(1) of the Austrian Corporate Income Tax Act). Individuals subject to limited income tax liability in Austria are also taxable on Austrian interest within the meaning of sec. 27(2)(2) of the Austrian Income Tax Act and Austrian accrued interest within the meaning of sec. 27(6)(5) of the Austrian Income Tax Act if withholding tax is levied on such (accrued) interest (cf. sec. 98(1)(5)(b) of the Austrian Income Tax Act); an exemption applies, inter alia, to (accrued) interest received by individuals resident in a state with which Austria maintains automatic exchange of information (residence in such state must be proven by presentation of a residence certificate). Austrian (accrued) interest within the present context is generally constituted if the debtor of the interest has a residence, place of effective management or seat in Austria or is an Austrian branch of a non-Austrian credit institution, or the securities are issued by an Austrian issuer. Under applicable double taxation treaties, full or partial relief from Austrian income tax may be available. However, Austrian credit institutions must not provide for such relief at source; instead, the investor may file a claim for repayment of tax with the competent Austrian tax office (electronic pre-notification requirements may apply).

Austrian inheritance and gift tax

Austria does not levy inheritance or gift tax.

Certain gratuitous transfers of assets to private law foundations and comparable legal estates (privatrechtliche Stiftungen und damit vergleichbare Vermögensmassen) are subject to foundation transfer tax (Stiftungseingangssteuer) pursuant to the Austrian Foundation Transfer Tax Act (Stiftungseingangssteuergesetz) if

the transferor and/or the transferee at the time of transfer have a domicile, their habitual abode, their legal seat or their place of management in Austria. Certain exemptions apply in cases of transfers mortis causa of financial assets within the meaning of sec. 27(3) and (4) of the Austrian Income Tax Act (except for participations in corporations) if income from such financial assets is subject to income tax at a flat rate pursuant to sec. 27a(1) of the Austrian Income Tax Act. The tax base is the fair market value of the assets transferred minus any debts which are economically linked to the assets transferred, calculated at the time of transfer. The tax rate is generally 2.5%, with a higher rate of 25% in special cases. Special provisions apply to transfers of assets to entities falling within the scope of the tax treaty between Austria and Liechtenstein.

There is a special notification obligation for gifts of money, receivables, shares in corporations, participations in partnerships, businesses, movable tangible assets and intangibles if the donor and/or the donee have a domicile, their habitual abode, their legal seat or their place of management in Austria. Not all gifts are covered by the notification obligation: In case of gifts to certain related parties, a threshold of EUR 50,000 per year applies; in all other cases, a notification is obligatory if the value of gifts made exceeds an amount of EUR 15,000 during a period of five years. Gratuitous transfers to foundations falling under the Austrian Foundation Transfer Tax Act described above are exempt from the notification obligation. Intentional violation of the notification obligation may trigger fines of up to 10% of the fair market value of the assets transferred.

Further, gratuitous transfers of notes may trigger income tax at the level of the transferor pursuant to sec. 27(6) of the Austrian Income Tax Act (see above).

Brazilian Tax Considerations

The following discussion summarizes the principal Brazilian tax consequences of the transactions described in this prospectus to a holder not deemed to be domiciled in Brazil for Brazilian tax purposes, referred to herein as a “Non-Brazilian Holder.”

This discussion does not address all the Brazilian tax considerations that may be applicable to any particular Non-Brazilian Holder. This material does not purport to be a comprehensive description of all the tax considerations that may be relevant for analysis of particular cases. It is based on Brazilian tax legislation as in effect on the date of this filing, which is subject to change and to differing interpretations, and which may result in different tax consequences than those described below. Investors are advised to consult their own tax advisors with respect to the tax treatment applicable to their particular investment circumstances.

Payments in Respect of the New Securities, and Sale or Other Disposition of New Securities

Generally, an individual, entity, trust or organization that is domiciled for tax purposes outside Brazil (a “Non-Brazilian Holder”) is subject to income tax in Brazil only when income is derived from a Brazilian source or when the transaction giving rise to such earnings involves assets located in Brazil. Therefore, based on the fact that Suzano Austria is considered to be domiciled abroad for tax purposes, any interest, gains, fees, commissions, expenses and any other income paid by Suzano Austria in respect of the New Securities it issues to Non-Resident holders should not be subject to withholding or deduction in respect of Brazilian income tax or any other taxes, duties, assessments or governmental charges in Brazil, provided that such payments are made by Suzano Austria with funds held outside of Brazil.

Any capital gains generated outside Brazil as a result of a transaction between two Non-Resident holders with respect to assets not located in Brazil are generally not subject to tax in Brazil. If the assets are located in Brazil, then capital gains realized thereon are subject to income tax, according to Law No. 10,833, enacted on December 29, 2003. Since the New Securities will be issued by Suzano Austria, a legal entity incorporated outside of Brazil and registered abroad, the New Securities should not fall within the definition of assets located in Brazil for purposes of Law No. 10,833, gains realized on the sale or other disposition of the New Securities made outside Brazil by a Non-Resident holder to another.

Non-Resident should not be subject to Brazilian taxes since the assets are not located in Brazil. However, we cannot assure prospective investors how Brazilian tax authorities will interpret the legislation. In the event the tax authorities argue that Suzano issued the New Securities, instead of Suzano Austria, the income tax is deemed to be due, and the gains may be subject to income tax in Brazil at progressive rates ranging from 15.0% to 22.5% (15% for the part of the gain that does not exceed R$5.0 million, 17.5% for the part of the gain that exceeds R$5.0 million but does not exceed R$10.0 million, 20% for the part of the gain that exceeds R$10.0 million but does not exceed R$30.0 million and 22.5% for the part of the gain that exceeds R$30.0 million) or to a flat rate of 25%, in case the Non-Brazilian Holder is a resident of or domiciled in a No Taxation or Low Taxation Jurisdiction.

Payments Made by Suzano as Guarantor

In the event the issuer fails to timely pay any due amount, including any payment of principal, interest or any other amount that may be due and payable in respect of the New Securities, the guarantor will be required to assume the obligation to pay such due amounts. As there is no specific legal provision dealing with the imposition of withholding income tax on payments made by Brazilian sources to Non-Resident beneficiaries under guarantees and no uniform decision from the Brazilian courts, there is a risk that tax authorities will take the position that the funds remitted by the guarantor to the Non-Resident holders may be subject to the imposition of withholding income tax at a general 15% rate, or at a 25% rate, if the Non-Resident holder is located in a No Taxation or Low Taxation Jurisdiction.

Payments made under guarantee by Brazilian sources to Non-Resident beneficiaries should not be subject to the imposition of withholding income tax, to the extent that they should qualify as a credit transaction by the Brazilian party to the borrower. However, the imposition of withholding income tax under these circumstances has not been settled by the Brazilian courts. As result, the Brazilian tax authorities could argue that payments made under the guarantee structure should be subject to imposition of withholding income tax according to the nature of the guaranteed payment, in which case only interest and fees should be subject to taxation at a rate of

15%, or 25%, in cases of beneficiaries located in a No Taxation or Low Taxation Jurisdiction, as defined by the Brazilian legislation.

We recommend that prospective investors consult their own tax advisors for more thorough analysis of whether they could face any possible tax consequences.

Discussion of No Taxation or Low Taxation Jurisdictions

On June 24, 2008, Law No. 11,727/2008 was enacted, defining the concept of a “privileged tax regime” in connection with transactions subject to transfer pricing and thin capitalization rules. Under this definition, privileged tax regimes are defined by a more rigorous standard than low-tax jurisdictions. A “privileged tax regime” is considered to be a jurisdiction which: (i) does not tax income or taxes income at a maximum rate lower than 20.0%; (ii) grants tax advantages to non-resident entities or individuals (a) without requiring substantial economic activity in the jurisdiction of such non-resident entity or individual or (b) to the extent such non-resident entity or individual does not conduct substantial economic activity in the jurisdiction of such non-resident entity or individual; (iii) does not tax income generated abroad, or imposes tax on income generated abroad at a maximum rate lower than 20.0% or (iv) restricts disclosure about ownership of assets, ownership rights or economic transactions.

On June 7, 2010, the Brazilian Tax Authorities enacted Normative Ruling No. 1,037, as amended, listing (i) the countries and jurisdictions considered to be No Taxation or Low Taxation Jurisdiction and (ii) the privileged tax regimes.

On November 28, 2014, the Ministry of Finance issued Ordinance No. 488 which reduced the rate threshold from 20% to 17% if the relevant jurisdiction has committed to adopt international standards on tax transparency.

Notwithstanding the fact that the “privileged tax regime” concept was enacted in connection with Brazilian transfer pricing and thin capitalization rules, there is no assurance that Brazilian tax authorities will not attempt to apply the concept of privileged tax regimes to other types of transactions, such as investments in the Brazilian financial and capital markets. Currently, the understanding of the Brazilian tax authorities is that the rate of 15% withholding of income tax applies to payments made to beneficiaries resident in Privileged Tax Regimes (Answer to Advance Tax Ruling Request COSIT n. 575, of December 20, 2017). In any case, if Brazilian tax authorities determine that payments made to a Non-Brazilian Holder under a Privileged Tax Regime are subject to the same rules applicable to payments made to a Non-Brazilian Holder located in a No Taxation or Low Taxation Jurisdiction, the withholding of tax applicable to such payments could be assessed at a rate of up to 25%.

We recommend that prospective investors consult their own tax advisors for more thorough analysis of whether they could face any possible tax consequences from Law No. 11,727/2008.

Other Tax Considerations

Pursuant to Decree No. 6,306/2007, dated December 14, 2007, as amended, or Decree No. 6,306/2007, the conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency may be subject to the tax on foreign exchange transactions (the “IOF/Exchange Tax”). Currently, for most exchange transactions, the rate of IOF/Exchange Tax is 0.38%. However, the settlement of exchange transactions in connection with foreign financing or loans, for both inflow and outflow of proceeds into and from Brazil, are subject to IOF/Exchange Tax at a 0% rate. Currently, in the case of the settlement of foreign exchange transactions (including simultaneous foreign exchange transactions), in connection with the inflow of proceeds to Brazil deriving from foreign loans, including those obtained through the issuance of securities in the international market, with the minimum average term not exceeding 180 days, the IOF/Exchange Tax rate is 6% (this rate of 6% will be levied with penalties and interest in the case of financings or international bonds with a minimum average term longer than 180 days in which an early redemption occurs in the first 180 days).

The Brazilian federal government may increase the rate of the IOF/Exchange Tax to a maximum of 25.0% of the amount of the foreign exchange transaction at any time, but such an increase would not apply retroactively.

Brazilian law imposes a Tax on Loan Transactions (the “IOF/Credit Tax”). The Brazilian tax authorities could argue that IOF/Credit Tax due on loan transactions could be imposed upon any amount paid by Suzano as a guarantor in respect of the New Securities under the guarantee given at a rate of up to 1.88% of the total amount paid.

We recommend that prospective investors consult their own tax advisors for more thorough analysis of whether they could face any others possible tax consequences.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to U.S. holders and, to the extent provided below, non-U.S. holders (each as defined below) (together, “holders”) considering the exchange offers.  This summary is based on provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect.  This summary deals only with beneficial owners of New Securities that will hold New Securities as capital assets, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold New Securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, nonresident alien individuals present in the United States for more than 182 days in a taxable year, entities or arrangements taxed as partnerships for U.S. federal income tax purposes or the partners therein, persons subject to the alternative minimum tax, or U.S. holders that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income.  Investors should consult their own tax advisors in determining the tax consequences to them of holding New Securities under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a New Security that, for U.S. federal income tax purposes, is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the New Security.  A “non-U.S. holder” is a beneficial owner of a New Security that, for U.S. federal income tax purposes, is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”).  The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies.

Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Each holder should consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the New Securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Qualified Reopening

The February 2019 reopening of the Old 2029 Notes was a “qualified reopening” for U.S. federal income tax purposes.  Accordingly, for U.S. federal income tax purposes, notes issued in such reopening will be considered to have the same issue date and issue price as the Old 2029 Notes.

Exchange of Old Securities and New Securities

A U.S. holder will not realize any gain or loss upon the exchange of its Old Securities for New Securities. The U.S. holder’s tax basis and holding period in the New Securities will be the same as its tax basis and holding period in the Old Securities at the time of the exchange.

U.S. Holders

Payments of Interest and Additional Amounts.  Subject to the discussion of amortizable bond premium below, the gross amount of stated interest (other than pre-issuance accrued interest, if any) and Additional Amounts (i.e., without reduction for withholding tax at the appropriate withholding tax rate applicable to the U.S. holder) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Subject to generally applicable restrictions and conditions, withholding tax paid at the appropriate rate applicable to the U.S. holder will be treated as foreign income tax eligible (i) for credit against a U.S. holder’s U.S. federal income tax liability, or (ii) at the election of such U.S. holder, for deduction in computing such U.S. holder’s taxable income (provided that the U.S. holder elects to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year).  Interest and Additional Amounts will constitute income from sources without the United States for foreign tax credit purposes.  Such income generally will constitute “passive category income” for U.S. foreign tax credit purposes. The calculation of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of such deduction, involves the application of rules that depend on a U.S. holder’s particular circumstances.  U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits or deductions in their particular situations.

Amortizable Bond Premium.  A U.S. holder will be considered to have purchased an Old Security with bond premium if its purchase price for the Old Security (excluding the amount paid for pre-issuance accrued interest, if any) exceeds the stated principal amount and may generally elect to amortize the excess as an offset to interest income, using a constant yield method, over the remaining term of the New Security.  If the U.S. holder elects to amortize bond premium with respect to a New Security, the U.S. Holder must reduce its tax basis in the security by the amounts of the premium amortized in any year.  If the U.S. holder does not elect to amortize such premium, the amount of any premium will be included in the U.S. holder’s tax basis in the security when the security is disposed of.  An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by a U.S. holder, and such election may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

Market Discount.  If a U.S. holder purchased an Old Security at a price that is lower than its remaining redemption amount by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the New Security will be considered to have market discount.  In such case, gain realized by the U.S. holder on the disposition of the New Security generally will be treated as ordinary income to the extent of the market discount that accrued on both the Old Security and the New Security, treated as a single instrument, while held by the U.S. holder.  In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the security.  In general terms, market discount on a security will be treated as accruing ratably over the term of such security, or, at the U.S. holder’s election, under a constant-yield method.

A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a disposition as ordinary income.  If the U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply.  Any such election, if made, applies to all market discount bonds acquired by the U.S. holder on or after the first day of the taxable year to which such election applies and is revocable only with the consent of the IRS.

Sale, Exchange and Retirement of Notes.  Upon the sale, exchange or retirement of a New Security (including, under certain circumstances, the assumption of the Issuer’s obligations by a Successor Issuer, as described under “Description of the Notes—Substitution of the Issuer”), a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such New Security.  As discussed above, a U.S. holder’s tax basis in a New Security will equal the U.S. holder’s basis in the Old Security, which generally will equal such U.S. holder’s purchase price of the Old Security, reduced by any bond premium that the U.S. holder amortized and increased by any market discount that the U.S. holder previously included in income.  Except as described under “Market Discount” above, gain  or loss recognized by a U.S. holder on the disposition of a New Security generally will be long-term capital gain or loss if, at the time of the disposition, the New Security has been held for more than one year (taking into account the holding period for the Old Security, as discussed above).  The net amount of long-term capital gain recognized by an individual U.S. holder generally is subject to tax at a reduced rate.  The deduction of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S.-source gain or loss.  Consequently, if any such gain is subject to withholding tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to applicable conditions and limitations) against tax due on other income treated as derived from foreign sources.  Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes paid during the taxable year.  U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the New Securities.

Specified Foreign Financial Assets.  Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include New Securities issued in certificated form) that are not held in accounts maintained by financial institutions.  Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals.  Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria.  U.S. holders who fail to report the required information could be subject to substantial penalties.  In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.   Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the New Securities , including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the New Securities made to, and the proceeds of dispositions of New Securities effected by, certain U.S. holders.  In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments.  Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding.  The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.  Holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of New Securities, including requirements related to the holding of certain specified foreign financial assets.

PLAN OF DISTRIBUTION

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act and other applicable (European) prospectus legislation in connection with any resale of the New Securities received in exchange for Old Securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Securities received in exchange for Old Securities where the broker-dealer acquired the Old Securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale.

Neither Suzano Austria nor Suzano will receive any proceeds from any sale of New Securities by broker-dealers. New Securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the Old Securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offers, each broker-dealer that receives New Securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC.  By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

The New Securities are new issues of securities with no established trading market.  Suzano Austria intends to apply to have the New Securities approved for listing on the NYSE.  We cannot assure you that the application will be accepted or that an active market for the New Securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

ENFORCEMENT OF JUDGMENTS

Brazil

The Issuer is a company with limited liability (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria, and the Guarantor is a corporation (sociedade por ações) incorporated under the laws of Brazil. All, or substantially all, of our directors and officers and certain advisors named herein reside outside the United States. As a result, it may not be possible, or it may be difficult, for you to effect service of process upon us or these other persons within the United States, or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

In the terms and conditions of the New Securities, we will (1) agree that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, the City of New York, will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the New Securities and, for such purposes, irrevocably submit to the jurisdiction of such courts and (2) name an agent for service of process in the Borough of Manhattan, the City of New York.

We have been advised by our internal Brazilian general counsel that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised us that a judgment obtained outside Brazil against us, the Issuer or the persons described above would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, provided that such judgment has been previously recognized by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça), or “STJ”. In order to be recognized by the STJ, a foreign judgment must meet the following conditions:

•                  it must comply with all formalities necessary for its enforcement under the laws of the jurisdiction where it was rendered;

•                  it must have been issued by a competent court after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence (revelia) has been given, in accordance with applicable law;

•                  it must be final and therefore not be subject to appeal;

•                  it must be effective under the laws of the country where the foreign judgment is granted;

•                  it must not be contrary to Brazilian national sovereignty, or public policy or good morals or violate human dignity;

•                  it must not violate a final and unappealable decision issued by a Brazilian court;

•                  it must not violate the exclusive jurisdiction of the Brazilian courts; and

•                  it must be (i) duly authenticated by a Brazilian consulate in the United States or (ii) if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, and, in either case, must be accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

The recognition process may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that recognition would be obtained, that the recognition process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the federal securities laws of the United States.

We have also been advised that:

•                  original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce such liabilities in such actions against Suzano or its directors and officers thereof and certain advisors named herein, provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, national sovereignty or equitable principles and provided further that Brazilian courts can assert jurisdiction over such actions (although pursuant to our bylaws disputes between us and our shareholders are required to be resolved through arbitration, this mandatory arbitration requirement does not apply to actions against us, whether by holders of our shares or of our ADSs, that are not predicated on Brazilian laws); and

•                  the ability of a creditor to satisfy a judgment by attaching certain assets of Suzano or its directors and officers and certain advisors named herein is limited by provisions of Brazilian law, given that assets are located in Brazil.

A plaintiff (whether Brazilian or non-Brazilian) who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil and who does not own real estate property in Brazil must provide a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of payments under the New Securities and the New Securities Guarantees. The bond must have a value sufficient to satisfy the payment of court fees and defendant’s attorney fees, as determined by a Brazilian judge. This requirement does not apply (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits, which is not the case of the New Securities or the New Securities Guarantees), in the case of enforcement of foreign judgments that have been duly recognized by the STJ; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). Notwithstanding the foregoing, we cannot assure you that recognition of any judgment will be obtained, that the process described above can be conducted in a timely manner, or that Brazilian courts will enforce a judgment for violation of the federal securities laws of the United States with respect to the New Securities.

In addition, if proceedings were brought in the courts of Brazil seeking to enforce the obligations of the Guarantor under the New Securities, it would not be required to discharge its obligations in a currency other than reais. Under Brazilian exchange control limitations, an obligation to pay amounts denominated in a currency other than Brazilian currency, which is payable in Brazil, may only be satisfied in Brazilian currency at the exchange rate prevailing on the market on the date of payment, as published by the Brazilian Central Bank (Banco Central do Brasil), or Central Bank. Accordingly, if the Guarantor were to be declared bankrupt, all of its credits denominated in foreign currencies would be converted into reais at the prevailing rate on the date of the declaration. We cannot assure that such rate of exchange will afford full compensation of the amount invested in the New Securities plus any accrued interest.

Austria

The United States and Austria do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for payment of money rendered by the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, the City of New York, based on civil liability, whether or not predicated solely upon U.S. federal securities laws, or any other court in the United States may not be enforceable, either in whole or in part, in Austria.

However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in Austria, such party may submit to the Austrian court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States against the Issuer or its managing directors will be regarded by an Austrian court only as evidence of the outcome of the dispute to which such judgment relates, and an Austrian court may choose to re-hear the dispute. In addition, awards of punitive damages in actions brought in the United States or elsewhere are unenforceable in Austria.

LIMITATIONS BY AUSTRIAN CAPITAL MAINTENANCE RULES AND CERTAIN AUSTRIAN INSOLVENCY LAW CONSIDERATIONS

Austrian Capital Maintenance Rules

The issue and sale of the New Securities may be subject to Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian corporate law, in particular Section 82 of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung), or “GmbHG”, as the Issuer used the net proceeds from the sale of the 2029 Old Notes Securities by the Issuer for general corporate purposes, including to finance the merger of Fibria into Suzano and pay related fees and expenses, and from the sale of the 2030 Old Notes for the repayment of the Issuer’s and Suzano’s indebtedness. Such Old Securities are offered to be exchanged into the New Securities in a way that the Issuer’s obligations under the Old Securities will be replaced by obligations under the New Securities. The Old Securities surrendered and exchanged for New Securities will be retired and canceled. The terms of the New Securities to be issued are identical to the Old Securities issued by Suzano Austria, except for terms with respect to additional interest payments, registration rights and legends reflecting transfer restrictions. The Issuer will not receive any proceeds from the exchange offers.

The GmbHG prohibits an Austrian limited liability company from returning equity to its shareholders (Verbot der Einlagenrückgewähr) in circumstances other than as a distribution of balance sheet profits (if, to the extent and as long as available for distribution under Austrian law), by a reduction of share capital or as liquidation surplus on liquidation of that corporation. The provisions on the prohibition to repay capital also cover benefits granted by an Austrian limited liability company to its direct or indirect shareholders or other members of the group of companies (side-stream or up-stream) where no “adequate consideration” is received in return or no special corporate benefit of the company from such transaction exists. An adequate consideration must, as a minimum standard, not be less than a comparable consideration, which would have been received by an unrelated third party granting such benefit. Any agreement between an Austrian limited liability company and its shareholder and/or any third party granting an advantage to the shareholder which would not, or not in the same way, have been granted for the benefit of an unrelated third party or which does not provide for a special corporate benefit of the company is void and may not be entered into by such company.

Austrian courts have broadly interpreted the mandatory principle of Austrian law prohibiting the return of equity from a limited liability company to its shareholder. The prohibition also encompasses cases where a limited liability company incurs indebtedness for the benefit of its direct or indirect shareholder (or for the benefit of another member of the group controlled by its direct or indirect shareholder) without an adequate consideration or a special corporate benefit for the company and in cases where doubts exist towards the reliability and solvency of the borrower (i.e. the shareholder) which could give reason to believe that potential recourse claims against the shareholder might fail.

Accordingly, net proceeds from the issue and sale of the 2029 Old Notes used for general corporate purposes, including to finance the merger of Fibria into Suzano and pay related fees and expenses, and from the sale of the 2030 Old Notes used for the repayment of indebtedness of entities other than the Issuer have to be assessed on the basis of such limitations imposed by Austrian law, even if they are exchanged into New Securities.

Although third parties are not normally addressees of the prohibition to return equity, any transaction contravening Austrian capital maintenance rules would nevertheless be regarded void vis-à-vis the third party if such third party knew or should have known that such transaction was processed in violation of the grantor’s capital maintenance obligations. Details of the principle of forbidden return of equity to the shareholder are, however, highly controversial. Moreover, Austrian capital maintenance rules are subject to ongoing court decisions, which are generally made on a case-by-case basis in light of the specific facts of the relevant case, and it cannot be ruled out that future court rulings may not further limit the access of creditors and/or shareholders to assets of subsidiaries constituted in the form of a corporation.

Austrian Insolvency Law

The Issuer is incorporated under the laws of Austria; thus, a rebuttable presumption exists that such entity also has its respective “center of main interests” in Austria. In the event of an insolvency of a company having its

“center of main interests” in Austria, insolvency proceedings may be initiated in Austria. Such proceedings will be governed by Austrian law (for example, if the “center of main interests” of such company is within Austria or if such company has an “establishment” in the territory of Austria or, where the E.U. Insolvency Regulation (Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings) does not apply, if such company has assets in Austria). Under certain circumstances, insolvency proceedings may also be opened in Austria in accordance with Austrian law with respect to the assets of companies that are not organized under Austrian law.

The following is a brief description of certain aspects of Austrian insolvency law. The law relating to insolvency is regulated by the Austrian Insolvency Act (Insolvenzordnung) (the “AIA”).

Insolvency proceedings (Insolvenzverfahren) are opened by a court in the event that the debtor is insolvent (zahlungsunfähig) (i.e., unable to pay its debts as and when they fall due) or over-indebted within the meaning of the AIA (überschuldet) (i.e., its liabilities exceed the value of its assets in combination with a negative prognosis on its ability to continue as a going concern (negative Fortbestehensprognose)). Under Austrian law, insolvency proceedings may be initiated either by the (insolvent) company or a creditor by filing an application to that effect with a court of competent jurisdiction. If insolvency proceedings are initiated upon a creditor’s request, such creditor will have to show that the debtor is insolvent or over-indebted. In the event that the debtor is at imminent risk of being unable to pay its debts as and when they fall due (drohende Zahlungsunfähigkeit), insolvency proceedings may be initiated only upon the debtor’s request.

If the debtor has submitted, together with its application requesting the opening of insolvency proceedings, an application for the commencement of restructuring proceedings (Sanierungsverfahren), the court may order the opening of either (i) insolvency proceedings or (ii) restructuring proceedings. The legal provisions regulating restructuring proceedings do not apply to insolvency proceedings.

If it is the debtor that has applied for the initiation of insolvency proceedings and has submitted to the court a restructuring plan (Sanierungsplan) that offers a recovery rate of at least 20% payable to the unsecured creditors over a maximum period of two years, any proceedings so initiated by the court will be in the form of restructuring proceedings. A debtor may also submit a restructuring plan in the course of insolvency proceedings that are already in progress whereupon such proceedings will continue as restructuring proceedings. For the debtor’s restructuring plan to be approved by the court it must meet certain criteria specified by law.

The purpose of a restructuring plan is to enable a debtor to be released from a portion of its debts (not to exceed 80% of the aggregate amount thereof) and to continue its business operations. A restructuring plan has to be approved by a “qualified majority” of the debtor’s unsecured creditors. A “qualified majority” refers to a majority of the debtor’s unsecured creditors present at the respective court hearing, provided that such majority represents more than 50% of the aggregate amount of all claims of the unsecured creditors being present at such hearing. Once the debtor has complied with the terms of a restructuring plan that was duly approved by the creditors and confirmed by the court, it will be released from its remaining outstanding unsecured debts. Unsecured creditors whose claims under the restructuring plan have not been satisfied in accordance with the plan’s terms may enforce their individual claims against the debtor, in which case the restructuring proceedings will be continued as insolvency proceedings.

If the restructuring proceedings have been initiated and the debtor has submitted a restructuring plan that offers a recovery rate of at least 30% to the unsecured creditors over a maximum two-year period after the approval of such restructuring plan, the debtor qualifies for self-administration (Sanierungsverfahren mit Eigenverwaltung).

Unless the debtor qualifies for self-administration, it is not allowed as of the date of the opening of the insolvency or the restructuring proceedings, as the case may be, to dispose of the assets belonging to the insolvency estate (Insolvenzmasse). The opening of insolvency proceedings takes effect on the day following the publication of the court’s order opening such proceedings in the official online database of Austrian insolvencies (www.edikte.justiz.gv.at). After the opening of insolvency proceedings, transactions of the debtor with respect to assets belonging to the insolvency estate have no effect against the creditors of the insolvency estate.

Upon its decision to open the insolvency proceedings, the court will appoint an insolvency administrator (Insolvenzverwalter) and may, depending on the nature and the size of the debtor’s business (either ex officio or upon the request of the creditors’ meeting (Gläubigerversammlung)), appoint a creditors’ committee (Gläubigerausschuss) charged with monitoring and assisting the insolvency administrator in the discharge of its duties. After the opening of insolvency proceedings (and unless the debtor qualifies for self-administration), only the insolvency administrator is entitled to act on behalf of the insolvency estate.

Under Austrian law, an insolvency administrator’s role is to continue the debtor’s business with a view to enabling a potential reorganization of such business either by implementing the debtor’s restructuring plan or by a sale of the debtor’s assets. If neither a restructuring plan nor a sale of the debtor’s business is possible, the insolvency administrator will discontinue the debtor’s business operations. As a result of the ensuing insolvency proceedings, the debtor’s assets will be liquidated and the proceeds realized thereby will be distributed to the debtor’s creditors, with the debtor remaining liable for any portion of its debts not satisfied by such proceeds.

If the debtor qualifies for self-administration, the court will proceed with the appointment of a restructuring administrator (Sanierungsverwalter) to monitor the activities of the debtor. In such case, certain transactions are either subject to the restructuring administrator’s approval or may be performed only by the restructuring administrator.

Creditors (Insolvenzgläubiger) wishing to assert their claims against the debtor must participate in the insolvency proceedings and file their claim with the competent court within the time period set out in the court order opening the insolvency proceedings. At the respective examination hearing (Prüfungstagsatzung), the insolvency administrator has to declare whether it acknowledges or contests each of the claims filed with the court. If the insolvency administrator acknowledges a creditor’s claim, such creditor will be entitled to participate in the insolvency proceedings and the pro rata distribution to unsecured creditors that will follow. If a creditor’s claim is contested by the insolvency administrator, the creditor will have to seek enforcement of its claim in civil proceedings and only then participate in the insolvency proceedings.

Claims of unsecured creditors which were created before the opening of the insolvency proceedings rank pari passu among themselves. Certain claims which lawfully arose against the insolvency estate after the opening of the insolvency proceedings (privileged claims (Masseforderungen)) enjoy priority in insolvency proceedings. This includes all taxes, fees, tariffs, social security contributions and any other public assessment concerning the insolvency estate if and to the extent that the facts and circumstances triggering any such obligation are established during the insolvency proceeding.

Claims which are secured by collateral, such as a mortgage, a pledge over bank accounts or shares, an assignment of receivables for security purposes or a security transfer of moveable assets (preferential claims (Absonderungsrechte)), are entitled to preferential payment in the distribution of the proceeds resulting from the realization of the charged asset. Creditors who have a right to preferential treatment may participate in the pro rata distribution to the unsecured creditors only to the extent that the proceeds from the realization of the assets charged to them did not cover their claims or if they have waived their right to preferential treatment. Secured creditors do not have a voting right with respect to the approval of the restructuring plan to the extent their claim is covered by security. Claims relating to the payment of taxes, social security contributions and employee compensation are not, as such, privileged or preferential claims under Austrian law.

The costs of the insolvency proceedings and certain liabilities accrued during such proceedings constitute privileged claims (Masseforderungen) and rank senior to all other insolvency claims (Insolvenzforderungen). Claims of creditors with a right of segregation of assets (Aussonderungsberechtigte), such as creditors with a retention of title or trustees, remain unaffected by the opening of insolvency proceedings.

Once insolvency proceedings have been opened it is no longer possible to obtain an execution lien with respect to assets belonging to the insolvency estate. All execution proceedings against the debtor are subject to an automatic stay during the duration of the insolvency proceeding (Vollstreckungssperre). Execution liens obtained within the last 60 days prior to the opening of insolvency proceedings expire upon the opening of such insolvency proceedings.

An Austrian court may appoint a trustee (Kurator) for the New Securities to exercise the rights and represent the interests of holders of the New Securities on their behalf in which case the ability of holders of the New Securities to pursue their rights under the New Securities individually may be significantly limited.  Pursuant to the Austrian New Securities Trustee Act (Kuratorengesetz), a trustee may be appointed upon the request of any interested party (e.g. a holder of the New Securities) or upon the initiative of the competent court, for the purposes of representing the common interests of the holders in matters concerning their collective rights.  In particular, this may occur if insolvency proceedings are initiated against the Issuer, in connection with any amendments to the terms and conditions of the New Securities or changes relating to the Issuer, or under other similar circumstances, including also restructuring scenarios.  If a trustee is appointed, the trustee will exercise the collective rights and represent the interests of all of the holders of the New Securities and will be entitled to make statements on their behalf which shall be binding on all holders.  Where a trustee represents the interests and exercises the rights of holders, this may conflict with or otherwise adversely affect the interests of individual or all holders. Investors should note that a trustee will not be subject to any instructions given by single holders of New Securities or the holders’ meeting and that the trustee is obliged to act in the best interest of all holders, not taking into account particular interests of certain holders or groups of holders.

VALIDITY OF SECURITIES

Weber Rechtsanwälte GmbH & Co KG, special Austrian counsel for Suzano Austria, will pass upon the validity of the New Securities and the Indentures for Suzano Austria as to certain matters of Austrian law.  Mr. Pablo Machado, Suzano’s general counsel, will pass upon, for Suzano Austria and Suzano, certain matters of Brazilian law relating to the New Securities, the Indentures and the Guarantees. The validity of the New Securities, the Indentures and the Guarantees will be passed upon for Suzano Austria and Suzano by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.

EXPERTS

The consolidated financial statements of Suzano S.A. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018, incorporated herein by reference to Suzano’s 2018 Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Suzano S.A. for the year ended December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Fibria S.A. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2018 of Fibria, incorporated herein by reference to the Fibria’s submission on Form 6-K furnished to the SEC on February 22, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ISSUER

Suzano Austria GmbH

Fleischmarkt 1

1010 Vienna

Austria

GUARANTOR

Suzano S.A.

Avenida Brigadeiro Faria Lima, 1355, 8º andar

São Paulo, SP 01452-919

Brazil

INDENTURE TRUSTEE, REGISTRAR, PRINCIPAL PAYING AND TRANSFER AGENT

Deutsche Bank Trust Company Americas

60 Wall Street - 24th floor

Mailstop NYC60-2407

New York NY 10005

EXCHANGE AGENT
Deutsche Bank Trust Company Americas

60 Wall Street - 24th floor

Mailstop NYC60-2407

New York NY 10005

LEGAL ADVISORS

To the Issuer and Guarantor as to

U.S. Federal and New York Law:	Austrian Law:
Cleary Gottlieb Steen & Hamilton LLP	Weber Rechtsanwälte GmbH & Co KG
One Liberty Plaza	Rathausplatz 4
New York, New York 10006	1010 Vienna
United States of America	Austria

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                          Indemnification of Directors and Officers

Neither the laws of Brazil nor the bylaws of Suzano provide for indemnification of any controlling persons, directors or officers of Suzano. However, Suzano’s directors and officers benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the New Securities.

Neither Suzano Austria’s articles of association nor the laws of Austria provide for indemnification of directors or officers.

Item 21.                          Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Amended Bylaws of Suzano S.A., dated as of April 1, 2019.

4.1

Registration Rights Agreement, dated as of September 20, 2018, among Suzano Austria GmbH, Suzano S.A. (formerly Suzano Papel e Celulose S.A.), BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Rabo Securities USA, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.2

Registration Rights Agreement, dated as of May 29, 2019, among Suzano Austria GmbH, Suzano S.A., BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Rabo Securities USA, Inc. and Scotia Capital (USA) Inc.

4.3

Indenture, dated September 20, 2018, among Suzano Austria GmbH, Suzano S.A. and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% Senior Notes due 2029 (including Form of 6.000% Senior Notes due 2029 (2029 Old Notes) attached as an exhibit thereto).

4.4	Supplemental Indenture, dated as of February 5, 2019, among Suzano Austria GmbH, Suzano S.A. and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% Senior Notes due 2029.

4.5

Indenture, dated May 29, 2019, among Suzano Austria GmbH, Suzano S.A. and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% Senior Notes due 2030 (including Form of 5.000% Senior Notes due 2030 (2030 Old Notes) attached as an exhibit thereto).

4.6	Form of Second Supplemental Indenture for 6.000% Senior Notes due 2029 (including Form of 6.000% Senior Notes due 2029 (2029 New Notes) attached as an exhibit thereto).

4.7	Form of Supplemental Indenture for 5.000% Senior Notes due 2030 (including Form of 6.000% Senior Notes due 2029 (2029 New Notes) attached as an exhibit thereto).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Suzano Austria GmbH and Suzano S.A.

5.2	Opinion of Mr. Pablo Machado, General Counsel of Suzano S.A.

5.3	Opinion of Weber Rechtsanwälte GmbH & Co KG, special Austrian counsel to Suzano Austria GmbH.

21.1	List of Subsidiaries of Suzano S.A.

23.1	Consent of KPMG Auditores Independentes.

23.2	Consent of Pricewaterhousecoopers Auditores Independentes.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Mr. Pablo Machado, Suzano S.A.’s general counsel (included in Exhibit 5.2).

23.5	Consent of Weber Rechtsanwälte GmbH & Co KG (included as Exhibit 5.3).

24.1	Powers of Attorney (included in the signature pages of this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c) Not applicable.

Item 22.                          Undertakings

(a) The undersigned registrants hereby undertake:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)          To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Suzano pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              In the case of Suzano, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that Suzano includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Suzano pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

5.              That, for the purpose of determining liability under the Securities Act to any purchaser

(i)                   Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.              That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7.              That, for purposes of determining any liability under the Securities Act, each filing of Suzano’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.              (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

10.       To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES OF SUZANO S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on June 24, 2019.

SUZANO S.A.

By:	/s/ Walter Schalka
Name: Walter Schalka
Title: Chief Executive Officer

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Chief Financial and Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Walter Schalka, Marcelo Feriozzi Bacci and Pablo F. Gimenez Machado, jointly and severally (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Suzano S.A. on June 24, 2019.

Signature	Title	Date

/s/ Walter Schalka	Chief Executive Officer	June 24, 2019
Walter Schalka

/s/ Marcelo Feriozzi Bacci	Chief Financial and Investor Relations Officer	June 24, 2019
Marcelo Feriozzi Bacci

/s/ Arvelino Cassaro	Principal accounting officer	June 24, 2019
Arvelino Cassaro

/s/ David Feffer	President of Board of Directors	June 24, 2019
David Feffer

/s/ Claudio Thomaz Lobo Sonder	Vice-President of Board of Directors	June 24, 2019
Claudio Thomaz Lobo Sonder

/s/ David Feffer	Vice-President of Board of Directors	June 24, 2019
Daniel Feffer

/s/ Jorge Feffer	Member of Board of Directors	June 24, 2019
Jorge Feffer

/s/ Ana Paula Pessoa	Member of Board of Directors	June 24, 2019
Ana Paula Pessoa

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF SUZANO S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Suzano S.A., has signed this registration statement or amendment thereto, as the case may be, in São Paulo, Brazil., on June 24, 2019.

Signature		Title

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE PAGE OF SUZANO AUSTRIA GMBH

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on June 24, 2019.

SUZANO AUSTRIA GMBH

By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Managing Director

By:	/s/ Carlos Aníbal de Almeida Junior
Name: Carlos Aníbal de Almeida Junior
Title: Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter Schalka, Marcelo Feriozzi Bacci and Pablo F. Gimenez Machado his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on June 24, 2019, in respect of Suzano Austria GmbH.

Signature		Title

/s/ Marcelo Feriozzi Bacci
Marcelo Feriozzi Bacci		Managing Director

/s/ Carlos Anibal de Almeida Junior
Carlos Aníbal de Almeida Junior		Managing Director

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF SUZANO AUSTRIA GMBH

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative of Suzano Austria GmbH, has signed this registration statement in the City of São Paulo, Brazil, on June 24, 2019.

Signature		Title

Suzano Pulp and Paper America, Inc.		Authorized Representative in the United States

By:	/s/ Walter Schalka
Name:	Walter Schalka
Title:	Director

By:	/s/ Marcelo Feriozzi Bacci
Name:	Marcelo Feriozzi Bacci
Title:	Director